Exhibit 99.1

EXECUTION VERSION

AGREEMENT AND PLAN OF AMALGAMATION

by and among:

PALMSOURCE, INC.,

a Delaware corporation;

CUBS ACQUISITION SUB LLC,

a Delaware limited liability company;

CHINA MOBILESOFT LTD.,

a company incorporated under the laws of Bermuda;

MOBILESOFT TECHNOLOGY (NANJING) CORPORATION, LTD.,

a company incorporated under the laws of the People’s Republic of China;

ONE DEGREE CAPITAL CORP.,

a company organized under the laws of British Columbia, Canada,

as the Shareholder Representative;

JIPING WANG,

an individual; and

DR. JOHN OSTREM,

an individual.

Dated as of December 8, 2004

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TABLE OF CONTENTS

EXHIBITS

Exhibit A	Escrow Agreement
Exhibit B	Employment Agreement
Exhibit C	Noncompetition and Nonsolicitation Agreement
Exhibit D-1	Lock Up Agreement
Exhibit D-2	Lock Up and Retention Agreement (Founders)
Exhibit D-3	Terms of Inducement Agreements
Exhibit E	Voting Agreement
Exhibit F-1	Shareholders Letters (U.S. Holders)
Exhibit F-2	Shareholders Letters (Non-U.S. Holders)
Exhibit G	FIRPTA Notification Letter

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AGREEMENT AND PLAN OF AMALGAMATION

This Agreement and Plan of Amalgamation (“Agreement”) is made and entered into as of December 8, 2004 by and among PalmSource, Inc., a Delaware corporation (“Purchaser”), Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Amalgamation Sub”), China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of the People’s Republic of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a company organized under the laws of British Columbia, Canada (the “Shareholder Representative”), solely for purposes of being and in its capacity as the Shareholder Representative; Jiping Wang, an individual, and Dr. John Ostrem, an individual (together with Jiping Wang, the “Founders”). Capitalized terms shall have the meanings set forth in Article I.

RECITALS

WHEREAS, the Boards of Directors of the Company, the Operating Company, Purchaser and Amalgamation Sub have each determined that the Amalgamation is advisable, fair and in the best interests of their respective stockholders and approved the Amalgamation on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the combination of the Company and Purchaser shall be effected by the terms of this Agreement through a transaction in which Amalgamation Sub shall be amalgamated with the Company in accordance with the provisions of the DLLCA, the Companies Act and this Agreement pursuant to which the Company shall become a wholly owned subsidiary of Purchaser, the shareholders of the Company shall become stockholders of Purchaser and the outstanding rights to acquire equity of the Company shall become rights to acquire Purchaser Common Stock;

WHEREAS, the Boards of Directors of the Company and Purchaser intend that the transaction be a tax-free reorganization for U.S. federal income tax purposes under Section 368(a) of the Code;

WHEREAS, at the time of the effectiveness of the combination described above, the outstanding Company Common Shares (as calculated pursuant to Section 2.3(a)(ii) of this Agreement) shall be converted into shares of Purchaser Common Stock to be issued at Closing;

WHEREAS, certain employees of the Company and the Operating Company have entered into employment agreements, and certain shareholders of the Company have entered into non-competition agreements, with Purchaser and the Company, effective upon consummation of the Amalgamation, as an inducement to Purchaser to enter into this Agreement; and

WHEREAS, the Designated Shareholders have entered into irrevocable proxy and voting agreements, pursuant to which such shareholders have agreed to vote in favor of the Amalgamation and the other transactions contemplated by this Agreement, as an inducement to Purchaser to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, the Operating Company, Purchaser, Amalgamation Sub, the Shareholder Representative and the Founders hereby agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context otherwise requires:

1.1 Acquisition Proposal. “Acquisition Proposal” shall have the meaning set forth in Section 5.4 of this Agreement.

1.2 Affiliates. “Affiliates” of any party to the Agreement shall be persons that directly or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, such party.

1.3 Agreement. “Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.4 Amalgamated Company. “Amalgamated Company” shall have the meaning set forth in Section 2.1(a) of this Agreement.

1.5 Amalgamation. “Amalgamation” shall have the meaning set forth in Section 2.1(a) of this Agreement.

1.6 Amalgamation Consideration. “Amalgamation Consideration” shall have the meaning set forth in Section 2.3(a) of this Agreement.

1.7 Amalgamation Shares. “Amalgamation Shares” shall mean the Closing Amalgamation Shares.

1.8 Amalgamation Sub. “Amalgamation Sub” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.9 Assets. “Assets” shall have the meaning set forth in Section 3.15 of this Agreement.

1.10 Authorizations. “Authorizations” shall have the meaning set forth in Section 3.8(b) of this Agreement.

1.11 Balance Sheet Date. “Balance Sheet Date” shall mean October 31, 2004.

1.12 Bye-laws. “Bye-Laws” shall mean the Bye-laws of the Company as in effect as of the date hereof.

1.13 Certificates. “Certificates” shall have the meaning set forth in Section 2.5(b) of this Agreement.

1.14 Closing. “Closing” shall mean the delivery by the parties hereto of the various documents contemplated by this Agreement or otherwise required in order to consummate the Amalgamation.

1.15 Closing Amalgamation Shares. “Closing Amalgamation Shares” shall have the meaning set forth in Section 2.3(a)(ii) of this Agreement.

1.16 Closing Date. “Closing Date” shall have the meaning set forth in Section 2.2 of this Agreement.

1.17 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.18 Companies Act. “Companies Act” shall mean the Bermuda Companies Act of 1981, as amended.

1.19 Company. “Company” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.20 Company Common Shares. “Company Common Shares” shall mean the common shares, $0.01 par value per share, of the Company.

1.21 Company Entity. “Company Entity” shall have the meaning set forth in Section 3.1(d) of this Agreement.

1.22 Company Financial Statements. “Company Financial Statements” shall have the meaning set forth in Section 3.5(a) of this Agreement.

1.23 Company Indemnified Parties. “Company Indemnified Parties” shall have the meaning set forth in Section 6.20 of this Agreement.

1.24 Company IP. “Company IP” shall have the meaning set forth in Section 3.7(a)(iv) of this Agreement.

1.25 Company IP Contract. “Company IP Contract” shall have the meaning set forth in Section 3.7(a)(v) of this Agreement.

1.26 Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect that (a) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of the Company Entities taken as a whole or (b) does, or would be reasonably likely to, prevent the Company or the Operating Company from consummating the transactions contemplated by this Agreement or any agreement contemplated hereby, other than (in the case of both clauses (a) and (b) above) (i) reductions of cash balances of the Company Entities to fund through the Closing Date their operations, (ii) any effect arising from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this

Agreement, (iii) any effect arising from the Convertible Promissory Note or the enforcement of either party’s rights thereunder (it being understood that an effect relating directly to the operations of a Company Entity that results from or occurs or exists separately from the Convertible Promissory Note or the enforcement of either party’s rights thereunder shall not be precluded from being a Company Material Adverse Effect), (iv) any economic, political or industry condition or effect that affects the economy in general or affects any Company Entity’s industry on an industry-wide basis, and in each case not specifically or uniquely relating to such Company Entity or (v) the effect of any changes in Laws and Regulations or accounting rules.

1.27 Company Option. “Company Option” shall have the meaning set forth in Section 2.7(a) of this Agreement.

1.28 Company Product. “Company Product” shall have the meaning set forth in Section 3.7(f) of this Agreement.

1.29 Company Shareholders Meeting. “Company Shareholders Meeting” shall have the meaning set forth in Section 6.2 of this Agreement.

1.30 Company Stock Option Plan. “Company Stock Option Plan” shall have the meaning set forth in Section 2.7(a) of this Agreement.

1.31 Confidentiality Agreement. “Confidentiality Agreement” shall mean the agreement between Purchaser and the Company, dated August 10, 2004.

1.32 Contract. “Contract” shall mean any written or binding oral agreement, contract, subcontract, lease, understanding, instrument, note or legally binding commitment or undertaking.

1.33 Convertible Promissory Note. “Convertible Promissory Note” shall mean that certain Convertible Promissory Note dated September 29, 2004 by and between Purchaser and the Company.

1.34 Designated Employees. “Designated Employees” shall mean the following employees of the Company or the Operating Company, each of whom shall be a “Designated Employee”: Jiping Wang, John Ostrem, Madeline Duva and George Gao.

1.35 Designated Individuals. “Designated Individuals” shall have the meaning set forth in Section 3.7(a)(vi) of this Agreement.

1.36 Designated Shareholders. “Designated Shareholders” shall mean the shareholders of the Company listed on Schedule 1.

1.37 DLLCA. “DLLCA” shall mean the Delaware Limited Liability Company Act, as amended.

1.38 Disclosure Schedule. “Disclosure Schedule” shall have the meaning set forth in Article III of this Agreement.

1.39 Dissenting Shareholder. “Dissenting Shareholder” shall have the meaning set forth in Section 2.6 of this Agreement.

1.40 Dissenting Shares. “Dissenting Shares” shall have the meaning set forth in Section 2.6 of this Agreement.

1.41 Dormant Subsidiary. “Dormant Subsidiary” shall have the meaning set forth in Section 3.1(c) of this Agreement.

1.42 Effective Time. “Effective Time” shall have the meaning set forth in Section 2.1(b) of this Agreement.

1.43 Effectiveness Period. “Effectiveness Period” shall have the meaning set forth in Section 6.6(c) of this Agreement.

1.44 Employee Plans. “Employee Plans” shall mean any pension or other retirement benefit, profit sharing, insurance coverage, severance benefit, disability benefit, salary continuation, unemployment benefit, vacation, deferred compensation, bonus, stock option, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation plans or agreements, including, without limitation, any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), maintained by any Company Entity for the benefit of any current or former employee, director or consultant of any Company Entity or to which any Company Entity has any liability, contingent or otherwise.

1.45 Employment Agreement. “Employment Agreement” shall have the meaning set forth in Section 6.8 of this Agreement.

1.46 Environmental Laws. “Environmental Laws” shall have the meaning set forth in Section 3.9 of this Agreement.

1.47 ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.48 Escrow Agent. “Escrow Agent” shall mean Wells Fargo Bank, National Association, or another third person mutually satisfactory to Purchaser and the Shareholder Representative.

1.49 Escrow Agreement. “Escrow Agreement” shall mean the Agreement relating to an escrow of certain shares of Purchaser Common Stock pursuant to Section 2.4 of this Agreement, in the form attached to this Agreement as Exhibit A.

1.50 Escrow Fund. “Escrow Fund” shall have the meaning set forth in Section 2.4(a) of this Agreement.

1.51 Escrow Shares. “Escrow Shares” shall have the meaning set forth in Section 2.4(a) of this Agreement.

1.52 Escrow Share Price. “Escrow Share Price” shall have the meaning set forth in Section 9.2(b) of this Agreement.

1.53 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.54 Exchange Agent. “Exchange Agent” shall have the meaning set forth in Section 2.5(a) of this Agreement.

1.55 Exchange Ratio. “Exchange Ratio” shall have the meaning set forth in Section 2.3(a)(ii) of this Agreement.

1.56 Expiration Date. “Expiration Date” shall have the meaning set forth in Section 2.4(a) of this Agreement.

1.57 FIRPTA. “FIRPTA” shall mean the Foreign Investment Real Property Tax Act of 1980, as amended.

1.58 Founders. “Founders” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.59 GAAP. “GAAP” shall mean generally accepted accounting principles in the United States applied consistently with past practices.

1.60 Governmental Entity. “Governmental Entity” shall mean any government, municipality or political subdivision thereof, whether federal, state, local, provincial, municipal or foreign, or any governmental or quasi-governmental agency or regulatory agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

1.61 Governmental Order. “Governmental Order” shall mean any order, consent, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

1.62 Greater China. “Greater China” shall mean the People’s Republic of China and Taiwan.

1.63 Holder Indemnitees. “Holder Indemnitees” shall have the meaning set forth in Section 9.3 of this Agreement.

1.64 Holders. “Holders” shall mean holders of Shares immediately prior to the Effective Time.

1.65 Indemnified Party. “Indemnified Party” shall have the meaning set forth in Section 9.6 of this Agreement.

1.66 Indemnifying Party. “Indemnifying Party” shall have the meaning set forth in Section 9.6 of this Agreement.

1.67 Insurance Policies. “Insurance Policies” shall have the meaning set forth in Section 3.16 of this Agreement.

1.68 Inducement Agreements. “Inducement Agreements” shall mean the Inducement Agreements entered into with the employees of the Operating Company on substantially the Terms for the Inducement Agreements.

1.69 Intellectual Property. “Intellectual Property” shall have the meaning set forth in Section 3.7(a)(i) of this Agreement.

1.70 Intellectual Property Rights. “Intellectual Property Rights” shall have the meaning set forth in Section 3.7(a)(ii) of this Agreement.

1.71 Key Employees. “Key Employees” shall mean those employees of the Company Entities who are identified on Section 1.71 of the Disclosure Schedule.

1.72 Laws and Regulations. “Laws and Regulations” shall mean all laws, statutes, codes, rules, regulations and ordinances of all Governmental Entities and all Governmental Orders.

1.73 Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

1.74 Lien. “Lien” shall mean any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other transfer restrictions, except for any restrictions on transfer generally arising under any applicable securities Laws and Regulations.

1.75 Lock Up Agreements. “Lock Up Agreements” shall mean the Lock Up Agreements described in Section 6.12(a) of this Agreement.

1.76 Lock Up and Retention Agreements. “Lock Up and Retention Agreements” shall mean the Lock Up and Retention Agreements described in Section 6.12(a) of this Agreement.

1.77 Loss. “Loss” shall have the meaning set forth in Section 9.2(a) of this Agreement.

1.78 Material Contracts. “Material Contracts” shall have the meaning set forth in Section 3.10(a) of this Agreement.

1.79 Memorandum of Association. “Memorandum of Association” shall mean the Memorandum of Association of the Company as in effect as of the date hereof.

1.80 Milner Agreement. “Milner Agreement” shall mean the Milner Agreement described in Section 2.7(c) of this Agreement.

1.81 Noncompetition and Nonsolicitation Agreements. “Noncompetition and Nonsolicitation Agreements” shall mean the Noncompetition and Nonsolicitation Agreements described in Section 6.8 of this Agreement.

1.82 Operating Company. “Operating Company” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.83 Operating Company Legal Representative. “Operating Company Legal Representative” shall mean the chairman of the Operating Company’s board of directors, who acts on behalf of the Operating Company in accordance with the Articles of Association of the Operating Company.

1.84 Permitted Liens. “Permitted Liens” shall mean any Lien consisting of (a) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common Laws and Regulations or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty, (b) encumbrances for Taxes and other assessments or governmental charges or levies not yet due or payable and (c) any other Liens that individually or in the aggregate are not material to the Company and its Subsidiaries, taken as a whole.

1.85 Person. “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust, Governmental Entity or other entity or organization.

1.86 Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 5.1 of this Agreement.

1.87 Purchaser. “Purchaser” shall have the meaning set forth in the introductory paragraph to this Agreement.

1.88 Purchaser Common Stock. “Purchaser Common Stock” shall mean the common stock, $0.001 par value per share, of Purchaser.

1.89 Purchaser Indemnitees. “Purchaser Indemnitees” shall have the meaning set forth in Section 9.2(a) of this Agreement.

1.90 Purchaser Material Adverse Effect. “Purchaser Material Adverse Effect” shall mean any effect that (a) is, or would be reasonably likely to be, material and adverse to the business, operations, financial condition or results of operations of Purchaser and its Subsidiaries taken as a whole or (b) does, or would be reasonably likely to, prevent Purchaser or Amalgamation Sub from consummating the transactions contemplated by this Agreement or any agreement contemplated hereby, other than (in the case of both clauses (a) and (b) above) (i) any economic, political or industry condition or effect that affects the economy in general or affects the Purchaser’s or any Subsidiary of Purchaser’s industry on an industry-wide basis, and in each case not specifically or uniquely relating to, as applicable, Purchaser or any Subsidiary of Purchaser, (ii) any change in the price of shares of Purchaser Common Stock (it being understood that an effect relating directly to the operations of the Purchaser that results from or occurs or exists separately from any such price change and that is not otherwise an effect identified in (i) above shall not be precluded from being a Purchaser Material Adverse Effect), (iii) any effect arising from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iv) the effect of any changes in Laws and Regulations or accounting rules.

1.91 Purchaser SEC Filings. “Purchaser SEC Filings” shall have the meaning set forth in Section 4.3(a) of this Agreement.

1.92 Purchaser Stock Price. “Purchaser Stock Price” shall mean the average closing sale price of a share of Purchaser Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days immediately prior to but not including the day on which the Effective Time occurs as reported in the national edition of the Wall Street Journal.

1.93 Registered IP. “Registered IP” shall have the meaning set forth in Section 3.7(a)(iii) of this Agreement.

1.94 Registrable Securities. “Registrable Securities” shall have the meaning set forth in Section 6.6(c) of this Agreement.

1.95 Registrar. “Registrar” shall have the meaning set forth in Section 2.1(b) of this Agreement.

1.96 Registration Expenses. “Registration Expenses” shall have the meaning set forth in Section 6.6(d) of this Agreement.

1.97 Registration Statement. “Registration Statement” shall have the meaning set forth in Section 6.6(c) of this Agreement.

1.98 Resident Representative. “Resident Representative” shall mean, with respect to the Company, the resident representative of the Company in Bermuda, as required by the Companies Act, and, with respect to the Operating Company, the Operating Company Legal Representative.

1.99 SEC. “SEC” shall mean the United States Securities and Exchange Commission.

1.100 Secondary Options. “Secondary Options” shall have the meaning set forth in Section 6.14 of this Agreement.

1.101 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.102 Selling Expenses. “Selling Expenses” shall have the meaning set forth in Section 6.6(d) of this Agreement.

1.103 Shareholder Escrow Fund. “Shareholder Escrow Fund” shall have the meaning set forth in Section 2.4(a) of this Agreement.

1.104 Shareholders’ Letters. “Shareholders’ Letters” shall mean the Shareholders’ Letters described in Section 6.6(a) of this Agreement.

1.105 Shareholder Representative. “Shareholder Representative” shall have the meaning set forth in the introductory paragraph to this Agreement, and any substitute representative selected in accordance with this Agreement, who is authorized to act pursuant to Section 2.8, the Lock Up Agreements and the Lock Up and Retention Agreements as representative of the Holders for purposes of the Registration Statement, indemnification and the Escrow Agreement.

1.106 Shareholder Representative Expenses. “Shareholder Representative Expenses” shall have the meaning set forth in Section 2.8(c) of this Agreement.

1.107 Shares. “Shares” shall mean the outstanding shares of Company Common Shares.

1.108 Subsidiary. “Subsidiary” shall mean any Person (i) of which another Person (a) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities or equity interests or (b) is a general partner or managing member or (ii) securities or other ownership interests of which having by their terms the power to elect a majority of the board of directors of such Person or other persons performing similar functions are owned or controlled, directly or indirectly, by another Person.

1.109 Tax Returns. “Tax Returns” shall mean all reports, elections, declarations, claims for refund, estimates, information statements and returns (including any schedules and attachments thereto) relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign Governmental Entity.

1.110 Taxes. “Taxes” shall mean all federal, state, local, or foreign income, gross receipts, government annual fee, ad valorem, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, net worth, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, workers compensation, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by any Governmental Entity, including any interest, penalty, or addition thereto, without regard to whether such tax is disputed or not or arose before, on or after the Closing Date.

1.111 Terms for the Inducement Agreements. “Terms for the Inducement Agreements” shall mean the terms set forth on Exhibit D-3 to this Agreement.

1.112 Total Escrow Fund. “Total Escrow Fund” shall have the meaning set forth in Section 2.4(a) of this Agreement.

1.113 Total Outstanding Share Number. “Total Outstanding Share Number” shall have the meaning set forth in Section 2.3(a)(ii) of this Agreement.

1.114 Voting Agreements. “Voting Agreements” shall mean the Voting Agreements described in Section 6.13 of this Agreement, in the form attached to this Agreement as Exhibit E.

1.115 Warrants. “Warrants” shall have the meaning set forth in Section 2.7(c) of this Agreement.

ARTICLE II

AMALGAMATION, CLOSING AND CONVERSION OF SHARES; THE

AMALGAMATED COMPANY

2.1 The Amalgamation.

(a) At the Effective Time, Amalgamation Sub shall, and Purchaser shall cause Amalgamation Sub to, be amalgamated (the “Amalgamation”) with the Company in accordance with the provisions of the DLLCA, the Companies Act and this Agreement. The company resulting from the Amalgamation shall continue to operate under the name of “China MobileSoft Ltd.” and continue as an exempted company under the provisions of the Companies Act and other applicable Bermuda Laws and Regulations and is sometimes referred to herein as the “Amalgamated Company.”

(b) The Amalgamation shall be consummated by filing with the Secretary of State of the State of Delaware a duly executed Certificate of Merger and with the Registrar of Companies of Bermuda (the “Registrar”) a duly executed and verified application for registration of the Amalgamated Company and such other documents as are required by the DLLCA and the Companies Act to consummate the Amalgamation. The Amalgamation shall be effective on the date shown on the Certificate of Amalgamation issued by the Registrar (the “Effective Time”).

(c) From and after the Effective Time, the Amalgamated Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Amalgamation Sub, all as provided in the applicable provisions of the Companies Act and the DLLCA.

2.2 Closing. Prior to the Effective Time, the Closing shall take place at the offices of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, 3 Embarcadero Center, 7th Floor, San Francisco, California, as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII hereof or at such other time as shall be agreed to by the parties (the “Closing Date”).

2.3 Conversion of Shares.

(a) By virtue of the Amalgamation and without any action on the part of Purchaser, Amalgamation Sub, the Company, the Operating Company, the Holders or any other holder of any interests in Amalgamation Sub, at the Effective Time:

(i) each membership unit in Amalgamation Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become 200,000 common shares of the Amalgamated Company; and

(ii) each Share issued and outstanding immediately prior to the Effective Time (except those Shares subject to the rights of Dissenting Shareholders) shall be converted into and become the right to receive that number of shares of Purchaser Common Stock (the “Amalgamation Consideration”) equal to the amount determined by dividing (A) 1,500,000 shares of Purchaser Common Stock (the “Closing Amalgamation Shares”) by (B) the total number of Shares outstanding immediately prior to the Effective Time (including for this purpose any shares of the Company issuable under the Warrants (to the extent not exercised on or prior to the Effective Time) and other convertible securities outstanding immediately prior to the Effective Time but not including any other outstanding Company Options) (the “Total Outstanding Share Number”), and carrying the quotient thereof out to six (6) decimal places (the “Exchange Ratio”).

(b) The Closing Amalgamation Shares shall be appropriately adjusted to fully reflect the effect of any stock dividend, stock split, reclassification, combination, exchange of shares, or similar change in the capitalization of Purchaser after the date hereof but prior to the Effective Time.

(c) Holders shall receive only whole shares of Purchaser Common Stock. In lieu of any fractional share of Purchaser Common Stock, the number of shares of Purchaser Common Stock to be issued to any Holder shall be rounded down to the prior whole number of shares of Purchaser Common Stock.

2.4 Escrow and Lock Up and Retention Agreements.

(a) In order to provide indemnification in accordance with Article IX of this Agreement and with the Escrow Agreement and in order to provide reimbursement of the Shareholder Representative Expenses in accordance with Section 2.8(c) of this Agreement, promptly after the Effective Time, Purchaser shall deposit into an escrow fund (the “Total Escrow Fund”) with a third party (the “Escrow Agent”) a stock certificate or certificates representing twenty-one percent (21%) of the Closing Amalgamation Shares (the “Escrow Shares”). The “Escrow Fund” shall consist of twenty percent (20%) of the Closing Amalgamation Shares, the “Shareholder Escrow Fund” shall consist of one percent (1%) of the Closing Amalgamation Shares and the Escrow Fund and the Shareholder Escrow Fund collectively shall constitute the Total Escrow Fund. The Escrow Shares shall be registered in the name of the Escrow Agent solely as nominee for the Holders.

(b) The Total Escrow Fund shall be administered and distributed pursuant to the provisions of the Escrow Agreement. On the date that is twenty (20) business days after completion of the audit of the Purchaser and its Subsidiaries’ combined financial statements for the fiscal year ending May 27, 2005 and issuance of the opinion thereon by the auditors, but in no event later than the date that is twelve (12) months after the Effective Time, there shall be released from the Escrow Fund the portion of the Escrow Fund equal to (i) 33.33% of the Escrow Fund minus (ii) any prior payments to Purchaser out of the Escrow Fund in respect of indemnification obligations of the Holders minus (iii) the amount of any pending claims made by Purchaser in good faith in respect of indemnification obligations of the Holders pursuant to the terms of the Escrow Agreement. On the date that is twenty (20) business days after completion of the audit of the Purchaser and its Subsidiaries’ combined financial statements for the fiscal year ending May 26, 2006 and issuance of the opinion thereon by the auditors, but in no event later than the date that is twenty-four (24) months after the Effective Time, subject to extension for pending claims pursuant to the terms of the Escrow Agreement (such date, the “Expiration Date”), there shall be released from the Escrow Fund the remaining portion of the Escrow Fund, subject to any pending claims in respect of indemnification obligations of the Holders pursuant to the terms of the Escrow Agreement. On the Expiration Date, there shall be released from the Shareholder Escrow Fund any amounts remaining in the Shareholder Escrow Fund after reimbursement of the Shareholder Representative Expenses.

(c) The Escrow Shares shall be appropriately adjusted to fully reflect the effect of any stock dividend, stock split, reclassification, combination, exchange of shares, or similar change in the capitalization of Purchaser after the date hereof but prior to the Effective Time. Certain rights of the Holders with respect to the Amalgamation Shares shall be further subject to the terms and conditions of the Lock Up Agreements and the Lock Up and Retention Agreements.

2.5 Exchange of Certificates.

(a) At the Effective Time, Purchaser shall issue and deliver to its transfer agent (the “Exchange Agent”), for the benefit of the Holders, for exchange in accordance with this Section 2.5, the shares of Purchaser Common Stock issuable as Closing Amalgamation Shares (other than the Escrow Shares) pursuant to Section 2.3(a)(ii).

(b) As soon as practicable (and in any event within five (5) business days) after the Effective Time, Purchaser shall cause the Exchange Agent to mail to each Holder of record of a stock certificate or certificates that, immediately prior to the Effective Time, represented outstanding Shares (a “Certificate”), whose shares are being converted into the Amalgamation Consideration pursuant to Section 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with the terms of this Agreement as Purchaser and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Amalgamation Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor the Amalgamation Consideration (subject to the provisions of Sections 2.3(a)(ii) and 2.4). Until surrendered as contemplated by this Section 2.5(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Amalgamation Consideration.

(c) No dividends or distributions payable to holders of record of Purchaser Common Stock after the Effective Time shall be paid to the Holder of any unsurrendered Certificate until the Holder of the Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the Certificates representing those shares of Purchaser Common Stock issued in exchange therefor without interest (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Purchaser Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Purchaser Common Stock.

(d) In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the Holder thereof in a form reasonably acceptable to Purchaser and, if required by the Amalgamated Company, the posting by such Holder of a bond, in such reasonable amount as the Amalgamated Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Amalgamation Consideration to be paid in respect of the Shares represented by such Certificate, as may be required pursuant to this Agreement.

(e) All Amalgamation Consideration issued in exchange for Company Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares; subject, however, to the Amalgamated Company’s obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the share transfer books of the Amalgamated Company of the shares of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Amalgamated Company for any reason, they shall be canceled and exchanged as provided in this Section 2.5.

(f) Any portion of the Amalgamation Consideration deposited with the Exchange Agent (and any interest or other income earned thereon) that remains undistributed to the shareholders of the Company upon the expiration of twelve (12) months after the Effective Time shall be delivered to Purchaser upon demand and any shareholder of the Company who has not theretofore complied with this Section 2.5 shall thereafter look only to Purchaser as general creditors for payment of their claim for Amalgamation Consideration, and any applicable dividends or distributions with respect to Purchaser Common Stock.

(g) None of Purchaser, Amalgamation Sub, the Company, any of their respective Subsidiaries, or the Amalgamated Company shall be liable to any holder of Shares for such shares of Purchaser Common Stock (or dividends or distributions with respect thereto) or cash deposited with the Exchange Agent that is subsequently delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) If any portion of the Amalgamation Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(i) Any portion of the Amalgamation Consideration made available to the Exchange Agent pursuant to this Section 2.5 to pay for Shares for which appraisal rights have been perfected as set forth in Section 2.6 shall be returned to Purchaser upon demand.

2.6 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any Shares that are held by shareholders of the Company who did not vote in favor of the Amalgamation (“Dissenting Shareholder”) shall be cancelled at the Effective Time and the

Amalgamation Consideration shall be paid at the Effective Time pursuant to this Agreement, subject to the rights of Dissenting Shareholders to require appraisal of their Shares (“Dissenting Shares”) under Section 106 of the Companies Act. In the event that Dissenting Shareholders fail to originate and complete court proceedings pursuant to Section 106 of the Companies Act or are unsuccessful in obtaining court ordered relief pursuant to Section 106 of the Companies Act, such Dissenting Shareholder shall no longer have any right to appraisal thereunder and shall receive the Amalgamation Consideration. The Company shall give Purchaser (i) prompt notice of any written demands by Dissenting Shareholders for appraisal of Dissenting Shares or withdrawals of such demands received by the Company pursuant to the Companies Act and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands by Dissenting Shareholders for appraisal of Dissenting Shares under the Companies Act. Except as required by Section 106 of the Companies Act, prior to the Effective Time, the Company shall not make any payment with respect to any demands by Dissenting Shareholders for appraisal of Dissenting Shares or offer to settle or settle or otherwise negotiate any such demands.

2.7 Company Options and Warrants.

(a) The Company has taken all steps necessary to terminate, effective at the Effective Time, the Company Stock Option Plan, effective November 1, 2003 (the “Company Stock Option Plan”). All outstanding options to acquire Company Common Shares (each, a “Company Option”), other than the Company Options terminated under the Inducement Agreements entered into pursuant to Section 6.12(b) of this Agreement, shall, pursuant to the terms of the Company Stock Option Plan, accelerate and be vested in full as of the Effective Time and shall terminate if not exercised as of the Effective Time.

(b) The Company shall take all action that may be necessary (under the Company Stock Option Plan and otherwise) to effectuate the provisions of this Section 2.7.

(c) Concurrently with the execution of this Agreement, Madeline Duva has entered into an irrevocable agreement whereby she has agreed, effective at the Effective Time, to terminate her outstanding Company Options to acquire 150,000 Company Common Shares in exchange for up to a maximum of 14,624 shares of Purchaser Common Stock, as calculated pursuant to her irrevocable agreement, to be issued at the Effective Time. At or prior to the Effective Time, the Company shall use its reasonable commercial efforts to cause Antony Milner to enter into an irrevocable agreement (the “Milner Agreement”) whereby he shall agree, effective at the Effective Time, to terminate his outstanding Company Options to acquire 10,000 Company Common Shares in exchange for a maximum of up to 974 shares of Purchaser Common Stock, as calculated pursuant to the Milner Agreement.

(d) Concurrently with the execution of this Agreement, Vintage Enterprise Ltd. and Capco Trust Jersey Limited have entered into irrevocable agreements to exercise in full immediately prior to the Closing their warrants (collectively, the “Warrants”) to purchase an aggregate of 240,000 shares of Company Common Shares, acknowledging therein that they and ARC have confirmed that they have also received payment in full for all obligations owed to any of them by any Company Entity.

2.8 Shareholder Representative.

(a) The Shareholder Representative is hereby irrevocably appointed to act as the agent on behalf of the Holders (such appointment being affirmed pursuant to the Lock Up Agreements and the Lock Up and Retention Agreements being delivered concurrently herewith as required by Section 6.12), and the Shareholder Representative hereby accepts such appointment. Purchaser shall be entitled to deal exclusively with the Shareholder Representative on all matters relating to the Registration Statement pursuant to Section 6.6(e), indemnification pursuant to Article IX and the Escrow Agreement pursuant to its terms, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Holder by the Shareholder Representative, and on any other action taken or purported to be taken on behalf of any Holder by the Shareholder Representative, as fully binding upon such Holder. If the Shareholder Representative shall die, liquidate, dissolve or otherwise be unable (whether as a result of a disability or otherwise) or unwilling to fulfill the responsibilities as agent of the Holders, then Holders representing a majority in interest of the amount of shares of Purchaser Common Stock then held in the Escrow Fund shall, within ten (10) days after notice from Purchaser of such event, appoint a successor representative and, promptly thereafter, shall notify Purchaser of the identity of such successor. Any such successor shall become the “Shareholder Representative” for purposes of this Agreement. If for any reason there is no Shareholder Representative at any time, all references herein to the Shareholder Representative shall be deemed to refer to Holders representing a majority in interest of the amount of shares of Purchaser Common Stock then held in the Escrow Fund.

(b) The Shareholder Representative shall have reasonable access to information about the Company and its Subsidiaries and the reasonable assistance of the Company’s and its Subsidiaries’ officers and employees for purposes of performing its duties and exercising its rights hereunder. The Shareholder Representative shall not have any liability for any action taken or suffered by it or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholder Representative may, in all questions arising hereunder, rely on the advice of counsel and the Shareholder Representative shall not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice. The Shareholder Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Escrow Agreement and no implied covenants or obligations shall be read into this Agreement against the Shareholder Representative.

(c) The Shareholder Representative shall be entitled to seek reimbursement of its reasonable expenses incurred in connection with its obligations under this Agreement, the Escrow Agreement and related agreements, including, but not limited to, reasonable fees and costs of counsel, accountants and other third parties (the “Shareholder Representative Expenses”), from the Shareholder Escrow Fund or, if such fund is insufficient to pay for such expenses, from the Holders jointly and severally, with a right of contribution on a pro rata basis.

2.9 Withholding Rights. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Purchaser so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Holder of the Shares in respect of which Purchaser made such deduction or withholding. Purchaser and the Company have reviewed the withholding requirements under Sections 1441, 1442, 1443, 1445 and 1446 of the Code, and in the case of Section 1445, subject to Section 7.11 of this Agreement, and Purchaser and the Company have determined jointly that no withholding of United States federal tax under such sections is required with respect to the Amalgamation Consideration.

2.10 Memorandum of Association of Amalgamated Company. The memorandum of association of the Company attached as Schedule 2 and in effect at the Effective Time shall be the memorandum of association of the Amalgamated Company until amended in accordance with applicable law.

2.11 Bye-laws of Amalgamated Company. The bye-laws of the Company attached as Schedule 3 in effect at the Effective Time shall be the bye-laws of the Amalgamated Company until amended in accordance with applicable law.

2.12 Directors and Officers of Amalgamated Company. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Company at the Effective Time shall be the directors of the Amalgamated Company and (ii) the officers of the Company at the Effective Time shall be the officers of the Amalgamated Company. The names and addresses of such directors are set forth in Schedule 4.

ARTICLE III

REPRESENTATIONS OF THE COMPANY, THE OPERATING COMPANY AND

THE FOUNDERS

The Company and the Operating Company, jointly and severally, and the Founders, with respect to Sections 3.19 and 3.24 only, severally and not jointly, represent and warrant to Purchaser that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by the Chief Executive Officer of the Company and the Chief Executive Officer of the Operating Company (the “Disclosure Schedule”), each of which exceptions shall specifically identify the relevant Section hereof to which it relates or be reasonably clear that it is also relevant to such Section:

3.1 Corporate Organization.

(a) The Company is duly incorporated and in good standing as an existing limited liability company under the Laws and Regulations of Bermuda. The Company has property or conducts business in each of the jurisdictions identified on Section 3.1(a)(i) of the Disclosure Schedule and is qualified to transact business in each of the jurisdictions identified on Section 3.1(a)(ii) of the Disclosure Schedule. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of property or the character of its business requires such qualification, except those jurisdictions where the failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and presently proposed to be conducted, to execute and deliver the Agreement and the agreements contemplated herein, and subject to the obtaining of the approval of the Company’s shareholders at the Company Shareholder Meeting, to consummate the transactions contemplated hereby and thereby.

(b) The Operating Company is a wholly-foreign owned enterprise duly established in the People’s Republic of China, and has all required power and authority necessary to own and operate its property, and to carry on its business as now conducted and presently proposed to be conducted. The Operating Company has property or conducts business in each of the jurisdictions identified on Section 3.1(b)(i) of the Disclosure Schedule and is qualified to transact business in each of the jurisdictions identified on Section 3.1(b)(ii) of the Disclosure Schedule. The Operating Company is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of property or the character of its business requires such qualification, except those jurisdictions where the failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company owns beneficially and of record all of the interests in the Operating Company, and there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Operating Company of any, or rights to acquire any, interest in the Operating Company.

(c) eLink Technology Ltd. is duly incorporated and in good standing as an existing limited liability company under the Laws and Regulations of Bermuda. China MobileSoft (US), Inc. is a company duly organized, validly existing and in good standing under the laws of Delaware. eLink Technology Ltd. and China MobileSoft (US), Inc. are referred to herein as the “Dormant Subsidiaries” and, each, individually, is referred to as a “Dormant Subsidiary”. Since inception, the Dormant Subsidiaries have had no assets, liabilities, employees or business operations. The Company owns beneficially and of record all of the outstanding capital shares of each Dormant Subsidiary, and there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from either Dormant Subsidiary of any, or rights to acquire any, capital shares of the respective Dormant Subsidiary.

(d) Other than the Operating Company and the Dormant Subsidiaries (together with the Company, each, individually, a “Company Entity” and, collectively, the “Company Entities”), no Company Entity (i) has any Subsidiaries, (ii) presently owns or controls, directly or indirectly, or holds any rights to acquire, any interest in any other Person or (iii) has any contract or other obligation to provide funds to, or make any investment in, any other Person. No Company Entity is a participant in any joint venture, partnership or similar arrangement.

(e) The Memorandum of Association and the Bye-laws and the certificates of incorporation, establishment application forms and bylaws or other charter or organizational documents of the Operating Company and each Dormant Subsidiary as currently in effect are in the form previously provided to counsel for the Purchaser and no amendments have been made thereto or have been authorized since the date thereof. The minute books of each Company Entity (or in the case of the Operating Company, the enterprises corporate records) provided to

Purchaser contain a complete summary of all meetings of directors and shareholders since the time of incorporation or establishment and reflect all transactions referred to in such minutes accurately in all material respects.

3.2 Authorization; No Violation.

(a) Subject to the obtaining of the approval of the Company’s shareholders at the Company Shareholders Meeting, the execution and delivery by the Company of this Agreement and the agreements provided herein, and the consummation of all transactions contemplated hereunder and thereunder by the Company and the Operating Company have been duly authorized by all requisite corporate action on the part of the Company, the Operating Company and their respective officers, directors and shareholders. This Agreement has been duly and validly executed and delivered by the Company and the Operating Company. Assuming the due authorization, execution and delivery of this Agreement by Purchaser and the other parties hereto, other than the Company and the Operating Company (and, in the case of the other agreements, by the parties thereto, other than the Company and the Operating Company), this Agreement and each other agreement contemplated hereby to which the Company and the Operating Company are a party constitute valid and legally binding obligations of the Company and the Operating Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The execution, delivery and performance by the Company and the Operating Company of this Agreement and the agreements provided for herein, the consummation by the Company and the Operating Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of the Memorandum of Association or Bye-laws or the certificates of incorporation or bylaws or other charter or organizational documents of the Operating Company or of any other Company Entity or (ii) assuming that the consents and approvals specifically referred to in Section 3.4 of the Disclosure Schedule (as to clause (x) with respect to Governmental Entities and as to clause (y) with respect to Governmental Entities and non-Governmental Entities) are duly obtained, (x) violate any Laws and Regulations applicable to any Company Entity or any of their respective Assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien (other than Permitted Liens) upon any of the respective Assets of any Company Entity under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which any Company Entity is a party, or by which they or any of their respective Assets or business activities may be bound or affected, except (with respect to this clause (y) only) for any such violations, conflicts or breaches that would not have, individually or in the aggregate, a Company Material Adverse Effect.

3.3 Capitalization.

(a) Authorized Capital Shares. The authorized capital shares of the Company consist of 1,200,000,000 shares of Company Common Shares, of which 15,045,150 shares are issued and outstanding as of the date hereof. Section 3.3(a)(i) of the Disclosure Schedule sets forth a true and complete list of the holders of the outstanding Company Common Shares, the respective number of shares held thereby and the country of residence of each such holder. Each outstanding share of Company Common Shares has been duly and validly authorized and issued, fully paid and nonassessable, was issued in compliance with all applicable securities laws (including approval of the Bermuda Monetary Authority) and is free of any Liens, other than any Liens created by or imposed upon the holders thereof (each of such Liens of which the Company has knowledge are identified on Section 3.3(a)(ii) of the Disclosure Schedule), and is not subject to preemptive rights or rights of first refusal created by statute, the Memorandum of Association, the Bye-laws or any agreement to which the Company is a party or by which it is bound. To the knowledge of the Company, each of the Holders identified on Section 3.3(a)(iii) is an “Accredited Investor,” as that term is defined under Regulation D promulgated under the Securities Act, and each other Holder is not a “U.S. person,” as that term is defined under Regulation S promulgated under the Securities Act.

(b) Other Rights. Except for (i) currently outstanding Company Options to purchase up to 911,000 shares of Company Common Shares granted to employees pursuant to the Company Stock Option Plan and (ii) the Warrants to purchase shares of Company Common Shares, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any, or rights to acquire from the Company any, capital shares. Section 3.3(b) of the Disclosure Schedule accurately sets forth the following information with respect to all outstanding options, warrants and rights to acquire the Company’s capital shares: the holder; the number of shares covered; the exercise price; the expiration date; the vesting schedule; and the number of shares that will be vested as of December 1, 2004. No Company Option has had any term amended, including without limitation any amendment to its vesting schedule, since the date of its initial grant. The Company Stock Option Plan permits the assumption or substitution of options to purchase shares of the Purchaser Common Stock without the consent or approval of the holders of such Company Options. A true and complete copy of the Company Stock Option Plan has been provided to Purchaser, and except as requested by Purchaser, such Company Stock Option Plan has not been amended, modified or supplemented. All currently-outstanding options to acquire shares of Company Common Shares were issued in compliance with the terms of the Company Stock Option Plan. All registrations and approvals of the Company Stock Option Plan required by, and necessary to obtain any right or benefit under, applicable Laws and Regulations to be made by the Company, the Operating Company or their respective shareholders have been made. Except for the Voting Agreements, the Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge, there is no agreement or understanding between any Person, which affects or relates to the ownership, voting or giving of written consents with respect to any security or by a director of the Company.

(c) Subsidiaries. All of the outstanding shares of capital stock and voting securities or other interests of each Subsidiary of the Company are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable securities laws and are free of any Liens. All investments, including subscription investments and paid-in-capital, required to be made in the Operating Company by its articles of association, applicable law and otherwise, have been made.

3.4 Consents and Approvals. No consents or approvals of any Governmental Entity or any third parties are required in connection with the execution, delivery or performance of this Agreement and the agreements provided for herein by the Company and the Operating Company or the consummation of the transactions contemplated hereby or thereby.

3.5 Financial Statements.

(a) The Company has delivered to Purchaser (i) the consolidated audited financial statements (balance sheet and statement of operations, statement of shareholders’ equity and statement of cash flows, including notes thereto) at each of December 31, 2003 and December 31, 2002, and for the fiscal years then ended, and (ii) the unaudited financial statements (balance sheet and statement of operations) as, at and for the ten (10) month period ended October 31, 2004 (the “Company Financial Statements”). Each of the Company Financial Statements is in accordance with the books and records of the Company and has been prepared in accordance with generally accepted accounting principles of Canada applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Company Financial Statements may not contain all footnotes required by generally accepted accounting principles. The books and records of each Company Entity are true and complete in all material respects. The Company Financial Statements described in clause (i) above have been certified without qualification by the Company independent accountants.

(b) The Company Financial Statements fairly present in all material respects the consolidated financial condition, retained earnings, assets and liabilities and operating results of the Company Entities and as of the dates, and for the periods, indicated therein, subject in the case of unaudited Company Financial Statements to normal year-end audit adjustments.

(c) Except as set forth in the Company Financial Statements, no Company Entity has any liabilities or obligations (whether accrued, absolute, unliquidated, contingent or otherwise) other than (i) liabilities and obligations that have arisen after the Balance Sheet Date in the ordinary course of business consistent with past practice which, individually or in the aggregate, have not had a Company Material Adverse Effect and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice that would not be required to be reflected in financial statements (or the notes thereto) prepared in accordance with GAAP.

(d) Except as disclosed in the Company Financial Statements, no Company Entity is a guarantor or indemnitor of any indebtedness for borrowed money of any other Person.

3.6 Litigation. There is no Legal Proceeding or investigation (or any basis therefor) pending or, to the knowledge of the Company, currently threatened against any Company Entity: (a) that questions the validity of this Agreement, any agreement contemplated hereby or the right of the Company and the Operating Company to enter into this Agreement or any agreement contemplated hereby or to consummate the transactions contemplated hereby or thereby; or

(b) that might result, either individually or in the aggregate, in a Company Material Adverse Effect or in any change in the current equity ownership of the Company. The foregoing includes, without limitation, Legal Proceedings or investigations pending or, to the knowledge of the Company, threatened involving the prior employment of any current and former employee and consultant of any Company Entity, any Company Entity’s use in connection with its business of any information or techniques allegedly proprietary to any former employers of current and former employees and consultants or its obligations under any agreements with prior employers of its current and former employees and consultants. To the knowledge of the Company, no Company Entity is a party or subject to the provisions of any Governmental Order. There is no Legal Proceeding or investigation by any Company Entity currently pending or that any Company Entity intends to initiate.

3.7 Intellectual Property.

(a) Definitions.

(i) “Intellectual Property” means all algorithms, application programming interfaces, apparatus, databases and data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, user interfaces, techniques, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

(ii) “Intellectual Property Rights” means, under the laws of any jurisdiction in the world, all copyrights, mask work rights, patent rights, trademark and trade name rights, trade secret rights, industrial property rights, moral rights, and other similar types of proprietary rights in Intellectual Property, and all applications, registrations, renewals, and other filings with respect to any of the foregoing.

(iii) “Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Entity, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

(iv) “Company IP” means all Intellectual Property Rights and Intellectual Property owned by or exclusively licensed to the Company Entities.

(v) “Company IP Contract” means any Contract to which any Company Entity is a party or by which such Company Entity is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with, or for any Company Entity.

(vi) “Designated Individuals” means, for the purpose of this Section 3.7 only, the Founders and the Operating Company’s executives, senior managers and other managers with direct oversight over product research and development projects.

(b) To the knowledge of the Company Entities after reasonable inquiry of the Designated Individuals, the Company Entities exclusively own or have the full and unfettered right and license, or other written, valid, and enforceable consent or permission to use, all of the Intellectual Property and Intellectual Property Rights that are used in or necessary to the present conduct and, solely with respect to conduct in Greater China, reasonably anticipated future conduct (as such future conduct in Greater China is reasonably anticipated as of the date hereof by the Designated Individuals) of their businesses, including the development, distribution, manufacture or other exploitation of their products or services. All such Intellectual Property and Intellectual Property Rights constitute Company IP and (i) all such Company IP that consists of Intellectual Property Rights and Intellectual Property owned by the Company Entities is valid and subsisting and (ii) to the knowledge of the Company Entities, all such Company IP that consists of Intellectual Property Rights and Intellectual Property that is exclusively licensed to the Company Entities is valid and subsisting. Clause (i) of the immediately foregoing sentence is not and shall not be construed to be knowledge qualified in any respect.

(c) To the extent that any of the Intellectual Property or Intellectual Property Rights used in or necessary to the present conduct and, solely with respect to conduct in Greater China, reasonably anticipated future conduct (as such future conduct in Greater China is reasonably anticipated as of the date hereof by the Designated Individuals) of the Company Entities’ businesses, including the development, distribution, manufacture or other exploitation of their products or services, has been created, developed or invented by a third party, each of the Company Entities has, with respect to such Intellectual Property or Intellectual Property Rights, obtained either ownership of and is the exclusive owner of or has obtained a valid license, or other written, valid, and enforceable consent or permission, sufficient for the present conduct and, solely with respect to conduct in Greater China, reasonably anticipated future conduct (as such future conduct in Greater China is reasonably anticipated as of the date hereof by the Designated Individuals) of its business. All such rights shall survive the Amalgamation, and be fully exercisable by the Operating Company following the Amalgamation without payment of any amounts or other consideration (including additional royalties) to any third party triggered as a result of such Amalgamation or other change of control resulting therefrom.

(d) (i) The past conduct of the Company Entities’ businesses relating to the design, development, manufacture, importation, license or sale by the Company Entities of any Company Product (as defined below) and the use of any product, service, process or method in connection therewith, and, to the knowledge of the Company Entities after reasonable inquiry of the Designated Individuals, the past conduct of the Company Entities’ businesses other than as set forth in this Clause (i) of this paragraph (d), has not infringed, misappropriated or otherwise breached; and (ii) the present conduct of the Company Entities’ businesses relating to the design, development, manufacture, importation, license or sale by the Company Entities of any Company Product and the use of any product, service, process or method in connection therewith, and, to the knowledge of the Company Entities after reasonable inquiry of the Designated Individuals, the present conduct of the Company Entities’ business other than as set forth in this Clause (ii) of this paragraph (d), does not infringe, misappropriate or otherwise breach; and (iii) to the knowledge of the Company Entities, the reasonably anticipated future conduct (as such future conduct is reasonably anticipated as of the date hereof by the Designated Individuals) of the Company Entities’ businesses (including the manufacture, use, importation, license or sale by the Company Entities of any product, service, process or method, including any Company Product) does not infringe, misappropriate or otherwise breach; with respect to each of Clauses (i), (ii) and (iii), above, any Intellectual Property Rights held by any other Person that alone or in the aggregate would reasonably be likely to have a Company Material Adverse Effect. No claim or litigation regarding any Company Entity, nor any such product, service, process or method, is pending or, to the Company Entities’ knowledge based upon reasonable inquiry of the Designated Individuals, threatened.

(e) The Company Entities have obtained or will have obtained as of the Closing, all certificates, registrations and permits in connection with the Intellectual Property owned or licensed by any Company Entity (excluding the issuance of patents, trademark registrations and copyright registrations), any Company IP Contracts or any other agreements related thereto that materially alter or amend any Company IP Contracts or rights in such Intellectual Property, as may be required under the laws of the People’s Republic of China or other applicable laws or governmental authorities (including without limitation any Governmental Entities) of countries in which the Company Entities currently conduct business. To the knowledge of the Company Entities after reasonable inquiry of the Designated Individuals, the Company Entities have the ability to obtain any such certificates, registrations and permits as may be required under the applicable laws or governmental authorities (including without limitation any Governmental Entities) of countries in which the Company Entities are not currently conducting business but presently contemplate conducting business within the twelve (12) month period following the date hereof.

(f) Section 3.7(f) of the Disclosure Schedule accurately identifies and describes each proprietary product or service (i) that is currently manufactured, marketed, or sold by any Company Entity, (ii) that is currently under active development by any Company Entity, or (iii) that was distributed by any Company Entity at any time since such Company Entity’s inception (each, a “Company Product”).

(g) Section 3.7(g) of the Disclosure Schedule accurately identifies (i) each item of Registered IP in which any Company Entity has or purports to have an ownership interest of any nature (whether exclusively or jointly with another Person); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) to the knowledge of the Company Entities, any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest. The Company Entities have provided or made available to the Purchaser complete and accurate copies of all applications, correspondence, and other material documents related to each such item of Registered IP and, to the knowledge of the Company Entities, there are no outstanding annuities, payments, fees, responses to office actions or other filings necessary to be made with respect to such Registered IP within 90 days after the date hereof.

(h) Section 3.7(h) of the Disclosure Schedule accurately identifies (i) all material Intellectual Property Rights or material Intellectual Property licensed to any Company Entity (other than any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing, or distribution of, any of any Company Product, and (3) is generally available on standard terms for less than $15,000); (ii) the corresponding Company IP Contract or Company IP Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Company Entity; and (iii) whether the license or licenses granted to the Company Entity is or are exclusive or non-exclusive.

(i) Section 3.7(i) of the Disclosure Schedule accurately identifies each Company IP Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP (other than non-exclusive object code software licenses granted to end user customers in the ordinary course of business pursuant to a Company Entity’s standard form of end user license agreement). The Company Entities are not bound by, and no Company IP is subject to, any Company IP Contract that contains any covenant or other provision that in any way limits or restricts the ability of any Company Entity to use, exploit, assert, or enforce any Company IP anywhere in the world.

(j) The Company Entities have provided or made available to the Purchaser a complete and accurate copy of each standard form of Company IP Contract actually used by any Company Entity at any time since inception, if any, including, if applicable, each standard form of (i) end user license agreement; (ii) development agreement; (iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; and (vi) confidentiality or nondisclosure agreement.

(k) (i) No Company Entity is in material breach of, nor has any Company Entity failed to perform in any material manner under, any of the Company IP Contracts and, to the Company Entities’ knowledge, no other party to any such Company IP Contract is in material breach thereof or has failed to perform in any material manner thereunder, and (ii) no Company Entity is in breach of, nor has any Company Entity failed to perform under, any of the Company IP Contracts, which such breach or failure to perform either individually or in the aggregate would cause a Company Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of any Company IP Contracts or entitle the other party or parties to such Company IP Contracts to terminate such Company IP Contracts or any licenses thereunder. Immediately following the Closing Date, the Operating Company will be permitted to exercise all of the Company Entities’ rights under the Company IP Contracts to the same extent the Company Entities would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company Entities would be required to pay had the transactions contemplated by this Agreement not occurred. Neither the Amalgamation nor any merger of the Amalgamated Company with Purchaser will, in and of itself, trigger any third party being granted any rights to any Intellectual Property Rights that are in addition to, or greater than, such third party currently has under such Company IP Contracts, including any access to or release of any source code owned by or licensed to any Company Entity. To the knowledge of the Company Entities, there are no contracts, licenses or agreements between any Company Entity and any other Person with respect to Company IP under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by any Company Entity thereunder. To the knowledge of the Company Entities, no person is infringing or misappropriating any Intellectual Property Right owned by or exclusively licensed to any Company Entity.

(l) Each Company Entity has an industry-standard privacy or data rights policy available on all relevant WWW sites of such Company Entity and has complied, and is in compliance, with such policy in all material respects. No Company Entity has received any notice claiming or alleging that it has not complied with its privacy policy or any Laws and Regulations governing the operation of any Company Entity’s WWW sites, nor does any Company Entity know of any facts or circumstances that would give rise to such claim or allegations.

(m) Each Company Entity’s distribution of any personal data or information of any individual does not, has not, and following the Amalgamation (when distributed in the same manner as prior to the Amalgamation) will not (i) infringe or violate the rights (including Intellectual Property Rights or rights under contract) of any Person or (ii) violate any Laws and Regulations of any applicable country or jurisdiction.

(n) In each case in which any Company Entity has acquired any Intellectual Property or Intellectual Property Right from any Person, the Company Entity has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to all such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company Entity. In accordance with applicable Laws and Regulations, each Company Entity has recorded each such assignment of Registered IP assigned to the Company Entity with the relevant Governmental Entity.

(o) To the knowledge of the Company Entities, (i) there are no facts or circumstances that would render any Company IP invalid or unenforceable, and (ii) no Company Entity has taken, or failed to take, any action in the application for or prosecution of any Registered IP that would render such Registered IP invalid or unenforceable.

(p) Each Company Entity has the right to use, pursuant to valid licenses or other written, valid, and enforceable consents or permissions, all data (including personal data of third parties), software development tools, library functions, operating systems, data bases, compilers and all other third-party software that are used in the operation of the Company Entities as currently conducted or that are required to create, modify, compile, operate or support any software that is Company IP or is incorporated into any Company Product.

(q) No funding from a Governmental Entity, facilities of or funding from a university, college, other educational institution or research center or funding from third parties (other than funding from banks or lending institutions or other customary sources of equity financing that are not Governmental Entities) was used in the development of any Company IP.

No current employee of any Company Entity who was involved in, or who contributed to, the creation or development of any Company IP has performed services for any Governmental Entity, university, college, or other educational institution or research center during a period of time during which such current employee was also performing services for any Company Entity where such services would result in a transfer or other impairment or limitation on the Company Entities’ use of the Intellectual Property or Intellectual Property Rights invented, created or authored by such individual. To the knowledge of the Company Entities after reasonable inquiry of the Designated Individuals, no former employee, consultant or independent contractor of any Company Entity who was involved in, or who contributed to, the creation or development of any Company IP has performed services for any Governmental Entity, university, college, or other educational institution or research center during a period of time during which such former employee, consultant or independent contractor was also performing services for any Company Entity where such services would result in a transfer or other impairment or limitation on the Company Entities’ use of the Intellectual Property or Intellectual Property Rights invented, created or authored by such individual; provided, however, that if the applicable Company Entity did not enter into a written, valid, and enforceable agreement with any such former employee, consultant or independent contractor pursuant to which such former employee, consultant or independent contractor assigned to such Company Entity all right, title, and interest in and to the Intellectual Property or Intellectual Property Rights invented, created or authored by such individual in the performance of such individual’s services for such Company Entity, the foregoing representation in this sentence shall be deemed to have been given without any qualification as to knowledge.

(r) No Company IP owned by any Company Entity, no Company Products, and to the knowledge of any Company Entity no Company IP exclusively licensed to any Company Entity is subject to any Legal Proceeding or outstanding Governmental Order or written settlement agreement or stipulation to which any Company Entity is a party or of which it is aware that restricts in any material manner the use, transfer or licensing thereof by any Company Entity or that may adversely affect the validity or enforceability of such Company IP or Company Product.

(s) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Purchaser or Amalgamated Company, by operation of law or otherwise, of any contracts or agreements to which any Company Entity is a party, will result in (i) to the knowledge of the Company Entities, either Purchaser’s or the Amalgamated Company’s granting to any third party any right to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them, or (ii) either the Purchaser or the Amalgamated Company being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses in a manner that would constitute a Purchaser Material Adverse Effect.

3.8 Compliance with Agreements and Laws.

(a) No Company Entity is in violation in any material respect of any Laws and Regulations relating to its respective properties or the conduct of its respective business, except where, individually or in the aggregate, such violation would not have a Company Material Adverse Effect. No Company Entity has had notice or communication from any Governmental Entity or otherwise of any such violation or noncompliance and, to the best knowledge of the Company, no such violation or noncompliance exists.

(b) Each Company Entity has all franchises, permits, licenses and any similar authorizations and certificates from all Governmental Entities necessary for the conduct of its business as currently conducted (collectively, the “Authorizations”). Section 3.8(b) of the Disclosure Schedule sets forth a true, correct and complete list of all such Authorizations. No Company Entity is in default in any material respect under any of such Authorizations. All such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby will not result in the suspension, revocation, impairment, forfeiture or nonrenewal of any such Authorizations.

(c) Section 3.8(c) of the Disclosure Schedule sets forth a description of each Governmental Order applicable to any Company Entity, and no such Governmental Order, individually or in the aggregate, has had a Company Material Adverse Effect.

3.9 Environmental. There are no Legal Proceedings or investigations of any nature that would be reasonably likely to result in the imposition on any Company Entity of any liability or obligation arising under common law or under any local, state, provincial, municipal or federal environmental statute, regulation or ordinance pending or, to the knowledge of the Company, threatened against any Company Entity, which liability or obligation would be material to the Company. To the knowledge of the Company, there is no reasonable basis for any such Legal Proceeding or investigation. No Company Entity is subject to any Governmental Order imposing any material liability or material obligation with respect to the foregoing. Each Company Entity is in material compliance with all applicable Laws and Regulations and Authorizations relating to the environment, human health and safety, hazardous substances and waste material (“Environmental Laws”), and there are no liabilities under any Environmental Laws with respect to any Company Entity, other than failures to comply or liabilities that would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Entity has received any notice from any Governmental Entity during the past five years relating to or alleging a violation of any Environmental Law. No Company Entity has any indemnification obligation with any Person with respect to Environmental Laws.

3.10 Contracts and Commitments.

(a) The Disclosure Schedule contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the “Material Contracts”):

(i) all loan agreements, promissory notes, indentures, mortgages, guaranties, pledge agreements, security agreements, deeds of trust or similar agreements or instruments creating or granting a Lien on any asset or any other instrument for or relating to any borrowing of money or the deferred purchase price of property, the unpaid balances of any of which exceed $25,000, to which any Company Entity is a party or by which any Company Entity or any of its respective property is bound;

(ii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which any Company Entity is a party or by which any Company Entity or any of its respective property is bound which involve payments or receipts of more than $15,000 in the case of any single contract, agreement, commitment, understanding or arrangement or under which full performance (including payment) will not be completed within one year of the date hereof;

(iii) all agreements for collective bargaining, employment or individual consulting to which any Company Entity is a party or by which any Company Entity or any of its respective property is bound (including, without limitation, any written, or, to the knowledge of the Company, binding oral agreements with any current or former employees);

(iv) all agency, distributor, sales representative, franchise or similar agreements to which any Company Entity is a party or by which any Company Entity or any of its respective property is bound, in each case for consideration in excess of $15,000;

(v) all contracts, agreements or other arrangements providing a warranty with respect to the services rendered by, or the products sold or leased by, any Company Entity, other than in the ordinary course of business, and in each case for consideration in excess of $15,000;

(vi) all contracts, agreements or other arrangements imposing provisions restricting or affecting the development, manufacture or distribution of the products or services of any Company Entity;

(vii) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on any Company Entity or, to the knowledge of the Company, any officer, director, Resident Representative or employee of any Company Entity;

(viii) all agreements or arrangements for the purchase or sale of any Assets, other than in the ordinary course of business, and in each case for consideration in excess of $15,000;

(ix) the license of any material Intellectual Property to or from any Company Entity, other than licenses listed on Sections 3.7(h) and 3.7(i) of the Disclosure Schedule or arising from the purchase of “off the shelf” or other standard products;

(x) all agreements, contracts or commitments between any Company Entity and any officer, director, Resident Representative or shareholder of any Company Entity;

(xi) all leases of real property;

(xii) all leases of personal property that have terms longer than a year and provide for remaining payments in excess of $15,000;

(xiii) all agreements or arrangements for any Company Entity to provide indemnification with respect to the infringement of the proprietary rights of others, other than indemnification obligations arising from agreements entered into in the ordinary course of business;

(xiv) all agreements of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of business;

(xv) all material agreements involving amounts in excess of $15,000 which would be terminable other than by a Company Entity or under which a payment or performance obligation would arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement or by any agreement contemplated hereby;

(xvi) all research, development, sales representative, marketing and reseller agreements, and any service, support and maintenance agreements related to the business or technology of any Company Entity other than in connection with the ordinary course of business, and in each case for consideration in excess of $15,000;

(xvii) all agreements, options and commitments and rights with, or held by, any third party to acquire, use or have access to any material Assets, or any interest therein, of any Company Entity; and

(xviii) all agreements, contracts or commitments the loss or presence of which would, individually or in the aggregate, have a Company Material Adverse Effect or that contains any obligation of any Company Entity the failure of which to satisfy would have a Company Material Adverse Effect.

(b) No Company Entity has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital shares or corporate interests, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $15,000 or, in the case of indebtedness and/or liabilities individually less than $15,000, in excess of $30,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary course advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its Assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) All of the Material Contracts are valid, binding and enforceable (including having made any registration of such Material Contracts with the appropriate Governmental Entity, as required in order to be enforceable) in accordance with their respective terms and in full force and effect, without amendment (except as disclosed on Section 3.10(c) of the Disclosure Schedule). No Material Contract requires the consent by the other parties thereto in order to consummate the transactions contemplated by this Agreement. Immediately after giving effect to the Amalgamation, the Amalgamated Company or the Company Entities will be permitted to exercise all of such Company Entities’ rights under the Material Contracts to the same extent the Company Entities would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing payments which the Company Entities would otherwise be required to pay. The Company Entity party thereto has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract, and such Company Entity does not have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company Entity party thereto under any Material Contract. The Company has no knowledge of any breach or anticipated breach by the other parties to any Material Contract. True, correct and complete copies of each written Material Contract and an accurate description of each oral Material Contract, together with all amendments, waivers or other changes thereto, have been made available to counsel to Purchaser.

3.11 Customers. Section 3.11 of the Disclosure Schedule sets forth the eight (8) largest customers of all Company Entities, taken as a whole. Except as set forth on Section 3.11 of the Disclosure Schedule, (a) there have not been any returns of products sold by any Company Entity during the past two years, (b) there have been no products of any Company Entity sold to customers under an understanding that the products would be returnable, (c) no customer has refused to make payment for services rendered by a Company Entity on the schedule agreed by such customer and such Company Entity, (d) there are no future obligations or deliverables owed by any Company Entity to any customer, other than ordinary course support and maintenance services, and (e) no Company Entity has entered into any discount, barter or other arrangement with any customer or supplier.

3.12 Related-Party Transactions. No employee, shareholder, officer, Resident Representative or director of any Company Entity or member of his/her immediate family is indebted to any Company Entity, nor is any Company Entity indebted (or committed to make loans or extend or guarantee credit) to any of them. To the knowledge of the Company, none of such persons has any direct or indirect ownership interest in (a) any property or right, tangible or intangible, which is used in the business of any Company Entity, (b) any Person with which any Company Entity is affiliated or with which any Company Entity has a business relationship, or (c) any Person that competes with any Company Entity, except that employees, shareholders, officers or directors of any Company Entity and members of their immediate families may own up to one percent (1%) of the outstanding shares of a publicly-traded company that competes with any Company Entity. No officer, Resident Representative or director of any Company Entity or any member of the immediate family of such officer, Resident Representative or director is directly or indirectly interested in any contract (of the type which is required to be identified on Section 3.10(a) of the Disclosure Schedule) with any Company Entity. All commercial transactions are negotiated on an arms length basis and at fair market value.

3.13 Changes. Since the Balance Sheet Date and except as otherwise reflected in the Company Financial Statements, each Company Entity has conducted its business, in all material respects, in the ordinary course consistent with past practice and there has not occurred:

(a) any change, event or condition that, individually or in the aggregate, is a Company Material Adverse Effect;

(b) any material damage, destruction or loss, whether or not covered by insurance having a Company Material Adverse Effect;

(c) any waiver by any Company Entity of a valuable right or of a debt owed to it, in an amount exceeding $15,000 individually or $30,000 in the aggregate;

(d) any satisfaction or discharge of any Lien or payment of any obligation by any Company Entity, except in the ordinary course of business consistent with past practice and that is not material to the Assets, financial condition, operating results or business of the Company Entities, taken as a whole;

(e) any contract entered into by any Company Entity, other than in the ordinary course of business consistent with past practice, and other than the Convertible Promissory Note, or any change or amendment to a contract or arrangement by which any Company Entity or any of its Assets is bound or subject, other than in the ordinary course of business consistent with past practice;

(f) any change in any compensation arrangement or agreement with any officer or Key Employee of any Company Entity;

(g) any sale, assignment or transfer of any patents or patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible Assets, or disclosure of any proprietary confidential information to any Person;

(h) any acquisition, sale or transfer of any material asset of any Company Entity;

(i) any resignation or termination of employment of any officer or Key Employee of any Company Entity;

(j) any declaration, payment, setting aside or other distribution of cash or other property to its shareholders or interest holders with respect to its common shares, other equity securities or other interests (including without limitation, any warrants, options or other rights to acquire its common shares or other equity securities), or any direct or indirect redemption, purchase or other acquisition by the Company of any of its common shares or interests;

(k) any mortgage, pledge, transfer of a security interest in, or Lien, created by any Company Entity, with respect to any of its Assets, except for Permitted Liens;

(l) any notice that there has been a loss of, or order cancellation by, any major customer of any Company Entity;

(m) any capital expenditures or commitments therefor that are in an amount exceeding $25,000 in the case of any individual item or $50,000 in the aggregate;

(n) any loans or advances to, guarantees for the benefit of, or any investments in, any Person (including, without limitation, any employees, officers or directors, or any members of their immediate families, of any Company Entity);

(o) any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates) materially affecting the Assets of any Company Entity;

(p) any amendment or change to the Memorandum of Association or Bye-laws, or the certificates of incorporation or bylaws or other charter or organizational documents of any Company Entity;

(q) any election with respect to taxes or changes in tax accounting methods;

(r) to the knowledge of the Company, any other event or condition of any character that would have a Company Material Adverse Effect; or

(s) any agreement by any Company Entity to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

3.14 Tax Matters.

(a) Each Company Entity has filed all Tax Returns that it was required to file in all applicable jurisdictions and all such Tax Returns were correct and complete in all material respects. Each Company Entity has paid all Taxes owed in respect of the periods covered by such Tax Returns whether or not shown due on such Tax Return. Through the date hereof, no Company Entity has any liability for Taxes in excess of the amount reserved or provided for on the most recent balance sheet included in the Company Financial Statements and Taxes arising since the Balance Sheet Date in the ordinary course of business. No Company Entity has any existing or, to its knowledge, potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. Each Company Entity has withheld from their respective employees, customers and any other payees on which withholding of Taxes may be required (and has timely paid to the appropriate Governmental Entity) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable Laws and Regulations.

(b) No Company Entity has had any examination report issued or statement of deficiencies assessed against it which has not been resolved or satisfied. No Tax Returns of any Company Entity have been audited by any Governmental Entity. No examination or audit of any Tax Returns of any Company Entity by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. No Company Entity has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which is currently in effect.

(c) No Company Entity has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the preceding five (5) years. No Company Entity is a party to any Tax allocation or sharing agreement.

(d) No Company Entity is or has ever been a member of an “affiliated group” of corporations (within the meaning of Section 1504 of the Code).

(e) No Company Entity will be required to report any amount in taxable income in any taxable period ending after the Closing pursuant to Section 481 of the Code by reason of a change of accounting method occurring in a taxable period ending on or before the Effective Time.

(f) Since the date of its incorporation, the Company has reported its income in accordance with the accrual method of accounting.

(g) Other than the Company Common Shares and the Company Options and Warrants, there exists no other outstanding security or instrument of any type (whether issued, sponsored or guaranteed by the Company) that could be treated as an equity interest in the Company for any income tax purposes.

(h) No Company Entity is a party to any contract, agreement, plan or arrangement covering any person that is reasonably likely to give rise to the payment of any amount (or the provision of any compensatory benefit) that would not be deductible as a so-called “parachute payment” by reason of Section 280G of the Code or subject any payee to any excise tax imposed under Section 4999 of the Code.

(i) Except for the Operating Company and the Dormant Subsidiaries, the Company does not have any other Subsidiary or affiliated corporations and does not own more than ten percent (10%) of the shares of any other corporation. The Company and the Operating Company are not members, owners, partners, or venturers in any entity (such as a general partnership, limited partnership, limited liability company or trust) that is treated as a partnership for any income tax purposes.

(j) Section 3.14(j) of the Disclosure Schedule identifies each state and foreign jurisdiction in which the Company has been, or is currently, required to file any form of Tax Return.

(k) The Company has received an assurance from the Ministry of Finance in Bermuda granting an exemption, until March 28, 2016, from the imposition of Tax under any applicable Bermuda Laws and Regulations computed on profits or income or computed on any capital asset, gain or appreciation, or any Tax in the name of estate duty or inheritance tax (save for such Tax or duty on persons who are ordinarily resident in Bermuda and any Tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company).

(l) The Operating Company is entitled to an exemption from foreign invested enterprise state and local enterprise income taxes from the relevant Governmental Entities in the People’s Republic of China for a period of two years commencing with the first profit-making year for the Operating Company.

(m) The Operating Company pays the value-added tax (VAT) for the software products that it has developed, manufactured and sold at the rate of seventeen percent (17%) for the years 2002, 2003 and 2004, and the Operating Company is entitled to a refund of the portion of such VAT tax paid at the rate exceeding three percent (3%) for its registered software products for the years 2002, 2003 and 2004.

3.15 Assets. Each Company Entity has good and marketable title to, or valid leasehold interest in, its respective properties and assets (all such properties and assets being referred to as the “Assets”), other than such property and assets as to which the failure to have the title or lease rights, individually or in the aggregate, would not have a Company Material Adverse Effect. The Assets are free and clear of all Liens, except (a) as reflected in the Company Financial Statements and (b) Permitted Liens. The Assets constitute all the assets used or held for use in the conduct of the respective businesses of the Company Entities and necessary for Purchaser to operate such businesses as currently conducted by such Company Entities. No Company Entity owns any real property. All of the tangible Assets of each Company Entity are in good operating condition, subject to normal wear and tear, and are reasonably fit and useable for the purposes for which they are currently being used.

3.16 Insurance. Section 3.16 of the Disclosure Schedule sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by each Company Entity and of all life insurance policies maintained by each Company Entity on the lives of its respective employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the “Insurance Policies”). There is no claim pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable on the Insurance Policies or renewals thereof have been paid and each Company Entity is otherwise in material compliance with the material terms of such policies. All Insurance Policies will remain in full force and effect through the Closing Date and also as to claims arising out of events that occur prior to the Closing. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of the Insurance Policies.

3.17 Employee Benefit Plans.

(a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Plans.

(b) No Company Entity presently maintains or contributes to, or has ever maintained or contributed to, any Employee Plan that is or was subject to ERISA.

(c) Each Employee Plan has been maintained in material compliance with its terms and conditions and with the requirements prescribed by any and all applicable Laws and Regulations (including any special provisions relating to qualified plans where such Employee Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities.

(d) There has been no amendment to, written interpretation of, announcement (whether or not written) or anticipated change by any Company Entity relating to, or change in employee eligibility or coverage under, any Employee Plan that would materially increase the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

(e) The consummation of the transactions contemplated by this Agreement or any agreement contemplated hereby will not (either alone or with any other event), entitle any employee or independent contractor of any Company Entity to severance pay or accelerate the time of payment or vesting or trigger any payment of funding of compensation benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of any Company Entity that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m) of the Code.

3.18 Labor Matters, Agreements and Actions.

(a) Section 3.18(a) of the Disclosure Schedule contains a list of all current employees and consultants of each Company Entity, along with the position and the annual rate of compensation (or hourly wage rate) of each such person. Each Company Entity is current in the payment of all wages and benefits owed to its employees.

(b) Each Company Entity has made all contributions required by Laws and Regulations to be made on behalf of such Company Entity’s current and former employees into social welfare plans (including contributions required to be made by a Company Entity or to be withheld from and paid on behalf of any employee of a Company Entity into the unemployment insurance, pension, medicine insurance and injury insurance funds pursuant to the labor laws of the People’s Republic of China).

(c) Section 3.18(c) of the Disclosure Schedule contains a complete and accurate list of any employment, bonus, severance, change of control agreement or any other compensation-related agreement with any executive officer or other Key Employee. As of the date hereof, no Company Entity is aware that any executive officer or Key Employee, or that any group of employees of any Company Entity, intends to terminate their employment with such Company Entity, nor does such Company Entity have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of each Company Entity is terminable at the will of such Company Entity. Each Company Entity has complied in all material respects with all applicable state, provincial, municipal and federal equal employment opportunity and other laws related to employment (including without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes and union dues), and no Company Entity is aware that it has any labor relations problems (including without limitation any union organization activities, threatened or actual strikes or work stoppages or material grievances). No Company Entity is bound by or subject to (and none of its Assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.

(d) Each current and former employee and consultant to each Company Entity has entered into a confidentiality and assignment of inventions agreement with such Company Entity, a copy of each of which has previously been delivered to Purchaser. No Company Entity has agreements or arrangements with persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by such Company Entity, the type of work performed by the persons or any other circumstances, such persons could reasonably be deemed to be employees of such Company Entity.

3.19 Certain Matters Relating Solely to the Founders.

(a) Neither Founder is in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with any Company Entity or with another entity) relating to employment, non-competition, non-solicitation, non-disclosure or any Intellectual Property of any Person or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of each Founder to be employed by any Company Entity. No such relationship, term, contract, agreement, judgment, decree, or order conflicts with each Founder’s obligations to use his best efforts to promote the interests of the Company Entities nor does the execution and delivery of this Agreement, nor the carrying on of the Company Entities’ business as an officer or director of such Company Entity, conflict with any such relationship, term, contract, agreement, judgment, decree or order. Neither Founder has brought to any Company Entity any Intellectual Property or other proprietary or confidential information of any previous employers nor is subject to or in violation of any proprietary information agreements, non-disclosure agreements or like agreements involving Intellectual Property that will be used by such Company Entity.

(b) There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to such Founder’s knowledge, threatened against such Founder, and, to such Founder’s knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

(c) Any Intellectual Property that either Founder has transferred to the Company Entities was owned by such Founder at the time of transfer, with no rights in any other party. As of the date of this Agreement, such Founder has transferred all right, title and interest in such Intellectual Property to the Company Entities, so that such Intellectual Property is fully vested in the Company Entities. There is no Legal Proceeding or investigation (or any basis therefor) pending, or to the knowledge of the Company or either Founder, currently threatened against either Founder, that questions whether either Founder has all right, title and interest in and to any Intellectual Property such Founder transferred directly or indirectly to a Company Entity.

(d) During the previous five years, neither Founder has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property, (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company, or (iv) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(e) No Company Entity has any outstanding loans from, obligations to or agreements with either of the Founders not disclosed in the Company Financial Statements.

3.20 Prepayments and Deposits; Customers and Suppliers. The Disclosure Schedule sets forth all prepayments and deposits which have been received by any Company Entity as of the date hereof from customers for royalties with respect to products to be shipped or services to be performed after the Closing Date or which have been made by any Company Entity for royalties to be owed or services to be performed after the Closing Date.

3.21 Banking Facilities. The Disclosure Schedule sets forth a true, correct and complete list of:

(a) each bank, savings and loan or other financial institution in which any Company Entity has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained thereat; and

(b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility.

3.22 Powers of Attorney and Suretyships. No Company Entity has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

3.23 Brokers and Finders. No Company Entity is obligated to pay any broker’s or finder’s fee or any other commission or similar fee to any agent, broker, investment banker, financial advisor or other firm or Person in connection with any of the transactions contemplated by this Agreement, and the Company agrees to indemnify and hold Purchaser harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

3.24 Disclosure. No representation or warranty of the Company, the Operating Company and the Founders contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate furnished or to be furnished to Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary, the Company shall not be deemed to make to Purchaser any representation or warranty (express or implied) other than as expressly made by the Company in this Agreement.

ARTICLE IV

REPRESENTATIONS OF PURCHASER

Purchaser represents and warrants to the Company and the Operating Company that:

4.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Amalgamation Sub is a duly formed limited liability company and is existing in good standing under the laws of the jurisdiction of its formation. Each of Purchaser and Amalgamation Sub is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of property or the character of its business requires such qualification, except those jurisdictions where failure to be so qualified or to be in good standing would not have a Purchaser Material Adverse Effect. Each of Purchaser and Amalgamation Sub has all required power and authority necessary to execute and deliver the Agreement and the agreements contemplated herein, and to carry out the transactions contemplated hereby and thereby.

4.2 Authorization; No Violation.

(a) All corporate action on the part of Purchaser and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the agreements provided herein, and the consummation of all transactions contemplated hereunder and thereunder by Purchaser, have been taken. All limited liability company action on the part of Amalgamation Sub and its respective officers, managers and members necessary for the authorization, execution and delivery of this Agreement and the agreements provided herein, and the consummation of all transactions contemplated hereunder and thereunder by Amalgamation Sub, have been taken. This Agreement has been duly and validly executed and delivered by Purchaser and Amalgamation Sub. This Agreement and each other agreement contemplated hereby to which Purchaser and Amalgamation Sub are a party constitute valid and legally binding obligations of Purchaser and Amalgamation Sub, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The execution, delivery and performance by Purchaser and Amalgamation Sub of this Agreement and the agreements provided for herein, the consummation by Purchaser and Amalgamation Sub of the transactions contemplated hereby and thereby, and the compliance by Purchaser and Amalgamation Sub with any of the terms or provisions hereof or thereof, will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of the certificates of incorporation or bylaws or other charter or organizational documents of Purchaser and Amalgamation Sub or (ii) (x) violate any Laws and Regulations applicable to Purchaser and Amalgamation Sub or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or Amalgamation Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which Purchaser or Amalgamation Sub is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

4.3 Securities Filings; Financial Statements.

(a) Purchaser has filed and made available to the Company all forms, reports and documents required to be filed by Purchaser with the SEC since September 26, 2003 (collectively, the “Purchaser SEC Filings”). The Purchaser SEC Filings (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Filings or necessary in order to make the statements in such Purchaser SEC Filings, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Purchaser SEC Filings, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or the SEC) and fairly presented the consolidated financial position of Purchaser and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include notes, but do include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation.

(c) Since September 30, 2004, there has been no event which has had a Purchaser Material Adverse Effect.

4.4 Tax Matters.

(a) Purchaser has filed all Tax Returns that it was required to file in all applicable jurisdictions and all such Tax Returns were correct and complete in all material respects. Purchaser has paid all Taxes owed in respect of the periods covered by such Tax Returns whether or not shown as due on such Tax Return. Through the date hereof, Purchaser has no liability for Taxes in excess of the amount reserved or provided for on the most recent balance sheet included in the Purchaser SEC Filings and Taxes arising since the Balance Sheet Date in the ordinary course of business. Purchaser has no existing or, to its knowledge, potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Purchaser during a prior period) other than the Purchaser. Purchaser has withheld from its employees, customers and any other payees on which withholding of Taxes may be required (and has timely paid to the appropriate Governmental Entity) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable Laws and Regulations.

(b) Purchaser has had no examination report issued or statement of deficiencies assessed against it which has not been resolved or satisfied. No Tax Returns of Purchaser have been audited by any Governmental Entity. No examination or audit of any Tax Returns of Purchaser by any Governmental Entity is currently in progress or, to the knowledge of the Purchaser, threatened or contemplated. Purchaser has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which is currently in effect.

(c) Purchaser has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the preceding five (5) years. Purchaser is not a party to any Tax allocation or sharing agreement.

(d) Purchaser will not be required to report any amount in taxable income in any taxable period ending after the Closing pursuant to Section 481 of the Code by reason of a change of accounting method occurring in a taxable period ending on or before the Effective Time.

(e) Section 4.4(e) of the Disclosure Schedule identifies each state and foreign jurisdiction in which the Purchaser has been, or is currently, required to file any form of Tax Return.

4.5 Capitalization. As of September 24, 2004, the authorized capital shares of the Purchaser consisted of 100,000,000 shares of Purchaser Common Stock, of which 15,164,994 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001, none of which are issued and outstanding. As of September 24, 2004, options to purchase 1,716,881 shares of Purchaser Common Stock were outstanding under Purchaser’s stock options plan(s).

4.6 Issuance of Purchaser Common Stock. The shares of Purchaser Common Stock to be issued pursuant to the Amalgamation, when issued, will be duly authorized, validly issued, fully paid, non-assessable and, assuming the accuracy of the representations and warranties of the Company and the Operating Company contained in the last sentence of Section 3.3(a) of this Agreement, issued in compliance with applicable federal and state securities Laws and Regulations.

4.7 Consents and Approvals. No consents or approvals of any Governmental Entity or any third parties are required in connection with the execution, delivery or performance of this Agreement and the agreements provided for herein by Purchaser or Amalgamation Sub or the consummation of the transactions contemplated hereby or thereby by Purchaser or Amalgamation Sub.

4.8 Amalgamation Sub. Amalgamation Sub has been formed by Purchaser for the purpose of effecting the Amalgamation. The authorized capital securities of Amalgamation Sub consist of 100 units, of which 100 units are issued and outstanding. All of the issued and outstanding units of Amalgamation Sub are owned by Purchaser and are validly issued, fully paid and non-assessable. Except for obligations incurred in connection with its formation or organization or the negotiation and consummation of this Agreement and any related documentation to which it is a party, and the transactions contemplated hereby and thereby, Amalgamation Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

4.9 Brokers or Finders. Purchaser is not obligated to pay any broker’s or finder’s fee or any other commission or similar fee to any agent, broker, investment banker, financial advisor or other firm or Person in connection with any of the transactions contemplated by this Agreement, and Purchaser agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

4.10 Disclosure. No representation or warranty of Purchaser contained in this Agreement or in any certificate furnished or to be furnished to the Company pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary, Purchaser shall not be deemed to make to the Company any representation or warranty (express or implied) other than as expressly made by Purchaser in this Agreement.

ARTICLE V

CERTAIN COVENANTS OF THE COMPANY AND THE OPERATING

COMPANY

5.1 Conduct of the Business Prior to the Closing Date. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date (the “Pre-Closing Period”), except as expressly contemplated or permitted by this Agreement, the Company and the Operating Company shall, and the Company shall cause the Operating Company and each of its other Subsidiaries, to (a) conduct its business in the ordinary course consistent in all material respects with past practice and all applicable Laws and Regulations, (b) use reasonable commercial efforts consistent with past practice and policies to preserve intact the Company Entity’s present business organizations, keep available the services of the employees of the business and preserve the relationships with customers, suppliers, distributors, licensors, licensees of the business, and others having significant business dealings with the business and (c) not take any action intended to adversely affect or delay in any material respect the ability of either Purchaser or the Company to obtain any necessary approvals of any regulatory agency or other Governmental Entity required to consummate the transactions contemplated hereby.

5.2 Conduct of the Business. During the Pre-Closing Period, except as set forth in Section 5.2 of the Disclosure Schedule or except as expressly contemplated by this Agreement, the Company and the Operating Company shall not do, cause or permit any of the following, or allow, cause or permit any of the Company’s other Subsidiaries to do, cause or permit any of the following, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) Cause or permit any amendment, modification, alteration or rescission of the Memorandum of Association or Bye-Laws or charter documents, bye-laws or other organizational documents of the Operating Company or any of the Company’s other Subsidiaries;

(b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its common shares or equity interests (other than dividends or distributions by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary thereof) or split, combine, convert, exchange or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or equity interests, except from former employees, directors and consultants in accordance with agreements in existence as of the date hereof and otherwise disclosed to Purchaser on the Disclaimer Schedule providing for the repurchase of such capital stock in connection any termination of service to the Company;

(c) Grant any options, stock appreciation rights or other rights to acquire securities or equity interests, other than the issuance of the contingent portion of the Warrants to purchase 100,000 Company Common Shares pursuant to currently outstanding obligations as set forth in Section 3.3(b) of the Disclosure Schedule;

(d) Accelerate, amend or change the period of exercisability or vesting of Company Options or other rights granted under its stock plans or otherwise or authorize cash payments in exchange for any options or other rights granted under any of such plans, other than as required pursuant to Section 2.7(a);

(e) Grant restricted stock or equity interest bonuses or cash bonuses, other than as set forth in the Inducement Agreements;

(f) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any common shares, equity interests or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such common shares, equity interests or other convertible securities, other than (i) the issuance of shares of Company Common Shares pursuant to the exercise of Company Options outstanding under the Company Stock Option Plan as of the date of this Agreement, (ii) the issuance of shares of Company Common Shares pursuant to the exercise of the Warrants outstanding as of the date of this Agreement, (iii) the issuance of shares of Company Common Shares on conversion of the Convertible Promissory Note and (iv) the issuance of the contingent portion of the Warrants to purchase 100,000 Company Common Shares pursuant to currently outstanding obligations as set forth in Section 3.3(b) of the Disclosure Schedule;

(g) Amend or waive any material right under any Material Contract;

(h) Transfer to any Person or entity any rights in or to the Intellectual Property other than (i) the transfer of non-exclusive rights to the Intellectual Property in the ordinary course of business consistent with past practice, (ii) pursuant to existing agreements or (iii) as required pursuant to Section 6.25 of this Agreement;

(i) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the products or technology of any Company Entity;

(j) Sell, lease, license or otherwise dispose of or encumber any of the Assets, except in the ordinary course of business consistent with past practice or as required pursuant to Section 6.25 of this Agreement;

(k) (i) Incur any indebtedness for borrowed money, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or (iii) cancel, release, assign or modify any material amount of indebtedness of any other Person;

(l) Enter into any lease for real property or land use right or material operating lease, other than the lease for real property to be transferred from Jiping Wang pursuant to Section 6.15 of this Agreement;

(m) Pay, discharge or satisfy in an amount individually or in the aggregate in excess of $25,000 any claim, action, litigation, arbitration or proceeding (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business consistent with past practice, other than (i) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements, (ii) pursuant to the agreements listed on Section 5.2(m) of the Disclosure Schedule, (iii) pursuant to court orders entered against the Company or (iv) as otherwise permitted pursuant to this Section 5.2;

(n) Make any capital expenditures, capital additions or capital improvements except (i) in the ordinary course of business consistent with past practice that do not exceed individually or in the aggregate $15,000 and (ii) pursuant to contracts or commitments set forth on Section 5.2(n) of the Disclosure Schedule;

(o) Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(p) (i) Adopt, or amend in a manner that will increase the benefits to be provided to any director, Resident Representative or employee of the Company or its Subsidiaries under, any Employee Plan (except as required by Laws and Regulations or pursuant to a collective bargaining agreement set forth on Section 3.10(a)(iii) of the Disclosure Schedule and following written notice thereof to Purchaser), (ii) hire or enter into any employment agreement with any director, Resident Representative or executive officer level employee, (iii) increase the salaries or wage rates of any of its employees, (iv) pay any special bonus or special remuneration to any employee, Resident Representative or director other than pursuant to existing agreements identified on Section 5.2(p) of the Disclosure Schedule or (v) provide any salary or bonus guarantee to any of its employees other than pursuant to existing agreements or pursuant to the Inducement Agreements;

(q) Grant any severance or termination pay (i) to any director, Resident Representative or officer or (ii) to any other employee, in each case, except payments made pursuant to any Employee Plan or agreements outstanding, or policies in effect on the date hereof (as described on Section 5.2(q) of the Disclosure Schedule), or as required by applicable Laws and Regulations or pursuant to a collective bargaining agreement set forth on Section 3.10(a)(iii) of the Disclosure Schedule;

(r) Commence any action, suit or proceeding other than (i) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Purchaser prior to the filing of such a suit, or (ii) in respect of a breach of this Agreement;

(s) Acquire or agree to acquire by amalgamating, merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company and its Subsidiaries, or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization;

(t) Make or change any material election in respect of Taxes, adopt or change in any material respect any accounting method in respect of Taxes, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

(u) Revalue any of its assets other than in the ordinary course of business consistent with past practice or as required by applicable law, rule or regulation;

(v) Make any material change to the accounting methods or practices, except as may be required by GAAP or any Laws and Regulations;

(w) Change domain names or fail to renew existing domain name registrations on a timely basis;

(x) Fail to submit any material registrations required to be made with applicable Governmental Entities, including registration of contracts of the Operating Company which are of the type which are required to be identified on Section 3.10(a) of the Disclosure Schedule; or

(y) Take or agree in writing to take, any of the actions described in Sections 5.2(a) through (x) above.

5.3 Reports, Taxes. The Company shall duly and timely file all Tax Returns or returns required to be filed with federal, state, local and foreign authorities and shall promptly pay all Taxes levied or assessed upon it or any of its properties (unless contesting such in good faith, adequate provision has been made therefor and notice of such contest has been previously provided or will be provided in advance to Purchaser).

5.4 Non-Solicitation.

(a) The Company and the Operating Company shall not directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for (x) any amalgamation, merger, consolidation, reorganization, recapitalization or similar transaction involving the Company or any of its Subsidiaries, (y) the transfer or issuance of any Company Common Shares, equity interest or other securities of the Company or any of its Subsidiaries (excluding transfers or issuances pursuant to outstanding Company Options, Warrants or the Convertible Promissory Note or other currently outstanding commitments to issue Company Common Shares, equity interests or other securities identified in Section 3.3(b) of the Disclosure Schedule), or (z) any transfer of a material portion of the Assets of the Company or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to in this Agreement as an “Acquisition Proposal”), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal.

(b) The Company shall notify Purchaser as promptly as practicable (and in no event later than 48 hours) after receipt by the Company (or its advisors), of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs the Company that it is considering making an Acquisition Proposal. Such notice to Purchaser shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

5.5 Intellectual Property.

(a) During the Pre-Closing Period, except as expressly contemplated or permitted by this Agreement, the Company and the Operating Company shall, and the Company shall cause each of its other Subsidiaries, to use commercially reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect all licenses, approvals, agreements, franchises, copyrights and patents, and all other rights (including without limitation with respect to Intellectual Property) used in or necessary to the present or reasonably anticipated future conduct of the Company Entities’ businesses, the loss of which would reasonably be likely to have a Company Material Adverse Effect.

(b) Notwithstanding the foregoing, no Company Entity shall take any of the following actions during the Pre-Closing Period without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned, provided, however, that if Purchaser does not respond within five (5) business days of Company Entity’s request to take such action, Purchaser shall be deemed to have consented to such request):

(i) Buy, or enter into any inbound license agreement with respect to third party Intellectual Property or Intellectual Property Rights to be incorporated in or used in connection with the Company Products or sell, lease or otherwise transfer or dispose of, or enter into any outbound license agreement with respect to, any of the Company IP or Company Products;

(ii) Propose or enter into any contract or agreement, whether written or oral, with any Person, other than Purchaser, providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any of the Company IP;

(iii) Enter into any contract or agreement, whether written or oral, relating to (i) the sale or distribution of any Company Product, (ii) the provision of any services, or (iii) the exclusive license of any Company IP;

(iv) Change pricing or royalties charged to customers or licensees of any Company Entity;

(v) Enter into any strategic arrangement or relationship or development or joint marketing arrangement or relationship relating to the business of any Company Entities; or

(vi) Disclose or otherwise give a third party access to the confidential information of any Company Entity without adequate written obligations of confidentiality sufficient to protect the Company IP.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Access to Information. Subject to the Confidentiality Agreement and upon reasonable notice, the Company and Purchaser shall each afford to the officers, employees, accountants, counsel and other representatives of the other access, during normal business hours during the Pre-Closing Period, to all information concerning its business, properties and personnel, including the work papers of their respective independent accountants, as may reasonably be requested. The Company and Purchaser shall hold any such information which is non-public in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty construed in this Agreement or the conditions to the obligations of the parties to consummate the Amalgamation.

6.2 Shareholder Approval. The Company shall use commercially reasonable efforts to take all actions necessary in accordance with the Companies Act and its Memorandum of Association and Bye-Laws to duly call, give notice of, convene and hold a special general meeting of its shareholders (the “Company Shareholders Meeting”) as promptly as practicable after the date hereof to obtain their vote for the adoption and approval of this Agreement and the transactions contemplated hereby. The Board of Directors shall recommend approval and adoption of this Agreement and the Amalgamation by the Company’s shareholders at such shareholders meeting. In connection with such meeting, the Company shall (a) promptly prepare and mail to its shareholders as promptly as practicable an information statement (the “Information Statement”) describing the material terms of the Amalgamation and this Agreement and including a copy of this Agreement, together with a statement of the fair value of the Company Common Shares as determined by the Board of Directors of the Company and the disclosure of the existence of appraisal rights pursuant to Section 106 of the Companies Act, (b) use its reasonable commercial efforts (not involving the transfer of any thing of value or waiver or release of any right or benefit) to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (c) otherwise comply with all legal requirements applicable to such meeting. Purchaser shall provide promptly to the Company such information concerning its business and financial statements and affairs, as, in the reasonable judgment of the Company or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the Company in the preparation of the Information Statement.

6.3 Legal Conditions to Amalgamation. Each of Purchaser, Amalgamation Sub, the Company and the Operating Company shall take all reasonable actions necessary to comply promptly with all Laws and Regulations which may be imposed on itself with respect to the Amalgamation (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity and executing and verifying the application for registration of the Amalgamation with the Registrar) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed in connection with the Amalgamation.

6.4 Public Disclosure. During the Pre-Closing Period, except as otherwise required by Laws and Regulations or by obligations pursuant to any listing agreement with the National Association of Securities Dealers, Inc. (“Required Disclosure”), and except as required for the solicitation of the approval of the Company’s shareholders, the pursuit of third-party consents, and announcements to and discussions with employees of the Company reasonably required in furtherance of the Amalgamation and the performance of the parties’ obligations pursuant to this Agreement, neither the Company nor Purchaser shall issue or cause the publication of any press release or public announcement or disclosure to any third party of the existence or any subject matter, terms or conditions of this Agreement unless jointly approved by Purchaser and the Company prior to release, announcement or disclosure. Notwithstanding the foregoing, if a party determines in its sole discretion that a Required Disclosure of information relating to this Agreement is required, such party shall provide the other party with as much prior written notice (including the language, form and content of the Required Disclosure) and an opportunity for consultation as is reasonably practicable under the circumstances of any intended Required Disclosure, it being understood that nothing herein shall prevent the disclosing party from making Required Disclosure. The Company and Purchaser further agree that the language, form and content of any public disclosure of information relating to this Agreement (whether through a press release, public filing (which filing a party determines to be voluntary) or report, public statement or otherwise) that is not a Required Disclosure shall be mutually agreed in advance by the parties, which agreement shall not be unreasonably withheld. Subject to the foregoing, the Company shall ensure that a notice (the “Notice”) is published in Bermuda’s Royal Gazette not less than thirty-one (31) days prior to the Effective Time advising of the Amalgamation and that creditors have a period of thirty (30) days from the date of the Notice to object to the Amalgamation.

6.5 Consents. The Company and Purchaser shall each use its reasonable commercial efforts to obtain any necessary consents, waivers and approvals under any of its material agreements, contracts, licenses or leases as may be required to consummate the Amalgamation.

6.6 Securities Compliance.

(a) Shareholders’ Letters; Exemption for Registration. Promptly following the execution of this Agreement, the Company shall use commercially reasonable efforts to obtain and deliver to Purchaser from each of the Holders an executed Shareholders’ Letters in substantially the form attached hereto as either Exhibit F-1, in the case of U.S. Holders, or Exhibit F-2, in the case of non-U.S. Holders (collectively, the “Shareholders’ Letters”).

(b) Private Placement. Based on the representations set forth in the Shareholders’ Letters, Purchaser shall issue the shares of Purchaser Common Stock issuable in the Amalgamation to the Holders pursuant to this Agreement under the Securities Act and the rules and regulations promulgated thereunder, by virtue of the exemptions provided by Section 4(2) of the Securities Act, Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act.

(c) Registration of Shares. Within five (5) business days after the Effective Time, Purchaser shall prepare and file with the SEC a “Shelf” registration statement (such registration statement including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, a “Registration Statement”) covering all of the Amalgamation Shares for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act. The Registration Statement shall be on Form S-3 (or, if Purchaser is not then eligible to register for resale the Amalgamation Shares on Form S-3, on Form S-1 or another appropriate form in accordance herewith as the Holders may consent). Although all of the Amalgamation Shares shall be covered by such Registration Statement, any contractual restrictions on sale shall continue to apply. Purchaser (i) shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and (ii) shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Amalgamation Shares covered by such Registration Statement (the “Registrable Securities”) have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act as determined by counsel to Purchaser pursuant to a written opinion letter to such effect (the “Effectiveness Period”). Purchaser’s obligation to maintain the effectiveness of the Registration Statement may be temporarily suspended for a period of up to an aggregate of sixty (60) days in any twelve (12) month period (but not to exceed thirty (30) consecutive days in any single instance) if Purchaser furnishes the Shareholder Representative a certificate signed by the Chief Executive Officer of Purchaser stating that (i) a material corporate development has occurred or a material corporate transaction is under consideration, (ii) in the good faith judgment of Purchaser, disclosure of such development or transaction in an amendment or supplement to the Registration Statement would be detrimental to Purchaser, and (iii) it would be materially harmful to Purchaser for such Registration Statement to be maintained effective at such time, provided, however, that Purchaser shall following such reinstatement of effectiveness maintain the effectiveness of such Registration Statement for an additional period equal to the number of days during which the effectiveness was suspended. Purchaser will notify the Shareholder Representative and the selling shareholders covered by the Registration

Statement of the end of each such suspension period promptly after the above conditions are no longer in existence. In no event shall Purchaser be required to effect an underwritten public offering in connection with the rights provided by this Section 6.6.

(d) Expenses of Registration. Purchaser shall pay all Registration Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 6.6, and each Holder shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. For purposes of this Section 6.6, “Registration Expenses” shall mean all expenses, excluding any Selling Expenses payable by the Holders, incurred by Purchaser in complying with Sections 6.6(a) and 6.6(e), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Purchaser, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. For purposes of this Section 6.6(d), “Selling Expenses” shall mean all selling discounts, commissions and stock transfer or other Taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

(e) Registration Procedures. In the case of any registration effected by Purchaser pursuant to Section 6.6(c), Purchaser shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Purchaser shall:

(i) (A) Furnish to the Shareholder Representative and the designated counsel to the Holders, prior to the filing thereof with the Commission, a copy of the Registration Statement or any related prospectus or any amendment or supplement thereto, which documents will be subject to the review of such Shareholder Representative and such designated counsel, (B) use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Shareholder Representative and designated counsel may reasonably propose, and (C) cause its officers and directors, counsel and independent certified accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

(ii) (A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period; (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (C) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Amalgamation Shares covered by the Registration Statement during the Effectiveness Period.

(iii) File such supplements or attach “stickers” to the Registration Statement or prospectus as and when required by the SEC to evidence a material amount of resales by a Holder pursuant to a prospectus.

(iv) Notify the Holders of Amalgamation Shares to be sold (as well as the designated counsel to the Holders) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than five (5) days (or, in the case of a supplement or “sticker” required to be filed or attached, within two (2) days) prior to such filing) and (if requested by any such person) confirm such notice in writing no later than two (2) days following the day (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the SEC notifies Purchaser whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (Purchaser shall provide true and complete copies thereof and all written responses thereto to the Shareholder Representative and the designated counsel to the Holders); and (3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement or prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Amalgamation Shares or the initiation of any proceedings for that purpose; (D) of the receipt by Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Amalgamation Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Amalgamation Shares for sale in any jurisdiction, at the earliest practicable moment.

(vi) Furnish to each Holder and the designated counsel to the Holders, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(vii) Promptly deliver to each Holder and the designated counsel to the Holders, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and Purchaser hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Amalgamation Shares covered by such prospectus and any amendment or supplement thereto.

(viii) Prior to any public offering of Amalgamation Shares, use its reasonable best efforts to register or qualify or cooperate with the selling Holders and their designated counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Amalgamation Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Amalgamation Shares covered by a Registration Statement; provided, however, that Purchaser shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Purchaser to any material tax in any such jurisdiction where it is not then so subject.

(ix) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Amalgamation Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Amalgamation Shares to be in such denominations and registered in such names as Holders may request.

(x) Upon the occurrence of any event contemplated by subsection (iv)(E) hereof, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xi) Use its reasonable best efforts to cause all Amalgamation Shares relating to such Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by Purchaser are then listed or quoted, and in connection therewith to file with the Nasdaq National Market an application for listing of additional shares with respect to the Amalgamation Shares.

(xii) Comply with all applicable rules and regulations of the SEC.

(xiii) Take all such other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to the Registration Statement.

(f) Information by Holder. Each Holder of Registrable Securities shall furnish to Purchaser such information regarding such Holder and the distribution proposed by such Holder as Purchaser may reasonably request in connection with any registration, qualification or compliance referred to in this Section 6.6, but only to the extent that such information is required in order for Purchaser to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder shall promptly notify Purchaser of any changes in the information set forth in the Registration Statement or otherwise provided by such Holder to Purchaser regarding such Holder or such Holder’s plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

(g) Indemnification and Contribution.

(i) Purchaser agrees to indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, or any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, and Purchaser shall, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity contained in this Section 6.6(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld), nor shall Purchaser be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Purchaser by such Holder specifically furnished for use in preparation of the Registration Statement, (B) the failure of such Holder to comply with any of the covenants and agreements contained in this Section 6.6, or (C) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

(ii) Each Holder, severally and not jointly, agrees to indemnify and hold harmless Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to Purchaser by such Holder in an instrument executed by such Holder and specifically stated to be for use in preparation of the Registration Statement, or any violation or alleged violation by Holder of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, provided, however, the indemnity contained in this Section 6.6(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld), and provided that no Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to Purchaser at least two business days before the sale from which such loss arose, (B) the failure of such Holder to comply with any of the covenants and agreements contained in Section 6.6, or (C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder; and each Holder, severally and not jointly, shall, as incurred, reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by any Holder to Purchaser pursuant to this Section 6.6(g) by reason of a sale of Purchaser Common Stock by such Holder exceed the amount of the net proceeds to such Holder from the sale of Purchaser Common Stock from which such liability arose.

(iii) Promptly after receipt by any indemnified person under subsections (i) or (ii) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.6(g), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however, that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

(iv) If the indemnification provided for in this Section 6.6(g) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations, provided, however, that any contribution by a Holder shall not exceed the net proceeds to such Holder for the sale of Purchaser Common Stock from which such liability arose, except in the case of willful fraud by such Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Purchaser on the one hand or a Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Purchaser and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.6(g) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 6.6(g)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 6.6(g)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v) The obligations of the Purchaser and the Holders under this Section 6.6(g) shall be in addition to any liability which Purchaser and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of Purchaser or any Holder, and to each person, if any, who controls Purchaser or any Holder within the meaning of the Securities Act or the Exchange Act.

(h) Restrictive Legend. Each certificate representing Amalgamation Shares shall bear substantially one of the two following legends (in addition to any legends required under applicable securities laws):

(i) For Holders located in the United States, the certificates shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE SHARES ARE FURTHER SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS WHICH IMPACT THE ABILITY TO SELL OR TRANSFER SUCH SHARES.

(ii) For Holders located outside the United States, the certificates shall bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY BE SOLD OR TRANSFERRED ONLY (A) IN ACCORDANCE WITH REGULATION S UNDER THE ACT, (B) IF THEY HAVE BEEN REGISTERED UNDER THE ACT, OR (C) THE COMPANY (OR ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, A “NO-ACTION” OR

INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION IS AVAILABLE FROM SUCH REGISTRATION UNDER THE CIRCUMSTANCES OF THE SALE OR TRANSFER. THE HOLDER OF THIS CERTIFICATE MAY NOT CONDUCT A HEDGING TRANSACTION INVOLVING THE SHARES EXCEPT IN COMPLIANCE WITH THE ACT.

The legends contained in this Section 6.6(h) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement, any Lock-Up Agreements governing such Holder and pursuant to the resale Registration Statement or pursuant to Rule 144 promulgated under the Securities Act (if accompanied by any legal opinion reasonably required by the Purchaser), but shall not be removed in any other circumstance without Purchaser’s prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

(i) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Purchaser agrees to use its reasonable best efforts to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the Amalgamation until all the Registrable Securities have been sold by the Holders;

(ii) File with the SEC in a timely manner all reports and other documents required of Purchaser under the Securities Act and the Exchange Act until all the Registrable Securities have been sold by the Holders; and

(iii) So long as a Holder owns any Registrable Securities, to furnish to that Holder forthwith upon request a written statement by Purchaser as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Purchaser, and such other reports and documents of Purchaser as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

6.7 Expenses. Whether or not the Amalgamation is consummated, all fees, costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee, cost or expense, with the legal fees, costs and expenses of the Company and the Operating Company currently estimated not to exceed $500,000.

6.8 Employment and Noncompetition Agreements. Concurrently with the execution of this Agreement, each of the Designated Employees has entered into an Employment Agreement, substantially in the form of Exhibit B attached hereto (the “Employment Agreement”), and a Noncompetition and Nonsolicitation Agreement, substantially in the form of Exhibit C attached hereto (the “Noncompetition and Nonsolicitation Agreement”), with the Company, the

Operating Company and Purchaser, as applicable. Purchaser covenants that it shall not treat any portion of the Amalgamation Consideration as having been transferred to any Holder in connection with the performance of services within the meaning of the Code, and shall not claim any deduction in respect of the Amalgamation Consideration.

6.9 Continuation of Benefits. As of the Effective Time and for a period of at least twelve (12) months following the Effective Time, Purchaser shall, or shall cause its Subsidiary to, provide compensation and employee benefits to each employee of a Company Entity no less favorable in the aggregate to the compensation and employee benefits received by such employee immediately prior to the Closing Date; provided, however, that nothing contained herein shall prohibit Purchaser’s ability to cause the employment of any such employee to be terminated at any time or shall require the continuation of compensation or benefits to such employees following any such termination.

6.10 Additional Agreements; Reasonable Commercial Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable Laws and Regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement each party to this Agreement shall use commercially reasonable efforts take all such necessary action.

6.11 Nasdaq Stock Market Listing. Purchaser shall cause the shares of Purchaser Common Stock to be issued upon consummation of the Amalgamation to be approved for listing on the Effective Time on the Nasdaq National Market, subject to official notice of issuance.

6.12 Lock Up, Retention and Inducement Agreements.

(a) Concurrently with the execution of this Agreement, each of the Designated Shareholders, other than the Founders and Designated Employees, has executed and delivered to Purchaser the Lock Up Agreement in substantially the form of Exhibit D-1 (collectively, the “Lock Up Agreements”) hereto and each of the Founders and each of the Designated Employees (other than George Gao) has executed and delivered to Purchaser the Lock Up and Retention Agreements in substantially the form of Exhibit D-2 (collectively, the “Lock Up and Retention Agreements”).

(b) The Company shall use its reasonable commercial efforts to cause each employee of the Operating Company (including George Gao) to enter into an Inducement Agreement with the Operating Company on substantially the terms attached hereto as Exhibit D-3 (the “Terms for the Inducement Agreements”), which Inducement Agreements shall be translated into Chinese and be accompanied with a description of the material terms of the transactions contemplated by this Agreement.

(c) The Company shall use its reasonable commercial efforts to cause each Holder of the Company Common Shares, other than the Holders identified in sections (a) and (b) above, to execute and deliver to Purchaser, on or prior to the Closing, a Lock Up Agreement in substantially the form of Exhibit D-1.

6.13 Voting Agreements. Concurrently with the execution of this Agreement, each of the Designated Shareholders shall enter into a Voting Agreement and irrevocable proxy substantially in the form attached hereto as Exhibit E (the “Voting Agreements”), pursuant to which they shall agree, subject to the terms and conditions of the Voting Agreement, to vote all the common shares of the Company held by them or by the entities they represent in favor of the Amalgamation. There shall be no amendments or modifications to the Voting Agreement without the written consent of the Company and Purchaser, respectively.

6.14 Options on Founder Shares. Each of the Company and Dr. Ostrem shall use reasonable commercial efforts to cause the outstanding options to acquire an aggregate of 1,000,000 Shares owned by Dr. Ostrem (the “Secondary Options”) to be exercised or terminated on or prior to the Effective Time. Notwithstanding anything to the contrary contained herein, in the Lock Up Agreements or in the Lock Up and Retention Agreements, Purchaser acknowledges and agrees that any Shares acquired from Dr. Ostrem by One Degree Capital Corp., Maurice Boucher, Michael Breukels, Evster Holdings Ltd. or Madeline Duva pursuant to the exercise of the Secondary Options shall not be subject to the provisions of the Lock Up and Retention Agreement (including, without limitation, any of the forfeiture provisions contained therein) to which Dr. Ostrem is a party, but will be subject to the Lock Up Agreement to which One Degree Capital Corp., Maurice Boucher, Michael Breukels or Evster Holdings Ltd. is a party or the Lock Up and Retention Agreement to which Madeline Duva is a party.

6.15 Office Lease. On or before Closing, the Operating Company shall use its reasonable commercial efforts to assume the lease for the branch offices of the Operating Company in Shanghai, China, that is currently in the name of Jiping Wang, with such changes thereto as are reasonably requested by Purchaser.

6.16 Company and Operating Company Debt. On or before Closing, each of the Company and the Operating Company shall use its respective reasonable commercial efforts to repay all outstanding debt, including accrued interest, owed to Jiping Wang.

6.17 Resignations of Officers, Resident Representatives and Directors. On or before the Closing, each Company Entity shall use its reasonable commercial efforts to obtain resignations from such officers, Resident Representatives and directors (other than the directors of the Company) of each Company Entity that the Purchaser specifically requests in writing to resign.

6.18 Supplements to Disclosure Schedule. The Company may, at any time, and from time to time, from the date hereof until the Closing Date, supplement or amend the Disclosure Schedule with respect to any matter arising after the date hereof which, if existing as of or prior to the date hereof, would have been required to be set forth in the Disclosure Schedule. No supplement or amendment to the Disclosure Schedule shall have any effect for the purpose of determining the satisfaction or fulfillment of the conditions set forth in Article VII or VIII hereof; provided, however, that any matter arising after the date hereof and disclosed accurately in a supplemented or amended Disclosure Schedule pursuant to this Section 6.18 shall not form the basis for a claim for breach of any representation or warranty that survives the Closing if the transactions contemplated hereby are consummated.

6.19 Non-Solicitation of Employees. For one (1) year following the termination of this Agreement pursuant to the provisions of Article X hereof, Purchaser shall not, either directly or indirectly (through a recruiter or intermediary) solicit for employment any individual who is employed by the Company or the Operating Company as of the date of this Agreement; provided, however, that this Section 6.19 shall not limit Purchaser’s right to continue it customary general advertisement for employees. The parties hereto agree that irreparable damage might occur in the event that the provisions of this Section 6.19 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that the Company shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 6.19 and to seek to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which such party may be entitled at law or in equity.

6.20 Indemnification. Purchaser and the Company agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the “Company Indemnified Parties”) as provided in its Memorandum of Association or Bye-laws as in effect on the date of this Agreement shall continue in full force and effect for any claims (including, without limitation, regarding the transactions contemplated by this Agreement) prior to the Effective Time for a period of six (6) years from and after the Closing Date, assuming the consummation of the Amalgamation; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. The provisions of this Section 6.20 are in addition to, and not in substitution for, any other rights to indemnification that the Company Indemnified Parties may have.

6.21 Termination of Consulting Agreements. Concurrently with the execution of this Agreement, the Company and the Operating Company have entered into agreements with John Ostrem, Madeline Duva and One Degree Capital Corp., whereby each of John Ostrem, Madeline Duva and One Degree Capital Corp. agrees to terminate, effective as of the Closing, the consulting agreement by and between each of them and the Company or the Operating Company, as applicable and acknowledges that each of them has received payment in full for all obligations owed to them by any Company Entity.

6.22 Tax Treatment of Amalgamation. Each of the parties hereto acknowledges and agrees that the Amalgamation and the other transactions contemplated by this Agreement are intended to qualify as a tax-free reorganization for U.S. federal income tax purposes as described in Section 368(a)(1)(B) of the Code, and that Amalgamation Sub is, solely for U.S. Tax purposes, a disregarded entity. No party hereto shall take any position on any U.S. tax return, or in connection with any proceeding related to U.S. Taxes, inconsistent with the foregoing.

6.23 Renewal of Employment Agreements. The Company and the Operating Company shall use reasonable commercial efforts to cause each employee of the Operating Company prior to the Effective Time: (a) either to renew such employee’s current employment agreement with the Operating Company or to enter into a new employment agreement with the Operating Company as Purchaser, in its sole discretion, deems appropriate; and (b) to execute such other documents consistent with the Laws and Regulations of the People’s Republic of China as Purchaser may provide for such employee, including without limitation, localized versions of Purchaser’s standard employment documents generally applicable to employees of Purchaser and its Subsidiaries.

6.24 Convertible Promissory Note. To the extent this Agreement is terminated pursuant to its terms on or after February 1, 2005, the Convertible Promissory Note shall automatically be deemed to be properly amended (without any further action by the parties thereto) to extend the Maturity Date (as such term is defined in the Convertible Promissory Note) by a number of days equal to the number of days elapsed between January 31, 2005 and the date this Agreement is terminated.

6.25 Disposition of Kiosk Business. The Company and the Operating Company shall use reasonable commercial efforts to dispose of the Kiosk business of the Operating Company, prior to the Closing, on terms approved by Purchaser in its reasonable discretion. The terms of any disposition must include, without limitation: (a) the sale of all of the assets of the Kiosk business to an acquirer not directly affiliated with the Company or the Operating Company, but which may be directly or indirectly affiliated with Jiping Wang, consistent with the terms of the Employment Agreement to which he is a party; (b) the transfer of employment of all employees of such division from the Operating Company to the acquirer of such division; (c) the relocation of the offices for such division from the Operating Company’s facilities to new facilities which are not associated with the Operating Company; and (d) the payment to the Company and the Operating Company of all accounts receivables due and owing to the Kiosk business as of the date of the effectiveness of such disposition.

6.26 Milner Agreement. The Operating Company shall use reasonable commercial efforts to cause Antony Milner to enter into the Milner Agreement on or prior to the Closing.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND

AMALGAMATION SUB

The obligations of Purchaser and Amalgamation Sub to consummate the Amalgamation are subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by Purchaser:

7.1 Accuracy of Representations and Warranties. The representations and warranties of the Company, the Operating Company and the Founders contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or a Company Material Adverse Effect), then the condition stated in this Section 7.1 shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Company Material Adverse Effect) shall not be or have a Company Material Adverse Effect.

7.2 Covenants Performed. All of the obligations of the Company and the Operating Company to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

7.3 Certificate. At the Closing, Purchaser shall have received a certificate signed by the Chief Executive Officer of the Company and the Chief Executive Officer of the Operating Company to the effect that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied and a certificate signed by Founders to this effect that the condition set forth in Section 7.1 hereof has been satisfied.

7.4 Shareholder Approval. This Agreement shall have been duly approved and adopted, in accordance with Bermuda Law and the Company’s Memorandum of Association and Bye-Laws, by the affirmative vote (either by proxy or in person) of seventy-five percent (75%) of the outstanding Company Common Shares voting at a duly convened Company Shareholders Meeting, or at any adjournment or postponement thereof, but in no case less than a majority of the outstanding Company Common Shares.

7.5 Dissenting Shareholders. The last day on which shareholders of the Company may exercise rights pursuant to Section 106(6) of the Companies Act shall have occurred. The percentage of Shares with respect to which Holders have exercised rights pursuant to Section 106(6) of the Companies Act shall not exceed seven and one half percent (7.5%) of all Shares entitled to vote at the Company Shareholders Meeting.

7.6 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered, or enforced which prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable commercial efforts to have such injunction or other order lifted.

7.7 Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened in writing to restrain or prohibit any of the transactions contemplated hereby. There shall not be pending any Legal Proceeding by any Person that is reasonably likely to result in the prohibition or any material limitation on the ownership, operation or control by Purchaser or any of its Affiliates of the Company.

7.8 Opinions of Counsel to the Company. Weil, Gotshal & Manges LLP, counsel to the Company, Mello Jones & Martin, special Bermuda counsel to the Company, and Jun He, special Peoples Republic of China counsel to the Company, shall have issued opinions in favor of Purchaser concerning the matters described on Schedules 5-A, 5-B and 5-C, respectively, hereto.

7.9 Lock Up, Retention and Inducement Agreements. The Company shall have delivered to Purchaser:

(a) the Lock Up Agreements and the Lock Up and Retention Agreements required by Section 6.12(a) of this Agreement;

(b) the Lock Up Agreements required by Section 6.12(c) of this Agreement executed by Holders holding at least fifty percent (50%) of all Company Common Shares held by all Holders other than the Designated Shareholders; and

(c) the Inducement Agreements executed by at least ninety percent (90%) of all employees of the Operating Company holding Company Options and by at least ninety percent (90%) of all other employees of the Operating Company.

7.10 Consents. Each of Purchaser and the Company shall have received in writing all material consents, approvals, and waivers required in connection with the Amalgamation that are set forth on Section 3.4 of the Disclosure Schedule.

7.11 Tax Certificates. The Company shall, prior to the Closing Date, provide Purchaser with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit G attached hereto, which states that the Company Common Shares do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Purchaser’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

7.12 Escrow Agreement. The Escrow Agreement shall have been executed by the Shareholder Representative and the Escrow Holder.

7.13 Resignations of Officers, Resident Representatives and Directors. The officers, Resident Representatives and directors of each Company Entity (other than the directors of the Company) who the Purchaser has requested to resign pursuant to Section 6.17 of this Agreement shall have submitted their resignations, effective at the Effective Time.

7.14 Options on Founder Shares. The outstanding Secondary Options shall have been exercised or terminated.

7.15 Office Lease. The Operating Company shall have assumed the lease for the branch offices of the Operating Company in Shanghai, China, that is currently in the name of Jiping Wang.

7.16 Company and Operating Company Debt. The Company and the Operating Company shall have repaid all outstanding debt, including accrued interest, owed to Jiping Wang.

7.17 Termination of Consulting Agreements. The consulting agreements by and between the Company or the Operating Company and John Ostrem, Madeline Duva and One Degree Capital Corp. shall have been terminated.

7.18 Disposition of Kiosk Business. The disposition of the Operating Company’s Kiosk business shall have occurred.

7.19 Milner Agreement. The Milner Agreement shall have been executed by Antony Milner and the Operating Company.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF COMPANY

The obligations of the Company to consummate the Amalgamation are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Company:

8.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser and Amalgamation Sub contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on such date, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date; provided that, if any of such representations and warranties shall not be true and correct (for this purpose disregarding any qualification or limitation as to materiality or a Purchaser Material Adverse Effect), then the condition stated in this Section 8.1 shall be deemed satisfied if and only if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to materiality or Purchaser Material Adverse Effect) shall not be or have a Purchaser Material Adverse Effect.

8.2 Covenants Performed. All of the obligations of Purchaser and Amalgamation Sub to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

8.3 Certificate. At the Closing, the Company shall have received a certificate signed by the Chief Executive Officer of each of Purchaser and Amalgamation Sub to the effect that the conditions set forth in Sections 8.1 and 8.2 hereof have been satisfied.

8.4 Shareholder Approval. This Agreement shall have been duly approved and adopted by the requisite affirmative vote of the shareholders of the Company at the Company Shareholders Meeting, or at any adjournment or postponement thereof, in accordance with Bermuda Laws and Regulations and the Company’s Memorandum of Association and Bye-Laws.

8.5 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered, or enforced which prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable commercial efforts to have such injunction or other order lifted.

8.6 Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened in writing to restrain or prohibit any of the transactions contemplated hereby.

8.7 Opinion of Counsel to Purchaser. Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel to Purchaser, shall have issued an opinion in favor of the Company in the form concerning the matters described on Schedule 6 hereto.

8.8 Consents. Each of Purchaser and the Company shall have received in writing all material consents, approvals, and waivers required in connection with the Amalgamation that are set forth on Section 3.4 of the Disclosure Schedule.

8.9 Escrow Agreement. The Escrow Agreement shall have been executed by the Shareholder Representative and the Escrow Holder.

8.10 Nasdaq Notification. Purchaser shall have submitted to The Nasdaq Stock Market, Inc. a Notification Form: Additional Shares with respect to the Purchaser Common Stock to be issued pursuant to the transactions contemplated by this Agreement.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

INDEMNIFICATION

9.1 Survival of Representations and Warranties. The representations and warranties set forth in Articles III and IV shall survive until the Expiration Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the breach or inaccuracy giving rise to such right of indemnity shall have been given to the party against which such indemnity may be sought prior to such time. The respective covenants and agreements of the Company, the Operating Company and Purchaser contained in this Agreement (including, without limitation, the respective indemnification obligations of the Holders and Purchaser set forth in this Article IX) shall survive the Closing and the consummation of the transactions contemplated by this Agreement indefinitely unless otherwise provided by their terms.

9.2 Indemnification by the Holders.

(a) Subject to the limitations set forth in this Article IX, the Holders shall indemnify and hold harmless Purchaser and its directors, officers, employees, fiduciaries, agents and Affiliates, and each other person, if any, who controls or may control such persons within the meaning of the Securities Act (collectively, the “Purchaser Indemnitees”) from and against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, out-of-pocket costs and out-of-pocket expenses (including out-of-pocket expenses of investigation with respect to third party claims and reasonable attorneys’ fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (individually, a “Loss,” and collectively, “Losses”) which arise out of or result from or are related to (i) any breach by or failure of any of the Company or the Operating Company to perform any of their respective covenants or agreements set forth in this Agreement or in any exhibit to this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company, the Operating Company or the Founders in this Agreement or in the certificate referred to in Section 7.3, (iii) any Taxes imposed on the Company (or for which the Company may otherwise be liable) for any taxable period ending on or before the Closing Date in excess of the amount of such Taxes reflected on the Company Balance Sheet (other than amounts reflected as deferred taxes) or (iv) the matters identified on Section 9.2(a) of the Disclosure Schedule.

(b) For purposes of determining the number of shares of Purchase Common Stock to be delivered to Purchaser out of the Escrow Fund pursuant to this Article IX or Section 6.7, the shares of Purchaser Common Stock shall be valued at the average closing sale price of a share of Purchaser Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days immediately prior to but not including the day on which such shares are to be delivered by the Escrow Agent to the Purchaser (the “Escrow Share Price”).

9.3 Indemnification by Purchaser. Purchaser agrees to indemnify and hold the Company, the Holders and the Company’s directors, officers, employees, fiduciaries, agents and Affiliates and each other person, if any, who controls such persons (collectively, the “Holder Indemnitees”) harmless against any Loss or Losses which arise out of or result from or are related to (a) any breach by or failure of Purchaser to perform any of its covenants or agreements set forth in this Agreement or in any exhibit to this Agreement or (b) the inaccuracy of any representation or warranty made by Purchaser or Amalgamation Sub in this Agreement or in the certificate referred to in Section 8.3, or (c) any Taxes imposed on the Company (or for which the Company may otherwise be liable) for any taxable period commencing on or after the Closing Date.

9.4 Taxable Year. The Company and Purchaser will, to the extent permitted by applicable law, take such steps that are reasonably necessary to close the taxable period of the Company as of the Closing Date. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Company beginning before and ending after the Closing Date shall be allocated (i) to the Company for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. For the purposes of allocating Taxes attributable to any period beginning before and ending after the Closing Date, (i) real, personal and intangible property Taxes shall be allocated on a per diem basis, (ii) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned ratably between such periods on a per diem basis and (iii) other Taxes (including income taxes and taxes in lieu of income taxes to the extent not governed by clause (ii)), shall be allocated based on a closing of the books as of the close of business on the Closing Date.

9.5 Limitation. Notwithstanding the foregoing, (a) with respect to Losses arising under Section 9.2(a)(i), (ii) or (iii), the Holders shall not be liable to indemnify any Purchaser Indemnitee against such Losses unless and until the aggregate of such Losses incurred or suffered by all Purchaser Indemnitees exceeds $375,000, and then only to the extent of such excess and (b) with respect to Losses arising under Section 9.2(a), the Holders’ maximum liability to the Purchaser Indemnitees for such Losses shall not exceed the Escrow Fund. Notwithstanding the foregoing, (a) with respect to Losses arising under Section 9.3, Purchaser shall not be liable to indemnify any Holder Indemnitee against such Losses unless and until the aggregate of such Losses incurred or suffered by all Holder Indemnitees exceeds $375,000, and then only to the extent of such excess, and (b) with respect to Losses arising under Section 9.3, Purchaser’s maximum liability to the Holder Indemnitees for such Losses shall not exceed the amount equal to the product of (i) the number of shares of Purchaser Common Stock deposited into the Escrow Fund at the Effective Time and (ii) the Purchaser Stock Price. Notwithstanding anything to the contrary in this Agreement, any amounts payable by the Holders pursuant to Section 9.2(a) or the Purchaser pursuant to Section 9.3 shall be appropriately reduced to take into account (i) the amount of any insurance proceeds received by Purchaser or the Holders in connection with the indemnification claim, (ii) the income tax consequences associated with the tax treatment of the Loss item in question and any related indemnity payment, and (iii) any proceeds received by Purchaser or the Holders by virtue of any third party indemnification or recoveries. In addition, no indemnification liability under this Agreement shall attach to any party in respect of any claim to the extent that a specific reserve in respect of such claim has been provided for in the Company Financial Statements, but only to the extent such reserve covers such claim.

9.6 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification hereunder (the “Indemnified Party”) shall notify in writing promptly the party from which indemnification is sought (the “Indemnifying Party”) of the claim and, when known, the facts constituting the basis for such claim, including the provisions of this Agreement pursuant to which such Indemnified Party claims to be entitled to indemnification hereunder. The failure to notify the Indemnifying Party shall not vitiate the right of the Indemnified Party to indemnity to the extent the Indemnifying Party is not prejudiced as a result of such failure. In the event of any claim for indemnification, the Indemnified Party shall be entitled to full indemnification in the amount claimed unless, within 30 days after receipt of written notice of a claim for indemnification, the Indemnifying Party delivers a written notice to the Indemnified Party objecting to the claim for indemnification, which notice specifies in reasonable detail the basis for the objection. If the parties are unable to resolve the dispute within 30 days, the claim for indemnification shall be submitted to arbitration in the manner specified in Section 9.8 hereof. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.7 below.

9.7 Defense by Indemnifying Party. In connection with any claims giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume, the defense of any such claim or legal proceedings; provided that, if by reason of the claim of such third party a lien, attachment, garnishment or execution has been placed on any material portion of the property or assets of the Indemnified Party at the time of such election, the Indemnifying Party, if it desires to exercise the right to assume the defense, shall furnish a satisfactory indemnity bond to obtain the release of such lien, attachment, garnishment or execution. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and such Indemnified Party has been advised by counsel that there may be one or more legal defenses available to the Indemnifying Party which are not available to, or the assertion of which would be adverse to the interests of, the Indemnified Party, then the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. If the Indemnifying Party assumes the defense, it shall take all actions and steps reasonably necessary to defend or settle any claim against the Indemnified Party. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense. In the event that the Indemnifying Party proposes a settlement to any such claim or legal proceeding, which settlement is satisfactory to the party instituting such claim or legal proceeding and includes (a) an unconditional release of the Indemnified Party, from all liability with respect to such claim or litigation or the dismissal of such claim or litigation against the Indemnified Party with prejudice and (b) provision that all damages and settlement payments are to be made by the Indemnifying Party (subject to the limitations contained in Section 9.5 hereof), and the Indemnified Party withholds its consent to such settlement, then in any such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Agreement against and in respect of the amount by which the damages resulting from a final judgment relating to such claim or legal proceeding exceeds the amount of the proposed settlement. If the Indemnifying Party shall assume the defense of any such claim or legal proceeding and it is later determined that such claim was not a claim for which the Indemnifying Party is required to indemnity the Indemnified Party under this Article IX, the Indemnified Party shall reimburse the Indemnifying Party for all of its reasonable costs and expenses with respect to such defense, including reasonable attorney’s fees and disbursements. If the Indemnifying Party does not assume the defense of any such claim or legal proceeding resulting therefrom within 30 days after the date of receipt of the notice referred to in Section 9.6 above (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), (a) the Indemnified Party may defend against such claim or legal proceeding, in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. Notwithstanding the foregoing, (a) the Holders may not control any matter involving the consolidated, or combined or unitary Tax Returns of Purchaser or any Affiliate of Purchaser for any taxable period ending after the Closing Date and (b) in any such case, Purchaser agrees to keep the Shareholder Representative fully informed with respect to such matter which may be the subject of indemnification hereunder and not to settle or resolve any such matter without the consent of the Shareholder Representative (which consent may not be unreasonably withheld or delayed).

9.8 Arbitration. Either Purchaser or the Shareholder Representative may submit a dispute that has not been resolved pursuant to the provisions of Section 9.6 above to the arbitration provisions set forth in Section 11.9 of this Agreement.

9.9 Characterization of Indemnity Payments. The parties agree that any indemnification payments made (and/or any payments or adjustments) under this Agreement or the Escrow Agreement shall be treated for all Tax purposes as an adjustment to the purchase price, unless otherwise required by applicable law.

9.10 Exclusive Remedy. After the Closing Date, this Article IX shall provide the exclusive remedy for any of the matters addressed herein or other claims arising out of this Agreement, other than for fraud and other than for the remedies of specific performance, injunctive relief or other non-monetary equitable remedies.

ARTICLE X

TERMINATION

10.1 Termination. This Agreement may be terminated:

(a) by mutual consent of Purchaser and the Company at any time prior to the Closing Date, even if and after the Holders have approved this Agreement and the Amalgamation;

(b) by either Purchaser or the Company at any time prior to the Closing Date if the Closing shall not have occurred on or before March 31, 2005 (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure to consummate the transactions contemplated by this Agreement by the close of business on March 31, 2005 and such action or failure to act constitutes a breach of this Agreement);

(c) by Purchaser at any time prior to the Closing Date, if the Company or the Operating Company shall not be capable of satisfying the conditions set forth in Sections 7.1 and 7.2 of this Agreement; provided that the right to terminate this Agreement by Purchaser shall not be available to Purchaser if Purchaser is at that time in material breach of this Agreement or if Purchaser’s breach caused such incapability on the part of the Company;

(d) by the Company at any time prior to the Closing Date, if Purchaser shall not be capable of satisfying the conditions set forth in Sections 8.1 and 8.2 of this Agreement; provided that the right to terminate this Agreement by the Company shall not be available to the Company if the Company is at that time in material breach of this Agreement or if Company’s breach caused such incapability on the part of Purchaser; and

(e) by either Purchaser or the Company if at any time prior to the Closing Date any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

10.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Company or their respective officers, directors, stockholders or Affiliates; provided that (a) the provisions of Section 6.4 (Public Disclosure), Section 6.7 (Expenses), Section 6.19 (Non-Solicitation of Employees), Section 11.3 (Governing Law) and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement, (b) the Confidentiality Agreement shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (c) nothing herein shall relieve any party from liability for fraud or willful breach in connection with this Agreement or the transactions contemplated hereby.

10.3 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein, but any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE XI

MISCELLANEOUS

11.1 Amendment. This Agreement shall not be amended except by a writing duly executed by the parties hereto.

11.2 Entire Agreement. This Agreement, including the Exhibits, Schedules, and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter, except for the confidentiality provisions of the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement in accordance with its terms.

11.3 Governing Law. This Agreement shall be governed by and construed in accordance with (a) the laws of Bermuda as to matters involving the interpretation of the Companies Act, (b) the laws of California with regard to procedures governing arbitration, as set forth in Section 11.9, and (c) the laws of Delaware as to all other matters, without regard in each case to conflicts of law principles.

11.4 Headings. The headings contained in this Agreement are intended for convenience and shall not be used to determine the rights of the parties.

11.5 Notices. All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery, by overnight courier service or by facsimile to the persons identified below or three days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

If to Purchaser or Amalgamation Sub:

PalmSource, Inc.
1240 Crossman Avenue
Sunnyvale, California 94089
Attention: Dave Limp
Facsimile: (408) 716-2480

With a copy to:

PalmSource, Inc.
1240 Crossman Avenue
Sunnyvale, California 94089
Attention: Legal Department
Facsimile: (408) 716-2480

And a copy to:

Howard Rice Nemerovski Canady
Falk & Rabkin, A Professional Corporation
Three Embarcadero Center, Seventh Floor
San Francisco, California 94111
Attention: Deborah A. Marshall
Facsimile: (415) 217-5910

If to the Company or the Operating Company:

China MobileSoft Ltd.
c/o One Degree Capital Corp.
1055 W. Hastings Street, Suite 300
Vancouver, British Columbia
Canada V6E 2E9
Attention: Maurice Boucher
Facsimile: (604) 689-1588

With a copy to:

Weil Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention: Curtis L. Mo
Facsimile: (650) 802-3100

If to the Shareholder Representative:

One Degree Capital Corp.
1055 W. Hastings Street, Suite 300
Vancouver, British Columbia
Canada V6E 2E9
Attention: Maurice Boucher
Facsimile: (604) 689-1588

If to Jiping Wang:

17 Suzhou Road
Building 3, Room 402
Nanjing, Jiangsu
210027
China
Facsimile: 011 86 25 848 12421

If to John Ostrem:

777 San Antonio Rd., #125
Palo Alto, CA 94303
Facsimile: (650) 856-3825

Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section.

11.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

11.7 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this

Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. All references to “$” or “dollar” are to U.S. dollars unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made to a contract or agreement in this Agreement it shall be deemed to include any oral or written contract or agreement.

11.8 Waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

11.9 Arbitration.

(a) Purchaser, Amalgamation Sub, the Company, the Operating Company, the Shareholder Representative and the Founders agree on their behalf, and on behalf of their respective Affiliates, that the sole and exclusive method for resolving any claim for money damages arising out of or in any way related to this Agreement shall be arbitration conducted by the American Arbitration Association governed by the provisions of Article 9 of Part III of the California Code of Civil Procedure (sections 1280-1294.2), or any successor statute thereto, and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that there shall only be one (1) arbitrator and that the arbitrator must be an attorney with expertise in the subject matter of the claim. As to rights of discovery in any such arbitration, the parties expressly incorporate herein, as though set forth in full, the provisions of California Code of Civil Procedure section 1283.05, as in effect on the date of this Agreement. Any arbitration hereunder shall be conducted in San Francisco, California.

(b) In reaching a decision and rendering an award, the arbitrator shall be bound to follow the law that would apply if a court were adjudicating the dispute.

(c) An award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction thereof. For purposes of enforcement of an arbitration award, the parties hereby consent and commit themselves to the concurrent jurisdiction of the Superior Courts of Santa Clara and San Francisco Counties in the State of California and the United States District Court for the Northern District of California. To the fullest extent permitted by law, each party hereto irrevocably submits to the jurisdiction of such courts, irrevocably consents to service of process by registered mail or personal service, and irrevocably waives any objection it may have now or hereafter to personal jurisdiction, the venue of any such action or the convenience of the judicial forum.

(d) Notwithstanding the foregoing, nothing contained herein shall prevent any party from applying to any state, federal or foreign court of competent jurisdiction for remedies of specific performance, injunctive relief or other non-monetary equitable relief.

11.10 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR

COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.11 Assignment. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent; provided, however, Purchaser may assign its rights or duties under this Agreement to any affiliates of Purchaser or to any successor in interest to the assets or securities of Purchaser so long as Purchaser remains liable thereon.

11.12 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

11.13 Attorneys Fees. In the event any dispute arises hereunder, the arbitrator or the court, as the case may be, shall have the authority to award the costs and attorney’s fees to the prevailing party.

[signature page follows]

IN WITNESS WHEREOF, Purchaser, Amalgamation Sub, the Company, Operating Company, the Shareholder Representative and the Founders have either caused this Agreement and Plan of Amalgamation to be executed by their respective officers thereunto duly authorized or have executed this Agreement and Plan of Amalgamation individually, as the case may be, as of the date first above written.

PURCHASER:	PALMSOURCE, INC., a Delaware corporation

	By:	/s/ Doreen Yochum
	Name:	Doreen Yochum
	Its:	Chief Administrative Officer

AMALGAMATION SUB:	CUBS ACQUISITION SUB LLC, a Delaware limited liability company

	By:	/s/ Doreen Yochum
	Name:	Doreen Yochum
	Its:	Chief Administrative Officer

THE COMPANY:	CHINA MOBILESOFT LTD., a company organized under the laws of Bermuda

	By:	/s/ Madeline Duva
	Name:	Madeline Duva
	Its:	Chief Executive Officer

OPERATING COMPANY:	MOBILESOFT TECHNOLOGY (NANJING) CORPORATION, LTD., a company organized under the laws of the People’s Republic of China

	By:	/s/ Jiping Wang
	Name:	Jiping Wang
	Its:	Chairman and Chief Executive Officer

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SHAREHOLDER REPRESENTATIVE:	ONE DEGREE CAPITAL CORP., a corporation organized under the laws of British Columbia, Canada

	By:	/s/ Maurice Boucher
	Name:	Maurice Boucher
	Its:	Director

FOUNDERS:	JIPING WANG, an individual

/s/ Jiping Wang

DR. JOHN OSTREM, an individual

John S. Ostrem

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EXHIBIT A

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) is made as of                     , 2004 by and among PalmSource, Inc., a Delaware corporation (“Purchaser”), One Degree Capital Corp., a company organized under the laws of British Columbia, Canada (the “Shareholder Representative”), as agent of the former shareholders of China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), and Wells Fargo Bank, National Association (the “Escrow Agent”). Terms not otherwise defined herein shall have the same meaning as set forth in the Amalgamation Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), dated as of December     , 2004 by and among Purchaser, Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Amalgamation Sub”), Company, MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of China and wholly owned subsidiary of the Company (the “Operating Company”), Shareholder Representative, solely for purposes of being the Shareholder Representative, Jiping Wang, an individual, and Dr. John Ostrem, an individual (together with Jiping Wang, the “Founders”), Amalgamation Sub shall be amalgamated with the Company and the Company shall become a wholly owned subsidiary of Purchaser, the shareholders of the Company shall become stockholders of Purchaser and the outstanding rights to acquire equity of the Company shall become rights to acquire Purchaser Common Stock;

WHEREAS, this Escrow Agreement is being entered into pursuant to Section 2.4 and Article IX of the Amalgamation Agreement, a copy of which is attached hereto as Attachment B. Execution and delivery of this Escrow Agreement is a condition to the obligation of Purchaser to consummate the Amalgamation;

WHEREAS, pursuant to the Amalgamation Agreement and [the Lock Up Agreements], the Holders of shares of capital stock of the Company (exclusive of those Shareholders exercising their dissenters’ rights) have authorized the Shareholder Representative to act as their representative under this Escrow Agreement with the powers and authority provided herein;

WHEREAS, Section 2.4 of the Amalgamation Agreement provides that at the Effective Time, certain of the shares of Purchaser Common Stock issued in the Amalgamation shall be delivered on behalf of the Holders to the Escrow Agent in order to secure the indemnification obligations of the Holders set forth in Article IX of the Amalgamation Agreement and in order to provide reimbursement of the Shareholder Representative Expenses set forth in Section 2.9 of the Amalgamation Agreement.

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NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions of the Amalgamation Agreement, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

For the purposes of this Escrow Agreement, the following terms shall have the following meanings:

1.1 Claim Certificate. “Claim Certificate” shall mean a certificate signed by an officer of Purchaser stating (i) that Purchaser has incurred the amount of Losses specified in such Claim Certificate, (ii) the facts constituting the basis for such claim, including the provisions of this Agreement pursuant to which such Indemnified Party claims to be entitled to indemnification hereunder, and (iii) the number of Escrowed Shares (as defined below) to which Purchaser believes it is entitled with respect to such Losses.

1.2 Escrow Fund. “Escrow Fund” shall mean that portion of the Total Escrow Fund equal to                      number of Escrowed Shares, which Escrowed Shares are held exclusively in order to secure the indemnification obligations of the Holders set forth in Article IX of the Amalgamation Agreement.

1.3 Escrowed Share. An “Escrowed Share” shall mean a share of Purchaser Common Stock deposited into the Total Escrow Fund with the Escrow Agent by Purchaser in accordance with Section 2.4 of the Amalgamation Agreement, together with any and all other shares of Purchaser Common Stock, or other securities of Purchaser received or receivable in respect of such Escrowed Share of Purchaser Common Stock, including, without limitation, any and all securities, to be issued or distributed in connection with any recapitalization, reclassification, split-up, merger, consolidation, exchange, stock dividend, stock split or similar event declared or effected with respect to shares of Purchaser Common Stock.

1.4 Expense Claim Certificate. “Expense Claim Certificate” shall mean a certificate signed by an officer of the Shareholder Representative stating (i) that the Shareholder Representative has incurred the amount of Shareholder Representative Expenses specified in such Expense Claim Certificate and (ii) the number of Escrowed Shares (as defined below) to which the Shareholder Representative believes it is entitled with respect to such Losses, including a statement as to the Value of the Escrow Shares so claimed, which Expense Claim Certificate must be accompanied by reasonable documentation supporting such Shareholder Representative Expenses and Value.

1.5 Expiration Date. “Expiration Date” shall mean the date that is twenty (20) business days after completion of the audit of the Purchaser and its Subsidiaries’ combined financial statements for the fiscal year ending May 26, 2006 and issuance of the opinion thereon by the auditors, but in no event later than the date that is twenty-four (24) months after the Effective Time, subject to extension for pending claims pursuant to the terms of Section 5.3 hereof, unless Purchaser and the Shareholder Representative provide joint written notice of early termination to the Escrow Agent. Purchaser and the Shareholder Representative shall jointly notify the Escrow Agent in writing of the Expiration Date, promptly following the occurrence thereof.

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1.6 Shareholder Escrow Fund. “Shareholder Escrow Fund” shall mean that portion of the Total Escrow Fund equal to                      number of Escrowed Shares, which Escrowed Shares are held exclusively in order to provide reimbursement of the Shareholder Representative Expenses set forth in Section 2.9 of the Amalgamation Agreement.

1.7 Total Escrow Fund. “Total Escrow Fund” shall mean the Escrowed Shares held from time to time by the Escrow Agent (comprised of the Escrow Fund and the Shareholder Escrow Fund), but shall not include any normal, regular cash dividends paid with respect to the Escrowed Shares which dividends shall be for the benefit of, and distributed to, the Holders with respect to such Escrowed Shares.

1.8 Value. “Value,” as used herein, shall mean the average closing sale price of a share of Purchaser Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days immediately prior to but not including the day on which such shares are to be delivered by the Escrow Agent to the Purchaser.

ARTICLE II

Creation Of Escrow

2.1 Purpose. This Escrow Agreement is being executed and delivered, and the deposit of the Total Escrow Fund hereunder is being made in accordance with Section 2.4 of the Amalgamation Agreement, for the purpose of securing the indemnification obligations of the Holders set forth in Article IX of the Amalgamation Agreement and in order to provide reimbursement of the Shareholder Representative Expenses set forth in Section 2.9 of the Amalgamation Agreement.

2.2 Creation of Total Escrow Fund. Promptly after the Effective Time, the Purchaser shall deposit into the Total Escrow Fund with the Escrow Agent a stock certificate or certificates representing those shares of Purchaser Common Stock required to be so deposited pursuant to Section 2.4 of the Amalgamation Agreement. The Escrow Shares shall be registered in the name of the Escrow Agent as nominee for the Holders. Purchaser and the Shareholder Representative agree that any other securities, which thereafter are to become part of the Total Escrow Fund as provided in Section 1.3 of this Escrow Agreement, shall be promptly deposited in the Total Escrow Fund upon receipt by the Escrow Agent on behalf of the Holders, and receipt by the Escrow Agent on behalf of the Holders shall be deemed receipt by the Holders.

2.3 No Transfer or Encumbrance. Except to the extent expressly permitted by the provisions of this Section 2.3, no Escrow Shares or any beneficial interest therein may be sold, assigned, pledged, encumbered or otherwise transferred (including, without limitation, by operation of law, other than a conversion of shares in a merger or consolidation) by any Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder (other than such Holder’s obligations under this Escrow Agreement) prior to the delivery and release to the Holders of the Escrow Shares by the Escrow Agent in accordance with the provisions of Article IV hereof; provided, however, that any Holder may transfer its share of the Escrow Shares hereunder so long as such transfer is by gift or upon death or permanent incapacity to his or her guardian, conservator, executor, administrator, trustees or

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beneficiaries under his or her will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person and all such persons agree to be bound by the terms hereof or to partners of a Holder that is a partnership, provided that all of such partners agree to be bound by the terms hereof.

2.4 Treatment of Escrow Shares. The Escrow Shares shall be held by the Escrow Agent as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

2.5 Power to Transfer Total Escrow Fund. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares permitted or required by this Escrow Agreement in accordance with its terms.

2.6 Right to Vote Escrowed Shares. The Holders shall have all rights of a shareholder, subject to any restrictions in the Escrow Agreement, including without limitation, the right to vote the Escrowed Shares.

2.7 Tax Reporting With Respect to Total Escrow Fund. All parties hereto agree that for all income tax purposes (including any tax reporting obligations) the Holders shall be treated as the owners of the Escrowed Shares transferred by such Holder to the Total Escrow Fund until distributed from the Total Escrow Fund pursuant to the terms of this Escrow Agreement. The Escrowed Shares shall be allocated among the Holders, pro rata, in accordance with their interest in the Total Escrow Fund, as set forth on Attachment A hereto, which interest has been calculated based upon the number of shares of Company Common Stock held by the Holders immediately prior to the Effective Time. The Holders agree to report on their own tax returns their respective shares of any income, gain or loss with respect to the Escrowed Shares held in the Total Escrow Fund.

ARTICLE III

Indemnification Claims

3.1 Payment After Delivery of Claim Certificate. If Purchaser, on behalf of itself or any Purchaser Indemnitee, gives the Escrow Agent and the Shareholder Representative a Claim Certificate, then, the Escrow Agent shall promptly provide written notice to the Shareholder Representative of the Escrow Agent’s receipt of the Claim Certificate, which written notice shall specify the date of the Escrow Agent’s receipt thereof and shall attach a complete copy of the Claim Certificate. As soon as practicable after the expiration of the period ending 60 days after the Escrow Agent’s receipt of such Claim Certificate, the Escrow Agent, subject to the provisions of Section 3.2 hereof (including, without limitation, issuance by the Shareholder Representative of a Dispute Notice (as defined herein)), shall deliver to Purchaser, from the Escrow Fund, on behalf of Purchaser or the Purchaser Indemnitees, pursuant to the provisions of Section 9.2(a) of the Amalgamation Agreement, that number of Escrowed Shares having a Value (to the extent the Escrow Fund is sufficient for such purpose) equal to the Losses specified in such Claim Certificate. In support of Escrow Agent’s delivery of the Escrowed Shares, Purchaser shall deliver to the Escrow Agent and the Shareholder Representative, a statement showing the

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Value of the Escrow Shares and the total number of shares to be distributed as of the expiration of the 60 days period. Provided that Shareholder Representative does not reasonably object in writing to such statement within 2 days following receipt thereof or does not submit a Dispute Notice (as described below), Escrow Agent shall be entitled to rely upon such statement of Purchaser for the Value of the Escrow Shares and for the determination of the number of shares to be distributed from the Escrow Fund. Any Escrowed Shares to be delivered by the Escrow Agent under this Section 3.1 shall be allocated among the Holders in the same manner as determined under Section 2.7 hereof. The Escrow Fund shall be the entire portion of the Total Escrow Fund available to Purchaser Indemnitees for the payment of Claim Certificates.

3.2 Disputes Respecting Claims. Unless, within 60 days after the Escrow Agent’s receipt of any Claim Certificate the Escrow Agent receives a written notice (the “Dispute Notice”) from the Shareholder Representative stating that the Shareholder Representative questions the accuracy of, or otherwise disputes, a matter asserted in such Claim Certificate, such Claim Certificate shall constitute full authority to the Escrow Agent to take the action provided for in Section 3.1 and shall be conclusive and binding on all parties hereto and on the Holders. If, however, the Shareholder Representative timely gives such a Dispute Notice, the Escrow Agent shall not make any distribution to Purchaser with respect to that portion of the Escrow Fund to which the Disputed Notice applies until the Escrow Agent receives (i) the joint written instructions of the Shareholder Representative and Purchaser or (ii) a final decision of a court of competent jurisdiction in the case of third party claims or of an arbitrator in the case of a dispute between Purchaser and the Shareholder Representative with respect to the Claim Certificate; in each case specifying the manner in which such distribution shall be made. For this purpose, a final decision shall mean the final judgment of any court of competent jurisdiction from which no appeal is then allowed or a final decision of an arbitrator pursuant to Section 11.9 of the Amalgamation Agreement. In the case of joint written instructions, Purchaser and the Shareholder Representative shall also deliver to the Escrow Agent a joint statement setting forth the Value of the Escrow Shares and the total number of shares to be distributed as of the date of such payment and Escrow Agent shall be entitled to rely upon such jointly executed statement. In the case of a final decision, Purchaser shall as soon as practicable thereafter deliver to the Escrow Agent and the Shareholder Representative, a statement showing the Value of the Escrow Shares and the total number of shares to be distributed. Provided that Shareholder Representative does not reasonably object in writing to such statement within 2 days following receipt thereof, Escrow Agent shall be entitled to rely upon such statement by the Purchaser for the Value of the Escrow Shares and for the determination of the number of shares to be distributed from the Escrow Fund.

3.3 Notice and Defense of Third Party Claims. Notice and defense of third party claims shall be handled in the manner provided in Article IX of the Amalgamation Agreement.

ARTICLE IV

Shareholder Representative Expenses Claims

4.1 Payment After Delivery of Expense Claim Certificate. If the Shareholder Representative, on behalf of itself, gives the Escrow Agent and the Purchaser an Expense Claim

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Certificate, then, the Escrow Agent shall promptly provide written notice to the Purchaser of the Escrow Agent’s receipt of the Expense Claim Certificate, which written notice shall specify the date of the Escrow Agent’s receipt thereof and shall attach a complete copy of the Expense Claim Certificate. As soon as practicable after the expiration of the period ending 30 days after the Escrow Agent’s receipt of such Expense Claim Certificate, the Escrow Agent shall deliver to the Shareholder Representative, from the Shareholder Escrow Fund, pursuant to the provisions of Section 2.9(c) of the Amalgamation Agreement, that number of Escrowed Shares having a Value (to the extent the Shareholder Escrow Fund is sufficient for such purpose) equal to the amount of Shareholder Representative Expenses specified in such Expense Claim Certificate. An Expense Claim Certificate shall constitute full authority to the Escrow Agent to take the action provided for in this Section 4.1 and shall be conclusive and binding on all parties hereto and on the Holders. Escrow Agent shall be entitled to rely upon the statement of the Shareholder Representative in the Expense Claim Certificate for the Value of the Escrow Shares and for the determination of the number of shares to be distributed from the Shareholder Escrow Fund. Any Escrowed Shares to be delivered by the Escrow Agent under this Section 4.1 shall be allocated among the Holders in the same manner as determined under Section 2.7 hereof. The Shareholder Escrow Fund shall be the entire portion of the Total Escrow Fund available to the Shareholder Representative for the payment of Expense Claim Certificates. The Shareholder Representative acknowledges and agrees, on its own behalf and on behalf of the Holders, that Purchaser and its Affiliates shall have no responsibility or liability arising out of any Expense Claim Certificate made against, or distribution made from, the Shareholder Escrow Fund.

ARTICLE V

Distribution Of Escrow Fund

5.1 Interim Distribution. Promptly following the date that is twenty (20) business days after completion of the audit of the Purchaser and its Subsidiaries’ combined financial statements for the fiscal year ending May 27, 2005 and issuance of the opinion thereon by the auditors, but in no event later than the date that is twelve (12) months after the Effective Time, Purchaser and the Shareholder Representative shall provide joint written instructions to the Escrow Agent to release from the Escrow Fund a number of Escrow Shares equal to (i) 33.33% of the Escrow Fund minus (ii) the number of Escrow Shares delivered as of such date to Purchaser or any Purchaser Indemnitees pursuant to Section 3.1 as a result of Claim Certificates minus (iii) the number of Escrow Shares that are the subject of any dispute, in accordance with Section 3.2 hereof, respecting a good faith Claim Certificate or the subject matter of such Claim Certificate that has not yet been resolved in accordance with Section 3.2. Promptly following receipt of such joint written instructions, the Escrow Agent shall as promptly as practicable distribute to the Holders, pro rata, according to the number of shares of Company Common Stock held by the Holders immediately prior to the Effective Time (consistent with the manner of calculation described in Section 2.7 hereof) the number of Escrow Shares identified in such joint written instructions. Purchaser shall, and shall cause its stock transfer agent to, execute and deliver such stock certificates and other instruments as may be required in connection with, and otherwise assist and cooperate with the Escrow Agent in making, any distribution of the Escrow Fund to the Holders pursuant to this Section 5.1.

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5.2 Distribution of Undisputed Amounts. Subject to Section 5.3 hereof and in accordance with Section 2.4 of the Amalgamation Agreement, on the Expiration Date, the Escrow Agent shall promptly distribute the entire remaining Escrow Fund that has not been used to indemnify Purchaser against Losses to the Holders, pro rata, according to the number of shares of Company Common Stock held by the Holders immediately prior to the Effective Time (consistent with the manner of calculation described in Section 2.7 hereof). Purchaser shall, and shall cause its stock transfer agent to, execute and deliver such stock certificates and other instruments as may be required in connection with, and otherwise assist and cooperate with the Escrow Agent in making, any distribution of the Escrow Fund to the Holders pursuant to this Section 4.1.

5.3 Distribution of Disputed Amounts. Notwithstanding the provisions of Section 5.2 hereof, if, prior to the Expiration Date, Purchaser shall have given a Claim Certificate to the Shareholder Representative and the Escrow Agent and that a dispute, in accordance with Section 3.2 hereof, respecting that Claim Certificate or the subject matter of such Claim Certificate has not yet been resolved in accordance with Section 3.2, then the Escrow Agent shall continue to hold that portion of the Escrow Fund which is the subject of such dispute. Any portion of the Escrow Fund so withheld shall continue to be held by the Escrow Agent until it receives authorization to distribute the portion of the Escrow Fund so withheld in accordance with the second sentence of Section 3.2. The Expiration Date shall then mean the date on which the Escrow Agent receives such notice and the remaining Escrow Fund is distributed.

ARTICLE VI

Distribution Of Shareholder Escrow Fund

6.1 Distribution of Shareholder Escrow Fund. Promptly following the Expiration Date, as such date is extended pursuant to Section 5.3 hereof, the Escrow Agent shall promptly distribute the entire remaining Shareholder Escrow Fund that has not been used to reimburse the Shareholder Representative for Shareholder Representative Expenses to the Holders, pro rata, according to the number of shares of Company Common Stock held by the Holders immediately prior to the Effective Time (consistent with the manner of calculation described in Section 2.7 hereof). Purchaser shall, and shall cause its stock transfer agent to, execute and deliver such stock certificates and other instruments as may be required in connection with, and otherwise assist and cooperate with the Escrow Agent in making, any distribution of the Shareholder Escrow Fund to the Holders pursuant to this Section 6.1.

ARTICLE VII

Escrow Agent

7.1 The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrow Fund, except as are specifically set forth herein. The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith other than Section 2.4 and

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Article IX of the Amalgamation Agreement. The Escrow Agent may, in the exercise of its reasonable judgment, conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

7.2 The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with the advice of counsel (which counsel may be of the Escrow Agent’s own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind, except for its own willful misconduct or gross negligence.

7.3 Purchaser and the Shareholder Representative, on behalf of the Holders (and not individually), jointly and not severally, agree to indemnify and hold harmless the Escrow Agent against any and all liabilities incurred by it hereunder as a consequence of such party’s action, and the parties agree to indemnify the Escrow Agent and hold it harmless against any losses, costs, payments, and expenses (including the reasonable fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder, except in either case for losses, costs, payments and expenses (including the fees and expenses of counsel) and liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence.

7.4 The Escrow Agent may resign upon 60 days’ prior written notice to Purchaser and the Shareholder Representative. Similarly, the Escrow Agent may be removed and replaced upon 60 days’ prior written notice to the Escrow Agent jointly by Purchaser and the Shareholder Representative. In either event, the duties of the Escrow Agent shall terminate 60 days after the date of such notice (or at such earlier date as may be mutually agreeable), except for its obligations to hold and deliver the Escrow Fund to the successor Escrow Agent; and the Escrow Agent shall then deliver the balance of the Escrow Fund then in its possession to such successor Escrow Agent as shall be appointed by Purchaser and the Shareholder Representative as evidenced by a written notice filed with the Escrow Agent. If Purchaser and the Shareholder Representative are unable to agree upon a successor Escrow Agent by the effective date of such resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrow Fund, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

7.5 The Escrow Agent shall not be bound in any way by any agreement, other than this Escrow Agreement. A copy of the Amalgamation Agreement has been provided to the Escrow Agent in connection with the execution of this Escrow Agreement and the Escrow Agent

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understands that the terms of the Holders’ indemnification obligations are set forth in Article IX of the Amalgamation Agreement. The Amalgamation Agreement forms an integral part of this Escrow Agreement and, therefore, Article IX thereof is hereby incorporated by reference herein.

7.6 The Escrow Agent shall be under no duty to institute or defend any arbitration or legal proceeding with respect to the Escrow Fund or under this Escrow Agreement and none of the costs or expenses of any such proceeding shall be borne by the Escrow Agent. The costs and expenses of any such proceeding shall be borne as decided by the arbitrators or court and shall be direct obligations of Purchaser or the Holders, as the case may be, and to the extent they are obligations of the Holders, may be satisfied at Purchaser’s sole discretion through a claim by Purchaser against the Escrow Fund.

7.7 The Escrow Agent shall be entitled to payment from Purchaser for customary fees and expenses for all services rendered by it hereunder in accordance with Attachment C attached hereto (as such Attachment may be amended from time to time).

ARTICLE VIII

Shareholder Representative

8.1 Successor Shareholder Representative. The term “Shareholder Representative” as used herein shall mean the Shareholder Representative and any successor Shareholder Representative appointed in accordance with the terms of Section 2.9 of the Amalgamation Agreement. Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Escrow Agreement upon the original Shareholder Representative.

ARTICLE IX

Miscellaneous

9.1 Termination. This Escrow Agreement shall terminate upon the earlier of (a) the Expiration Date, as such date may be extended pursuant to Section 5.3 hereof due to outstanding disputes regarding the Escrow Shares, or (b) the release by the Escrow Agent of all of the Escrow Shares in accordance with this Escrow Agreement.

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9.2 Notices. Except as expressly provided in this Escrow Agreement, all notices (including any Claim Certificate) given in connection with this Escrow Agreement shall be in writing, shall be signed by the individual who signed this Escrow Agreement or is designated as an additional authorized signatory pursuant to Attachment D hereof (as the same may be updated from time to time), and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery, by overnight courier service or by facsimile to the persons identified below or three days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

If to Purchaser:

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Attention: Dave Limp

Telephone: (408) 400-1877

Facsimile: (408) 716-2480

with a copy to:

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Attention: Legal Department

Telephone: (408) 400-1986

Facsimile: (408) 716-2480

with a copy to:

Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation

Three Embarcadero Center, Seventh Floor

San Francisco, California 94111

Attention: Deborah A. Marshall

Telephone: (415) 434-1600

Facsimile: (415) 217-5910

If to Shareholder Representative:

One Degree Capital Corp.

1055 W. Hastings Street, Suite 300

Vancouver, British Columbia

Canada V6E 2E9

Attention: Maurice Boucher

Telephone: (604) 689-8588

Facsimile: (604) 689-1588

If to Escrow Agent:

Wells Fargo Bank, N.A.

Corporate Trust and Escrow Services

Sixth and Marquette, N9303-110

Minneapolis, Minnesota 55479

Attention: Lynn B. Lean, Account Manager

Telephone: (612) 667-2528

Facsimile: (612) 667-2160

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Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 9.2.

9.3 Successors and Assigns. Neither the Escrow Agent (except as provided in Article VII hereof) nor the Shareholder Representative (except as provided in Article VIII hereof) may assign, by operation of law or otherwise, all or any portion of its or their rights, obligations or liabilities under this Escrow Agreement without the prior written consent of Purchaser and (in the case of the Escrow Agent only) the Shareholder Representative, which consent may be withheld in the absolute discretion of the party being asked for the consent. Any attempted assignment in violation of this Section 9.3 shall be voidable. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Purchaser and the Purchaser Indemnitees and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Holders and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Escrow Agent and its successors and the Shareholder Representative and his successors, assigns, heirs, executors, administrators and legal representatives.

9.4 Headings. The headings contained in this Escrow Agreement are intended principally for convenience and shall not, by themselves, determine the rights of the parties to this Escrow Agreement.

9.5 Waiver. Waiver of any term or condition of this Escrow Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement.

9.6 Governing Law. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of Delaware, without regard to its conflicts of law principles.

9.7 Arbitration. The parties hereto agree to submit to arbitration pursuant to Section 11.9 of the Amalgamation Agreement any Claim Certificate presenting a claim for Losses that is made and not resolved.

[signature page attached]

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IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed on the day and year first above written.

PURCHASER:	PALMSOURCE, INC., a Delaware corporation

By:
Name:
Its:

SHAREHOLDER REPRESENTATIVE:	ONE DEGREE CAPITAL CORP., a

By:
Name:
Its:

ESCROW AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:
Name:
Its:

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EXHIBIT B-1

FORM OF EMPLOYMENT AGREEMENT (JIPING WANG)

EMPLOYMENT AGREEMENT

(“Agreement”)

MobileSoft Technology (Nanjing) Corporation, Ltd (“Employer”) at Address: 32, Qingdao Road, Nanjing, People’s Republic of China (“China”) and Jiping Wang (“Employee”), date of birth January 24, 1968 and ID card number 142225196801241014 agree as follows:

RECITALS

Whereas, Employee is currently employed by Employer;

Whereas, pursuant to an Agreement and Plan of Amalgamation by and among PalmSource, Inc., a Delaware corporation (“PalmSource”), Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of PalmSource (the “Amalgamation Sub”), China MobileSoft, Ltd., a company organized under the laws of Bermuda (the “Company”), and Employer, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and PalmSource is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company and the Company shall become a wholly-owned subsidiary of PalmSource;

Whereas, in connection with entering into the Amalgamation Agreement, PalmSource and the Company have agreed to provide for the employment of the Employee by Employer from and after the close of the transactions contemplated by the Amalgamation Agreement;

Whereas, Employer, the Company and Employee desire to terminate the Employment Agreement previously executed by Employee and the Employer and dated September 1, 2004, including any renewal thereof (the “Prior Employment Agreement”) in its entirety, and to enter into this Agreement without any additional compensation, other than as expressly provided herein;

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Now, therefore, in consideration of the above recitals and of the mutual promises and conditions set forth in this Agreement, the Parties agree as follows:

Article 1 Employment

Employer hereby agrees to employ Employee and Employee accepts employment with the Employer upon the terms and conditions set forth in this Agreement; provided, however, that in the event the Amalgamation Agreement is terminated, this Agreement shall be void ab initio and of no force and effect and the Prior Employment Agreement, to the extent it has not otherwise expired by its own terms, shall continue to be effective and binding on Employer as if the same had never been superseded by this Agreement.

Article 2 Term of Employment

The term of this Agreement shall be for a period of two (2) years, commencing on the actual effective date of the close of the transactions contemplated by the Amalgamation Agreement) and ending on the second anniversary thereof, unless earlier terminated in accordance with Article 9 (the “Term”); provided that Employee and the Employer agree that they shall enter the applicable calendar dates for the commencement of the Term (which shall be                     , 2005) and for the end of the Term (which shall be                     , 2007), as soon as these dates are known to Employee and the Employer and in any event prior to the filing of this Agreement with the applicable authorities.

Article 3 Compensation

For all services rendered by Employee and subject to Employee’s continued employment with the Employer during the Term, the Employer shall provide Employee the compensation set forth on Schedule A, attached hereto, unless otherwise agreed to in writing by the Employer.

The Employer shall deduct from the Employee’s monthly income: income tax and social insurance payments to be paid by the Employee in accordance with the law of China to the applicable Chinese government agency. The Employer shall pay for all mandatory social security programs stipulated by the laws of China.

Article 4 Employee’s Responsibilities and Duties

Employee is engaged as chief executive officer (“CEO”) of Employer. Employee agrees to perform the services commensurate with his position and as described in this Article to the best of his ability and to the reasonable satisfaction of the Employer. Employee also agrees to devote substantially all of his time, attention and energies to the business of the Employer. The precise services of Employee may be extended or curtailed by Employer from time to time, in the sole discretion of Employer; provided, however, that any such extension or curtailment shall not adversely affect the Employee’s ability to perform his job duties as CEO.

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Employee is expected to act at all times in a professional manner including dress, language, and work habits. Employee is expected to treat clients in a professional manner

Employee shall provide his full cooperation with PalmSource or any of its affiliates (including the Company and Employer) in providing certifications about PalmSource, the Company and Employer, including its or their financial statements, that are within his knowledge and reasonably requested of him by PalmSource’s CEO, CFO or principal financial officer, to comply with applicable laws, rules and regulations or the policies and procedures of PalmSource, the Company and Employer.

In connection with the proposed disposition of the Employer’s ATM division, Employee may serve as a member of the board of directors of the entity purchasing the ATM division, provided that such activities do not involve operational responsibilities, do not interfere in any way with the performance of Employee’s obligations to Employer and are otherwise in accordance with the Employer’s Code of Conduct and other policies (including those set forth in the Employee Handbook), both as may be amended by the Employer from time to time.

Article 5 Vacation and Sick Leave

5.1 In addition to the public holidays normally applicable in China, Employee will also be entitled to 10 working days’ paid holiday in each complete year of service.

5.2 Holiday entitlement for one calendar year must be taken in the same calendar year. Failure to do so will result in forfeiture of any such accrued holiday not taken, unless otherwise agreed to in writing by the Employer and the Employee.

5.3 The Employee shall inform Employer as soon as reasonably practicable if he is absent from work by reason of sickness or injury. If the Employee is absent for two (2) consecutive working days or more, the Employee shall provide a medical certificate or other evidence of sickness or injury reasonably acceptable to Employer.

Sick pay will be paid in accordance with the applicable laws and regulations of China.

Article 6 Employee Benefits

Employer shall pay Employer statutory social insurance assessments applicable to Employee, the costs and expenses for Employee to attend professional meetings and training courses and such other social or work-related benefits required by the laws of China. Employer shall also reimburse all other costs and expenses incurred by Employee on behalf of the Employer, subject to Employee’s compliance with the Employer’s standard expense reimbursement policies and procedures.

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Article 7 Work Conditions and Labor Protection

7.1 Employee will work those hours each day as are reasonably required to carry out the Employee’s job responsibilities pursuant to this Agreement and as requested by the Employer from time to time, provided that the Employer gives the Employee a reasonable workload and working goals in accordance with applicable law.

7.2 Employer shall provide reasonable working conditions for the Employee, including rest breaks during a normal workday.

7.3 During the Term or any renewal thereof, Employer shall provide Employee with such education and training with regards to professional ethics, operational skills, safety and the various rules and regulations established from time to time by Employer as Employee may require to carry out his duties for Employer.

Article 8 Labor Discipline

Employee shall obey the relevant laws and rules of China, as well as the rules and regulations of the Employer, and comply with the management directions of the Employer to accomplish the work task assigned by Employer. Violation of this Article 8 by Employee may subject Employee to reprimand or disciplinary action, up to and including termination of employment as set forth in Article 9.3.

The provisions of the Employer’s Employee Handbook (as amended from time to time) shall govern Employee except so far as they are inconsistent with the terms of this Agreement.

Article 9 Termination and Notice

9.1 The Agreement may be terminated with the written consent of both Parties.

9.2 The Agreement may be terminated by the Employer by giving notice in writing to Employee thirty (30) days in advance, but the Employer shall pay the compensation in compliance with the laws:

(a)	if the Employee falls ill or is injured (other than due to work) and after completion of medical treatment, is not able to perform his/her previous function or any other function the Employer assigns to him;

(b)	if the Employee does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;

(c)	if the circumstances have materially changed from the date this

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Agreement was signed to the extent that it is impossible to execute the Agreement provided, however, that the parties cannot reach an agreement to amend the Agreement to reflect the changed circumstances; or

(d)	if the Employer is the subject of proceedings for legal readjustment due to its proximity to bankruptcy, or is encountering serious operational difficulties and has to downsize.

9.3 The Agreement may be terminated by the Employer with immediate effect and the Employee will not be compensated:

(a)	if the Employee seriously violates labor discipline or the polices, rules or regulations (including those specified in the Employee Handbook) established by the Employer;

(b)	if the Employee seriously neglects his duty, engages in malpractice for selfish ends, discloses the confidential information of Employer, or brings significant loss to the Employer; or

(c)	if the Employee is being charged with criminal offences.

Article 10 General

By signing this Agreement, the Parties agree that the terms and conditions as outlined above accurately reflect the terms as understood by the Parties, that such terms and conditions are clear, and that such terms and conditions are satisfactory.

Article 11 No Waiver

Employer’s failure to uphold any of this Agreement’s provisions shall in no way act as a waiver of any future right of Employer to uphold such provision or any other provision in this Agreement.

Article 12 Final Agreement

This Agreement including all Schedules and Attachments hereto, which are deemed to be a part of this Agreement as if fully set forth herein, cancels and is in substitution for all previous letters of engagement, agreements and arrangements, including but not limited to the Prior Employment Agreement, whether oral or in writing, relating to the subject matter hereof between the Employer and Employee, all of which shall be deemed to have been terminated by mutual consent upon the effectiveness of this Agreement and the closing of the transactions contemplated by the Amalgamation Agreement, excepting

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only the Nondisclosure Agreement between the Employee and Employer dated September 23, 2004 (“Nondisclosure Agreement”), which survives in its entirety. In signing this Agreement, Employee acknowledges that the Prior Employment Agreement shall be terminated by mutual consent effective upon the closing of the transactions contemplated by the Amalgamation Agreement, that he has been paid in full and received all compensation and other benefits due for all services performed for Employer thereunder, and that he has no further rights and Employer has no further obligations to him thereunder.

Article 13 Release of Claims

Employee, in consideration of Employer’s agreement to employ Employee and Employee’s receipt of the benefits set out in this Agreement, the receipt and sufficiency of which the Employee hereby acknowledges, with the intention of binding Employee, Employee’s spouse, heirs, executors and assigns, voluntarily and knowingly releases and discharges Employer, the Company, PalmSource, parents, affiliates and subsidiaries of Employer, the Company and PalmSource, and their respective officers, directors, employees, agents, predecessors, successors and assigns, and each of them (the “Released Parties”) from all claims, demands, liabilities, actions, judgments and executions that Employee ever had or now has or may have, known and unknown, against the Released Parties, and each of them, of any nature whatsoever up to and including the date hereof, including but not limited to: claims arising out of Employee’s status as an employee, contractor, shareholder, creditor, licensor or any other capacity whatsoever of Employer or of the Company; claims arising out of the Prior Employment Agreement (including any renewal thereof), claims arising out of any and all agreements or understandings (whether written or oral) between Employee and the Company whereby Employee was issued equity in the Company; claims arising out of the Debt Settlement Agreement with China MobileSoft, Ltd. dated March 31, 2004; claims arising out of the Amended Debt Settlement Agreement and Loan Agreement with China MobileSoft, Ltd. dated June 30, 2004; claims arising out of the Debt Settlement and Loan Agreement with China MobileSoft, Ltd. dated December 31, 2003; claims arising out of the Debt Settlement Agreement with China MobileSoft, Ltd. dated December 31, 2003; claims arising out of the Debt Transfer Agreement with China MobileSoft, Ltd. dated December 31, 2003; and claims arising out of any other agreements or understandings (whether written or oral) between Employee and Employer, Employee and the Company and Employee and any affiliated company of Employer and the Company, including but not restricted to PalmSource, and Cubs Acquisition Sub LLC (collectively, “Released Claims”). Employee further agrees to reaffirm his release of the Released Claims as of the date of the close of the transactions contemplated by the Amalgamation Agreement as provided below.

Article 14 Advice of Counsel

Employee represents and warrants that he has had the opportunity to consult with, and in fact has consulted with, an attorney or other legal or financial advisor of his choice in

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connection with this Agreement, including the release of claims set forth herein in Article 13 and the reaffirmation of said release as of the date of the close of the transactions contemplated by the Amalgamation Agreement. Employee further represents and warrants that he is entering into this Agreement knowingly, voluntarily, and with a full understanding of its terms.

Article 15 Governing Law

This Agreement shall be construed and enforced in accordance with the laws of China.

Article 16 Dispute Resolution

In the event that any disputes arise from the execution of this Agreement, the Employer and the Employee shall endeavor to settle them through friendly consultation. In the event no settlement can be reached, the dispute should be submitted to Nanjing Labor Dispute Arbitration Commission. Each party that does not accept the arbitration award can file the case with the court with due jurisdiction against the other party within fifteen (15) days following the receipt of such arbitration award or such later period as permitted pursuant to applicable laws and regulations of China.

Article 17 Severability.

If any part of this Agreement is determined to be invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

Article 18 Nondisclosure Agreement, Employee Handbook and Employer Policies

The Employee acknowledges that he has previously executed Employer’s Nondisclosure Agreement and has complied and will continue to comply with his obligations to Employer thereunder. The Employee further acknowledges that he has received and read the Employee Handbook or Bylaws of the Employer when signing this Agreement. The Employee Handbook or Bylaws of the Employer, as they may be amended from time to time by the Employer, shall be binding on the Employee during the course of employment. Moreover, Employee acknowledges that he has received, read and executed the Employer Confidentiality Guidelines, the PalmSource, Inc. Code of Conduct and Business Ethics, the Employer Code of Conduct and Business Ethics, the Employer Nondisclosure Agreement and the Employer Ownership of Intellectual Property Agreement and that these agreements, as they may be amended from time to time, shall also be binding on the Employee during (and, as applicable after) the Term of his employment.

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Article 19 Miscellaneous

This Agreement is executed in English and Chinese. Subject to the employment laws and regulations of China, the English version shall prevail in the event of a dispute relating to the interpretation of a translated provision of such Agreement.

MobileSoft Technology (Nanjing) Corporation, Ltd	Employee

* * * * * *

Employee hereby reaffirms his acknowledgement of and agreement to the terms of this Agreement, including all Schedules and Attachments hereto, as set forth above, including but not limited to the general release of claims set forth in Article 13, as of the date of the close of the transactions contemplated by the Amalgamation Agreement.

Date	Employee

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EXHIBIT B-2

FORM OF EMPLOYMENT OFFER LETTER (MADELINE DUVA)

December 7, 2004

Ms Madeline Duva

1276 Stanyan Street

San Francisco, California 94117

Dear Madeline,

It is my pleasure to extend you an offer of employment with PalmSource, Inc. (“PalmSource”) in Sunnyvale, CA as Vice President – Silicon and ODM Partners reporting to me, contingent upon the close of the transactions contemplated in that certain Agreement and Plan of Amalgamation by and between PalmSource, China MobileSoft Ltd., and MobileSoft Technology (Nanjing) Corporation, Ltd., among others, dated December 7, 2004 (the “Amalgamation Agreement”). (Please note that if the transactions contemplated by the Amalgamation Agreement do not close for any reason, this letter will be null and void ab initio and of no force and effect and you will not become employed by PalmSource.) This letter sets forth the terms and conditions of your anticipated employment with us; please read it carefully. To acknowledge your agreement with these terms and conditions, please sign and date this letter on the last page below and return the entire signed letter to me.

If you accept this offer of employment and the transactions contemplated by the Amalgamation Agreement close, your start date will be the first business day following the closing of the transactions contemplated by the Amalgamation Agreement. You will be required to perform duties commensurate with your position as Vice President – Silicon and ODM Partners faithfully, loyally and to the best of your abilities. Your work location will be corporate headquarters in Sunnyvale. I have also agreed that you may telecommute, on average, one day per week, according to a mutual schedule to be agreed between us once you commence employment.

Salary and Annual Bonus

For all services performed by you in connection with your employment, and subject to your continued employment, you will receive the compensation set forth on Schedule A hereto.

Equity

Contingent upon the date of Closing of the Amalgamation (as such terms are defined in the Amalgamation Agreement), you will be granted an option as described on Schedule A hereto.

The terms and conditions of the outstanding shares of China MobileSoft, Ltd. held by you and the options to acquire shares of China MobileSoft, Ltd. previously granted to you will be set forth in their entirety in the Lock Up and Retention Agreement provided to you under separate cover.

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Benefits

PalmSource offers a competitive complement of benefits, which currently includes 28 days of combined time off and holidays, a 401(k) Plan, competitive health benefits, an Employee Stock Purchase Program (ESPP) and a one-month sabbatical program after each four years of continuous employment. You will be eligible to participate in these benefits in accordance with their stated terms and conditions, subject to PalmSource’s right to amend or terminate these benefits in its sole and absolute discretion.

An overview of these benefits can be provided to you upon request.

This offer of employment and your continued employment with PalmSource are expressly contingent upon PalmSource timely receiving the following:

•	Acceptable results from a background investigation. Any falsification of employment history or educational background will result in withdrawal of the offer and/or termination of employment.

•	Signed copies of the PalmSource (i) Employee Agreement, (ii) Confidentiality Guidelines, and (iii) Code of Conduct, which require your agreement, among other things, that you will keep confidential company information throughout and beyond your employment with PalmSource. Copies of these three agreements are enclosed with this letter for your review and execution contemporaneously with this letter.

•	Satisfactory proof of identification and work authorization as required by the Immigration Reform and Control Act of 1990.

•	Your full cooperation with PalmSource or any of its affiliates (including but not limited to China MobileSoft, Ltd. and MobileSoft Technology (Nanjing) Corporation, Ltd.) in providing certifications about China MobileSoft, Ltd. and MobileSoft Technology (Nanjing) Corporation, Ltd. that are within your knowledge and necessary to allow PalmSource’s CFO, principal financial officer and CEO to make any certifications required pursuant to the Sarbanes-Oxley Act of 2002 and any other applicable laws and regulations.

•	A signed copy of and your continued compliance with the terms of the Noncompetition and Nonsolicitation Agreement which you are executing in connection with the Amalgamation Agreement and which was provided to you under separate cover.

Please note that the terms and conditions of your proposed employment with PalmSource as stated in this letter supercede any and all terms and conditions previously communicated to you by PalmSource or anyone connected with it (whether verbally or in writing) regarding your employment with PalmSource. In signing this letter, you acknowledge and agree that your Consulting Agreement with China MobileSoft, Ltd. shall terminate by mutual agreement of you and China MobileSoft, Ltd. effective upon the closing of the transactions contemplated by the Amalgamation Agreement in accordance with the terms of the Consulting Agreement (provided, however, that Articles 6, 7, and 8 thereof shall survive said termination), that you will be paid in full by China MobileSoft, Ltd. for all services performed by you through that date pursuant to the Consulting Agreement, that you have no further rights thereunder and that neither China MobileSoft, Ltd. nor PalmSource (nor any of their respective affiliates or subsidiaries) shall have any obligations to you thereunder.

While we are confident that we will have a mutually beneficial employment relationship, it is important that you understand that employment with PalmSource is voluntary and at-will. As such, by accepting

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this offer, you acknowledge that there is no agreement, express or implied, between yourself and PalmSource (and/or anyone connected with it) for any specific period of employment, nor for continuing or long-term employment. This means you are free to resign at any time, for any reason, with or without cause or prior notice. Similarly, PalmSource is free to terminate your employment at any time, for any reason, with or without cause or prior notice. Nothing in this offer letter regarding your compensation or otherwise, or in any other agreement or understanding between you and PalmSource (and/or anyone connected with it), including but not limited to the LockUp and Retention Agreement and the Noncompetition and Nonsolicitation Agreement referenced in this letter and provided to you under separate cover, alters the at-will nature of your employment with PalmSource. The at-will nature of your employment may not be changed in any way except in a written agreement expressly providing that it is changing the at-will nature of your employment executed both by you and a PalmSource officer.

This offer of employment will expire and be deemed withdrawn if not accepted by you on or before December 7, 2004. Please confirm your acceptance by timely signing below and returning it to PalmSource. Please return the signed offer letter along with signed copies of the three PalmSource agreements to me.

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Let me close by reaffirming our belief that the skills and background you bring to PalmSource will be instrumental to the future success of the Company. PalmSource believes that the single most important factor in our success has been our people. I look forward to working with you very soon.

Sincerely,

David Limp

Senior Vice President – Business and Corporate Development

PalmSource, Inc.

I accept the offer of employment at PalmSource, Inc., subject to the terms and conditions described in this offer letter.

Madeline Duva	Date

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EXHIBIT B-3

FORM OF EMPLOYMENT OFFER LETTER (JOHN OSTREM)

December 7, 2004

Mr. John Ostrem

777 San Antonio Road, # 125

Palo Alto, California 94303

Dear John,

It is my pleasure to extend you an offer of employment with PalmSource, Inc. (“PalmSource”) in Sunnyvale, CA as Lead Scientist reporting to me, contingent upon the close of the transactions contemplated in that certain Agreement and Plan of Amalgamation by and between PalmSource, China MobileSoft Ltd., and MobileSoft Technology (Nanjing) Corporation, Ltd., among others, dated December 7, 2004 (the “Amalgamation Agreement”). (Please note that if the transactions contemplated by the Amalgamation Agreement do not close for any reason, this letter will be null and void ab initio and of no force and effect and you will not become employed by PalmSource.) This letter sets forth the terms and conditions of your anticipated employment with us; please read it carefully. To acknowledge your agreement with these terms and conditions, please sign and date this letter on the last page below and return the entire signed letter to me.

If you accept this offer of employment and the transactions contemplated by the Amalgamation Agreement close, your start date will be the first business day following the closing of the transactions contemplated by the Amalgamation Agreement. You will be required to perform duties commensurate with your position as Lead Scientist faithfully, loyally and to the best of your abilities. Your work location will be corporate headquarters in Sunnyvale.

Salary and Annual Bonus

For all services performed by you in connection with your employment, and subject to your continued employment, you will receive the compensation set forth on Schedule A hereto.

Equity

Contingent upon the date of Closing of the Amalgamation (as such terms are defined in the Amalgamation Agreement), you will be granted an option as described on Schedule A hereto.

The terms and conditions of the outstanding shares of China MobileSoft, Ltd. held by you will be set forth in their entirety in the Lock Up and Retention Agreement provided to you under separate cover.

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Benefits

PalmSource offers a competitive complement of benefits, which currently includes 28 days of combined time off and holidays, a 401(k) Plan, competitive health benefits, an Employee Stock Purchase Program (ESPP) and a one-month sabbatical program after each four years of continuous employment. You will be eligible to participate in these benefits in accordance with their stated terms and conditions, subject to PalmSource’s right to amend or terminate these benefits in its sole and absolute discretion.

An overview of these benefits can be provided to you upon request.

This offer of employment and your continued employment with PalmSource are expressly contingent upon PalmSource timely receiving the following:

•	Acceptable results from a background investigation. Any falsification of employment history or educational background will result in withdrawal of the offer and/or termination of employment.

•	Signed copies of the PalmSource (i) Employee Agreement, (ii) Confidentiality Guidelines, and (iii) Code of Conduct, which require your agreement, among other things, that you will keep confidential company information throughout and beyond your employment with PalmSource. Copies of these three agreements are enclosed with this letter for your review and execution contemporaneously with this letter.

•	Satisfactory proof of identification and work authorization as required by the Immigration Reform and Control Act of 1990.

•	Your full cooperation with PalmSource or any of its affiliates (including but not limited to China MobileSoft, Ltd. and MobileSoft Technology (Nanjing) Corporation, Ltd.) in providing certifications about China MobileSoft, Ltd. and MobileSoft Technology (Nanjing) Corporation, Ltd. that are within your knowledge and necessary to allow PalmSource’s CFO, principal financial officer and CEO to make any certifications required pursuant to the Sarbanes-Oxley Act of 2002 and any other applicable laws and regulations.

•	A signed copy of and your continued compliance with the terms of the Noncompetition and Nonsolicitation Agreement which you are executing in connection with the Amalgamation Agreement and which was provided to you under separate cover.

Please note that the terms and conditions of your proposed employment with PalmSource as stated in this letter supercede any and all terms and conditions previously communicated to you by PalmSource or anyone connected with it (whether verbally or in writing) regarding your employment with PalmSource. In signing this letter, you acknowledge and agree that your Consulting Agreement with China MobileSoft, Ltd. shall terminate by mutual agreement of you and China MobileSoft, Ltd. effective upon the closing of the transactions contemplated by the Amalgamation Agreement in accordance with the terms of the Consulting Agreement (provided, however, that Articles 6, 7, and 8 thereof shall survive said termination), that you will be paid in full by China MobileSoft, Ltd. for all services performed by you through that date pursuant to the Consulting Agreement, that you have no further rights thereunder and that neither China MobileSoft, Ltd. nor PalmSource (nor any of their respective affiliates or subsidiaries) shall have any obligations to you thereunder.

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While we are confident that we will have a mutually beneficial employment relationship, it is important that you understand that employment with PalmSource is voluntary and at-will. As such, by accepting this offer, you acknowledge that there is no agreement, express or implied, between yourself and PalmSource (and/or anyone connected with it) for any specific period of employment, nor for continuing or long-term employment. This means you are free to resign at any time, for any reason, with or without cause or prior notice. Similarly, PalmSource is free to terminate your employment at any time, for any reason, with or without cause or prior notice. Nothing in this offer letter regarding your compensation or otherwise, or in any other agreement or understanding between you and PalmSource (and/or anyone connected with it), including but not limited to the LockUp and Retention Agreement and the Noncompetition and Nonsolicitation Agreement referenced in this letter and provided to you under separate cover, alters the at-will nature of your employment with PalmSource. The at-will nature of your employment may not be changed in any way except in a written agreement expressly providing that it is changing the at-will nature of your employment executed both by you and a PalmSource officer.

This offer of employment will expire and be deemed withdrawn if not accepted by you on or before December 7, 2004. Please confirm your acceptance by timely signing below and returning it to PalmSource. Please return the signed offer letter along with signed copies of the three PalmSource agreements to me.

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Let me close by reaffirming our belief that the skills and background you bring to PalmSource will be instrumental to the future success of the Company. PalmSource believes that the single most important factor in our success has been our people. I look forward to working with you very soon.

Sincerely,

Larry Slotnick

Chief Product Officer

PalmSource, Inc.

I accept the offer of employment at PalmSource, Inc. subject to the terms and conditions described in this offer letter.

John Ostrem	Date

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EXHIBIT B-4

FORM OF EMPLOYMENT AGREEMENT (GEORGE GAO)

EMPLOYMENT AGREEMENT

(“Agreement”)

MobileSoft Technology (Nanjing) Corporation, Ltd. (“Employer”) at Address: 32, Qingdao Road, Nanjing, People’s Republic of China (“China”) and George Gao (“Employee”), date of birth August 30, 1967 and Chinese Passport No. G11561904 agree as follows:

RECITALS

Whereas, Employee is currently employed by Employer and its parent, Cubs, Ltd., a company organized under the laws of Bermuda (the “Company”);

Whereas, pursuant to an Agreement and Plan of Amalgamation by and among PalmSource, Inc., a Delaware corporation (“PalmSource”), Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of PalmSource (the “Amalgamation Sub”), China MobileSoft, Ltd. and Employer, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and PalmSource is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company and the Company shall become a wholly-owned subsidiary of PalmSource;

Whereas, in connection with entering into the Amalgamation Agreement, PalmSource and the Company have agreed to provide for the employment of the Employee by Employer from and after the close of the transactions contemplated by the Amalgamation Agreement;

Whereas, Employer, the Company and Employee desire to terminate the Employment Agreement previously executed by Employee and the Company and dated June 2, 2004 (“Company Employment Agreement”) and the Employment Agreement previously executed by Employee and Employer and dated June 7, 2004, including any renewal thereof (collectively, the “Prior Employment Agreements”) in their entirety (with the exception of Article 6 of the Company Employment Agreement, which survives said termination) and to enter into this Agreement without any additional compensation, other than as expressly provided herein;

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Now, therefore, in consideration of the above recitals and of the mutual promises and conditions set forth in this Agreement, the Parties agree as follows:

Article 1 Employment

Employer hereby agrees to employ Employee and Employee accepts employment with the Employer upon the terms and conditions set forth in this Agreement; provided, however, that in the event the Amalgamation Agreement is terminated, this Agreement shall be void ab initio and of no force and effect and the Prior Employment Agreements, to the extent they have not otherwise expired by their own terms, shall continue to be effective and binding on Employer and the Company as if the same had never been superseded by this Agreement.

Article 2 Term of Employment

The term of this Agreement shall be for a period of two (2) years, commencing on the actual effective date of the close of the transactions contemplated by the Amalgamation Agreement) and ending on the second anniversary thereof, unless earlier terminated in accordance with Article 9 (the “Term”); provided that Employee and the Employer agree that they shall enter the applicable calendar dates for the commencement of the Term (which shall be                     , 2005) and for the end of the Term (which shall be                     , 2007), as soon as these dates are known to Employee and the Employer and in any event prior to the filing of this Agreement with the applicable authorities.

Article 3 Compensation

For all services rendered by Employee and subject to Employee’s continued employment with the Employer during the Term, the Employer shall provide Employee the compensation set forth on Schedule A, attached hereto, unless otherwise agreed to in writing by the Employer.

The Employer shall deduct from the Employee’s monthly income: income tax and social insurance payments to be paid by the Employee in accordance with the laws of China to the applicable Chinese government agency. The Employer shall pay for all mandatory social security programs stipulated by the laws of China.

Article 4 Employee’s Responsibilities and Duties

Employee is engaged as Chief Financial Officer of Employer; provided, however, that for the purposes of PalmSource’s human resources records, Employee’s title will be identified as Controller. Employee agrees to perform the services commensurate with his position and as described in this Article to the best of his ability and to the reasonable satisfaction of the Employer. Employee also agrees to devote substantially all of his time, attention and energies to the business of the Employer. The precise services of Employee may be extended or curtailed by Employer from time to time, in the sole discretion of Employer; provided, however, that any such extension or curtailment shall not adversely affect the Employee’s ability to perform his duties as Chief Financial Officer.

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Employee is expected to act at all times in a professional manner including dress, language, and work habits. Employee is expected to treat clients in a professional manner

Employee shall provide his full cooperation with PalmSource or any of its affiliates (including the Company and Employer) in providing certifications about PalmSource, the Company and Employer, including its or their financial statements, that are within his knowledge and reasonably requested of him by PalmSource’s CEO, CFO or principal financial officer, to comply with applicable laws, rules and regulations or the policies and procedures of PalmSource, the Company and Employer.

Article 5 Vacation and Sick Leave

5.1 In addition to the public holidays normally applicable in China, Employee will also be entitled to 10 working days’ paid holiday in each complete year of service.

5.2 Holiday entitlement for one calendar year must be taken in the same calendar year. Failure to do so will result in forfeiture of any such accrued holiday not taken, unless otherwise agreed to in writing by the Employer and Employee.

5.3 The Employee shall inform Employer as soon as reasonably practicable if he is absent from work by reason of sickness or injury. If the Employee is absent for two (2) consecutive working days or more, the Employee shall provide a medical certificate or other evidence of sickness or injury reasonably acceptable to Employer.

Sick pay will be paid in accordance with applicable laws and regulations of China.

Article 6 Employee Benefits

Employer shall pay Employer statutory social insurance assessments applicable to Employee, the costs and expenses for Employee to attend professional meetings and training courses and such other social or work-related benefits required by the laws of China. Employer shall also reimburse all other costs and expenses incurred by Employee on behalf of Employer, subject to Employee’s compliance with the Employer’s standard expense reimbursement policies and procedures.

Article 7 Work Conditions and Labor Protection

7.1 Employee will work those hours each day as are reasonably required to carry out the Employee’s job responsibilities pursuant to this Agreement and as requested by the Employer from time to time, provided that the Employer gives the Employee a reasonable workload and working goals in accordance with applicable law.

7.2 Employer shall provide reasonable working conditions for the Employee, including rest breaks during a normal workday.

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7.3 During the Term or any renewal thereof, Employer shall provide Employee with such education and training with regards to professional ethics, operational skills, safety and the various rules and regulations established from time to time by Employer as Employee may require to carry out his duties for Employer.

Article 8 Labor Discipline

Employee shall obey the relevant laws and rules of China, as well as the rules and regulations of the Employer, and comply with the management directions of the Employer to accomplish the work task assigned by Employer. Violation of this Article 8 by Employee may subject Employee to reprimand or disciplinary action, up to and including termination of employment as set forth in Article 9.3.

The provisions of the Employer’s Employee Handbook (as amended from time to time) shall govern Employee except so far as they are inconsistent with the terms of this Agreement.

Article 9 Termination and Notice

9.1	The Agreement may be terminated with the written consent of both Parties.

9.2	The Agreement may be terminated by the Employer by giving notice in writing to Employee thirty (30) days in advance, but the Employer shall pay the compensation in compliance with the laws:

(a)	if the Employee falls ill or is injured (other than due to work) and after completion of medical treatment, is not able to perform his/her previous function or any other function the Employer assigns to him;

(b)	if the Employee does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;

(c)	if the circumstances have materially changed from the date this Agreement was signed to the extent that it is impossible to execute the Agreement provided, however, that the parties cannot reach an agreement to amend the Agreement to reflect the changed circumstances; or

(d)	if the Employer is the subject of proceedings for legal readjustment due to its proximity to bankruptcy, or is encountering serious operational difficulties and has to downsize.

9.3	The Agreement may be terminated by the Employer with immediate effect and the Employee will not be compensated:

(a)	if the Employee seriously violates labor discipline or the policies, rules or regulations (including those specified in the Employee Handbook) established by the Employer;

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(b)	if the Employee seriously neglects his duty, engages in malpractice for selfish ends, discloses the confidential information of Employer, or brings significant loss to the Employer; or

(c)	if the Employee is being charged with criminal offences.

Article 10 General

By signing this Agreement, the Parties agree that the terms and conditions as outlined above accurately reflect the terms as understood by the Parties, that such terms and conditions are clear, and that such terms and conditions are satisfactory.

Article 11 No Waiver

Employer’s failure to uphold any of this Agreement’s provisions shall in no way act as a waiver of any future right of Employer to uphold such provision or any other provision in this Agreement.

Article 12 Final Agreement

The Agreement including all Schedules and Attachments hereto, which are deemed to be a part of this Agreement as if fully set forth herein, cancels and is in substitution for all previous letters of engagement, agreements and arrangements, including but not limited to the Prior Employment Agreements, whether oral or in writing, relating to the subject matter hereof between the Employer and Employee, all of which shall be deemed to have been terminated by mutual consent upon the effectiveness of this Agreement and the closing of the transactions contemplated by the Amalgamation Agreement, excepting only the Nondisclosure Agreement between Employee and Employer dated June 13, 2004 (“Nondisclosure Agreement”), which survives in its entirety, and Article 6 of the Company Employment Agreement, which survives the termination of that agreement. In signing this Agreement, Employee acknowledges that the Prior Employment Agreements (excepting only Article 6 as referenced in the preceding sentence) shall be terminated by mutual consent effective upon the closing of the transactions contemplated by the Amalgamation Agreement, that he has been paid in full and received all compensation and other benefits due for all services performed for Employer thereunder, and that he has no further rights and neither Employer nor the Company has any further obligations to him thereunder.

Article 13 Release of Claims

Employee in consideration of Employer’s agreement to employ Employee and Employee’s receipt of the benefits set out in this Agreement, the receipt and sufficiency of which Employee hereby acknowledges, with the intention of binding Employee, Employee’s spouse, heirs,

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executors and assigns, voluntarily and knowingly releases and discharges Employer, the Company, PalmSource, parents, affiliates and subsidiaries of Employer, the Company and PalmSource, and their respective officers, directors, employees, agents, predecessors, successors and assigns, and each of them (the “Released Parties”) from all claims, demands, liabilities, actions, judgments and executions that Employee ever had or now has or may have, known and unknown, against the Released Parties, and each of them, of any nature whatsoever up to and including the date hereof, including but not limited to: claims arising out of Employee’s status as an employee, contractor, shareholder, creditor, licensor or any other capacity whatsoever of Employer or the Company; claims arising out of the Prior Employment Agreements (or either of them, including any renewal thereof); claims arising out of the China MobileSoft, Ltd. Stock Option Plan – Option Certificate dated June 7, 2004 (provided that Employee receives the benefits to be provided in the Inducement Agreement with the Company to be executed prior to the close of the transactions contemplated by the Amalgamation Agreement); and claims arising out of any other agreements or understandings (whether written or oral) between Employee and Employer, Employee and the Company and Employee and any affiliated company of Employer and the Company, including but not restricted to PalmSource, and Cubs Acquisition Sub LLC (collectively, “Released Claims”). Employee further agrees to reaffirm his release of the Released Claims as of the date of the close of the transactions contemplated by the Amalgamation Agreement as provided below.

Article 14 Advice of Counsel

Employee represents and warrants that he has had the opportunity to consult with, and in fact has consulted with, an attorney or other legal or financial advisor of his choice in connection with this Agreement, including the release of claims set forth herein in Article 13 and the reaffirmation of said release as of the date of the close of the transactions contemplated by the Amalgamation Agreement. Employee further represents and warrants that he is entering into this Agreement knowingly, voluntarily, and with a full understanding of its terms.

Article 15 Governing Law

This Agreement shall be construed and enforced in accordance with the laws of China.

Article 16 Dispute Resolution

In the event that any disputes arise from the execution of this Agreement, the Employer and the Employee shall endeavor to settle them through friendly consultation. In the event no settlement can be reached, the dispute should be submitted to Nanjing Labor Dispute Arbitration Commission. Each party that does not accept the arbitration award can file the case with the court with due jurisdiction against the other party within fifteen (15) days following the receipt of such arbitration award or such later period as permitted pursuant to applicable laws and regulations of China.

Article 17 Severability.

If any part of this Agreement is determined to be invalid or unenforceable, that part will be

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amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

Article 18 Nondisclosure Agreement, Employee Handbook and Employer Policies

The Employee acknowledges that he has previously executed Employer’s Nondisclosure Agreement and has complied and will continue to comply with his obligations to Employer thereunder. The Employee further acknowledges that he has received and read the Employee Handbook or Bylaws of the Employer when signing this Agreement. The Employee Handbook or Bylaws of the Employer, as they may be amended from time to time by the Employer, shall be binding on the Employee during the course of employment. Moreover, Employee acknowledges that he has received, read and executed the MTN Confidentiality Guidelines, the PalmSource Code of Conduct and Business Ethics, the MTN Code of Conduct and Business Ethics, the MTN Nondisclosure Agreement and the MTN Ownership of Intellectual Property Agreement and that these agreements, as they may be amended from time to time, shall also be binding on the Employee during (and, as applicable after) the Term of his employment.

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Article 19 Miscellaneous

This Agreement is executed in English and Chinese. Subject to the employment laws and regulations of China, the English version shall prevail in the event of a dispute relating to the interpretation of a translated provision of such Agreement.

MobileSoft Technology (Nanjing) Corporation, Ltd.	Employee

* * * * * *

Employee hereby reaffirms his acknowledgement of and agreement to the terms of this Agreement, including all Schedules and Attachments hereto, as set forth above, including but not limited to the general release of claims set forth in Article 13, as of the date of the close of the transactions contemplated by the Amalgamation Agreement.

Date	Employee

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EXHIBIT C-1

FORM OF NONCOMPETITION AGREEMENT (CHINA) (WANG)

NONCOMPETITION AND NONSOLICITATION AGREEMENT

This Noncompetition and Nonsolicitation Agreement (“Agreement”) dated             , 2004, is made between

Mr. Jiping Wang (“Employee”), a resident of China, residing at 17 Suzhou Road, Building 3, Room 402, Nanjing, Jiangsu 210009, China

and

MobileSoft Technology (Nanjing) Corporation, Ltd. (“Employer”), a company duly registered under the laws of the People’s Republic of China, with its principal place of business at 168 Middle Longpan Road, Suite 268, Nanjing, Jiangsu 210002 China.

Whereas, pursuant to an Agreement and Plan of Amalgamation by and among PalmSource, Inc., a Delaware corporation (“PalmSource”), Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of PalmSource (the “Amalgamation Sub”), China MobileSoft, Ltd., a company organized under the laws of Bermuda (the “Company”), and Employer, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and PalmSource is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company and the Company shall become a wholly-owned subsidiary of PalmSource;

Whereas, in connection with entering into the Amalgamation Agreement, and as a condition to the consummation of the transactions contemplated therein (and to enable PalmSource to secure more fully the benefits of the amalgamation), PalmSource has required that Employee enter into this Agreement and Employee is entering into this Agreement in order to induce PalmSource to consummate the amalgamation;

Whereas, in connection with entering into the Amalgamation Agreement, and as a condition to the consummation of the transactions contemplated therein, Employee and Employer have already negotiated and executed an Employment Contract dated December 7, 2004, between themselves, which is attached to this Agreement as an Exhibit for reference purposes only, and Employee and Employer understand that this Agreement is a separate and binding agreement from the Employment Contract.

Now therefore, Employer and Employee agree to this Agreement, in consideration for Employee’s employment and salary, according to the following terms and conditions set forth below:

Article 1: Definitions

Wherever used in this Agreement, the following terms shall have the meanings hereinafter set forth:

1.	“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

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2.	“Agreement” means this Noncompetition and Nonsolicitation Agreement.

3.	“Breach” means a material or substantial failure or omission to perform a material duty under this Agreement.

4.	“China” means the People’s Republic of China.

5.	“Competing Product” means any operating system software, man machine interface (MMI), mms application or browser application that is used in mobile phones.

6.	“Competing Service” means any development, engineering or outsourced services performed to deliver a Competing Product.

7.	A Person shall be deemed to be engaged in “Competition” if: (i) such Person or any of such Person’s subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (ii) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

8.	“Noncompetition and Nonsolicitation Period” means the period commencing on the date of the close of the transactions contemplated by the Amalgamation Agreement and ending on the second (2nd) anniversary thereof.

9.	“Parties” means Employee and the Employer.

10.	“Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

11.	“Restricted Territory” means the People’s Republic of China.

Article 2: Covenant Not To Compete

Employee agrees that during the Noncompetition and Nonsolicitation Period Employee shall not, and shall not permit any of his Affiliates to:

1.	engage directly or indirectly in Competition in any Restricted Territory; or

2.	directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for, or

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to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that Employee may, without violating this Article 2, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by Employer and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by Employee’s Affiliates collectively represent less than three percent (3%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) neither Employee nor any Affiliate of Employee is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

Employee expressly agrees and acknowledges that this covenant not to compete is reasonably necessary for the protection of the interests of the Employer and is reasonable as to time and geographical area and does not place any unreasonable burden upon Employee.

Article 3: Covenant Not to Hire or Solicit Employees.

Employee agrees that during the Noncompetition and Nonsolicitation Period Employee shall not, and shall not permit any of his Affiliates to:

1.	hire any Specified Employee (except for the hiring of Specified Employees for the Employer of any of its Affiliates), or

2.	directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee’s own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Employer of any of its Affiliates; provided, however, that notwithstanding the foregoing, that general advertising and participation at job fairs, recruiting workshops and similar career-related events by Employee shall not be deemed to violate this Article 3 to the extent that such advertising and/or participation is not directed at the Specified Employees. For purposes of this Article 3, “Specified Employee” shall mean any Person who (i) is or was an employee (except for employees of the Kiosk business) or contractor of Employer or any of its Affiliates on the effective date of this or at any time during the 90-day period prior to the effective date of this Agreement, or (ii) remains or becomes an employee or contractor of Employer or any of its Affiliates at any time during the longer of Employee’s employment with the Employer or any of its Affiliates and the Noncompetition and Nonsolicitation Period.

Article 4: Covenant Not to Solicit Customers.

Employee agrees that during the Noncompetition and Nonsolicitation Period Employee shall not, and shall not permit any of his Affiliates, directly or indirectly, personally or through others, to: (a) encourage, induce, solicit or attempt to solicit (on Employee’s behalf or on behalf of any other Person) the business of any Specified Customer; provided, however, that Employee may, without violating this Article 4, encourage, induce, solicit or

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attempt to solicit the business of any Specified Customer to the extent such encouragement, inducement or solicitation is unrelated to the business of the Employer or any of its Affiliates; or (b) encourage, induce, solicit or attempt to solicit (on Employee’s behalf of on behalf of any other Person) any Specified Customer to cease doing business with the Employer or any of its Affiliates. For purposes of this Article 4, “Specified Customer” is any Person who (i) is or was a customer (except for customers of the Kiosk business) of the Employer or any of its Affiliates, as of the effective date of this Agreement or at any time during the 90-day period prior to the effective date of this Agreement, or (ii) remains or becomes a customer of the Employer or any of its Affiliates at any time during the longer of the Shareholder’s employment with the Employer or any of its Affiliates and the Noncompetition and Nonsolicitation Period.

Article 5: Confidentiality.

Employee acknowledges that regardless of the expiry or other termination of Employee’s obligations under Articles 2, 3 and/or 4 hereof, Employee remains subject to the provisions of the Employer’s Confidentiality Guidelines, the Code of Business Conduct and Ethics, the PalmSource, Inc. Code of Business Conduct and Ethics, any and all Non-Disclosure Agreements, the Ownership of Intellectual Property Agreement, and any other policy or procedure of the Employer and its Affiliates relating to confidentiality, competition, non-hiring or nonsolicitation of employees and/or non-solicitation of customers. If there is a conflict between this Agreement and any such agreement, policy or procedure, the more restrictive document shall control.

Article 6: Consideration

The Employee acknowledges that his employment with Employer and the salary he will receive is sufficient consideration for his compliance with his obligations under this Agreement during his employment with Employer. The Employee further acknowledges and agrees that Employer will pay Employee 51,750 RMB (which is an amount equal to 1/3 of the Employee’s monthly salary including the allowances) (hereinafter referred to as the “Consideration Sum”) for each one-month period (or fraction thereof) during which this Agreement is in effect following the termination of his employment with Employer as compensation for the covenant not to compete as set forth above. The Employee acknowledges that the said sum is sufficient compensation for the Employee for purposes of his covenants herein.

Article 7: Termination

Employer may terminate this Agreement at any time with immediate effect and Employee will not be compensated, other than for the period of time during which this Agreement is in effect after Employee’s term of employment with Employer as provided in Article 5, above. Employer has the sole right and discretion to terminate this Agreement. Such termination of this Agreement by Employer shall not constitute a Breach of this Agreement and Employee shall have no recourse whatsoever against Employer in such event.

Article 8: Binding Agreement

The terms, conditions, and covenants of this Agreement shall be binding upon and inure to the benefit of Employee and Employer, as well as Employer’s successors and assigns.

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Article 9: License

Nothing in this Agreement shall be construed to constitute the grant of a license to the Employee under any patents, Confidential Information, any other proprietary rights including but not limited to Patents, Trademarks and Copyrights, or any other right of Employer.

Article 10: Governing Law

This Agreement shall be governed and interpreted under the laws, rules, and regulations of China.

Article 11: Dispute Resolution

In the event of any dispute arising under this Agreement, the Parties shall litigate the matter in court with competent jurisdiction for resolution. The Parties agree that if the Employee should breach any covenant or agreement set out in this Agreement, and more particularly in Article 2, 3 and/or 4 hereof, the Employer would have no adequate remedy at law and the Employer would suffer substantial and irreparable injury and damage. The parties accordingly agree that it is reasonably necessary to protect and preserve the interests of the Employer and that in addition to any other remedies provided by law, the Employer will be entitled to seek a preliminary injunction from the court (if such relief is permitted by the court under the laws of China) to prevent a breach of any such covenant or agreement, pending the litigation proceeding and final decision of the court.

Article 12: Attorney Fees

In the event of any Breach of this Agreement by either party, the breaching party agrees to reimburse the non-breaching party for all reasonable attorney fees and costs associated with any legal or administrative action initiated by the non-breaching party to enforce this Agreement.

Article 13: Severability

If any provision of this Agreement or appendices shall be determined invalid, illegal, or unenforceable under law, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Article 14: Headings

The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Agreement.

Article 15: Entire Agreement

1.	This Agreement, any appendices and the agreements to which Employee is a party and which are referenced in Article 5, above, constitute the entire agreement

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between the parties related to this subject matter, and cancels and supercedes all prior or contemporaneous agreements, whether written or oral, express or implied, relating to the subject matter of this Agreement.

2.	No amendments or additional articles to this Agreement shall be valid unless made in writing and ratified by both parties.

Article 16: Prohibition of Transfer

This Agreement is non-transferable by Employee. Subject to compliance with applicable laws and regulations of China, Employer may transfer or assign this Agreement without the prior consent of the Employee to its parent, subsidiary or affiliated entities, or to any successor in interest.

Article 17: Lien

Employee has no lien against Employer’s assets.

Article 18: Miscellaneous

1.	This Agreement is executed in English and Chinese. Subject to the employment laws and regulations of China, the English version shall prevail in the event of a dispute relating to the interpretation of a translated provision of such Agreement.

2.	The failure of any party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such party’s right to enforce any provision of this Agreement.

3.	All notices given by any party to the other shall be in writing in English and Chinese and sent by courier service delivered letter, or by facsimile (copies of which are to be subsequently forwarded as confirmation by registered mail), to the other party’s address and/or fax number as identified below their respective signatures on this Agreement. All notices are effective upon receipt.

4.	Employee is responsible for all costs he incurs unless expressly provided for in this Agreement.

Employee’s Initials

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Employee:	Employer:

Name:	Name:
Title:	Title:
Signature:	Signature:
Address:	Address:
Facsimile:	Facsimile:

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Employee’s Initials

EXECUTION COPY [WANG]

EXHIBIT C-2

FORM OF NONCOMPETITION AGREEMENT (WORLDWIDE) (WANG)

NONCOMPETITION AND NONSOLICITATION AGREEMENT

THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT is made and entered into as of this 7th day of December, 2004 by Jiping Wang (the “Shareholder”) in favor of, and for the benefit of: PalmSource, Inc., a Delaware corporation (“Purchaser”), China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of the People’s Republic of China (the “Operating Company” and together with Purchaser and the Company, the “Purchaser Parties”) and their respective successors and assigns.

RECITALS

A. As a shareholder, as well as a contractor or employee of, the Company or the Operating Company, the Shareholder has obtained extensive and valuable knowledge and confidential information (including, without limitation, trade secrets) concerning the businesses of the Company, the Operating Company and/or their Subsidiaries and Affiliates and has been instrumental in the growth and success of these businesses.

B. Pursuant to an Agreement and Plan of Amalgamation by and among Purchaser, Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (the “Amalgamation Sub”), the Company and the Operating Company, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and Purchaser is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company, and the Company shall become a wholly-owned subsidiary of Purchaser and the shareholders of the Company shall become stockholders of Purchaser. Capitalized terms used in this Noncompetition and Nonsolicitation Agreement that are not defined herein shall have the meaning ascribed thereto in the Amalgamation Agreement.

C. As a material part of the above-described amalgamation, Purchaser is acquiring the goodwill of the Company, its Subsidiaries and Affiliates (including but not limited to the goodwill of the Operating Company).

D. In connection with the Amalgamation Agreement (and as a condition to the consummation of the transactions contemplated therein, and to enable Purchaser to secure more fully the benefits of the amalgamation), Purchaser has required that the Shareholder enter into this Noncompetition and Nonsolicitation Agreement and the Shareholder is entering into this Noncompetition and Nonsolicitation Agreement in order to induce Purchaser to consummate the amalgamation.

E. Purchaser, the Company or the Operating Company and the Shareholder are executing an employment letter or employment agreement (the “Employment Agreement”) contemporaneously with the execution and delivery of this Noncompetition and Nonsolicitation Agreement. Pursuant to the Employment Agreement, the Shareholder is becoming a key employee of Purchaser, the Company or the Operating Company and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser Parties and their respective Affiliates, Subsidiaries and related companies.

DEFINED TERMS

For purposes of this Noncompetition and Nonsolicitation Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b) “Cause” means:

(i) following delivery to the Shareholder of a written demand for performance from Purchaser (or any Subsidiary thereof that employs the Shareholder at such time) which describes the basis for the Purchaser’s (or any such Subsidiary’s) reasonable belief that the Shareholder has not substantially performed his duties, the Shareholder’s continued violations of his obligations to Purchaser (or any such Subsidiary) which are demonstrably willful and deliberate on the Shareholder’s part;

(ii) any act of dishonesty taken in connection with the Shareholder’s responsibilities as an employee that is intended to result in the Shareholder’s substantial personal enrichment;

(iii) the Shareholder’s conviction or plea of no contest to a crime that negatively reflects on the Shareholder’s fitness to perform the Shareholder’s duties or harms Purchaser’s (or any such Subsidiary’s) reputation or business;

(iv) willful misconduct by the Shareholder that is injurious to Purchasers’ (or any such Subsidiary’s) reputation or business;

(v) the Shareholder’s willful violation of a material Purchaser (or any such Subsidiary) employment policy; or

(vi) the Shareholder’s breach of a material term of any agreement between the Shareholder and Purchaser (or any such Subsidiary) entered into in connection with the transactions contemplated by the Amalgamation Agreement, including but not limited to this Noncompetition and Nonsolicitation Agreement, or otherwise required by Purchaser (or any such Subsidiary) as a condition of the Shareholder’s employment.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of Purchaser (or any Subsidiary that employs the Shareholder at such time). Anything herein to the contrary notwithstanding, the termination of Shareholder’s employment shall not be deemed to be for Cause for purposes of this Noncompetition and Nonsolicitation Agreement, unless written notice stating the basis for termination is provided to the Shareholder and the Shareholder is given fifteen (15) days after receipt of such notice to cure.

(c) “Competing Product” means any operating system software, man machine interface (MMI), mms application or browser application that is used in mobile phones.

(d) “Competing Service” means any development, engineering or outsourced services performed to deliver a Competing Product.

(e) A Person shall be deemed to be engaged in “Competition” if: (i) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (ii) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

(f) “Good Reason” means without the Shareholder’s consent:

(i) any material reduction in the Shareholder’s title, duties, authority or responsibilities;

(ii) Purchaser (or any Subsidiary thereof that employs the Shareholder at such time) reducing the Shareholder’s base salary and/or target bonus percentage other than reduction by Purchaser (or any such Subsidiary) with respect to all employees as a part of a general readjustment of their compensation levels;

(iii) Purchaser’s (or any such Subsidiary’s) failure to provide the Shareholder with benefits at least equal to those provided to other employees of Purchaser (or any such Subsidiary); or

(iv) the relocation of the Shareholder’s office more than fifty (50) miles from its then present location.

(g) “Noncompetition and Nonsolicitation Period” shall mean the period commencing on the date of the Closing of the Amalgamation Agreement and ending on the second (2nd) anniversary of that date.

(h) “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

(i) “Restricted Territory” means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California); each State, territory or possession of the United States of America; and any and all foreign jurisdictions anywhere in the world in which any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries distributes or plans to distribute any Competing Product or provides or plans to provide any Competing Service.

AGREEMENT

In order to induce Purchaser to consummate the transactions contemplated by the Amalgamation Agreement, and for other good and valuable consideration, the Shareholder agrees as follows:

1. Restriction on Competition. The Shareholder agrees that, during the Noncompetition and Nonsolicitation Period, the Shareholder shall not, and shall not permit any of his Affiliates to:

(a) engage directly or indirectly in Competition in any Restricted Territory;

or

(b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for, or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that the Shareholder may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Shareholder and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Shareholder’s Affiliates collectively represent less than three percent (3%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) neither the Shareholder nor any Affiliate of the Shareholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

2. No Hiring or Solicitation of Employees. The Shareholder agrees that, during the Noncompetition and Nonsolicitation Period, the Shareholder shall not, and shall not permit any of his Affiliates to: (a) hire any Specified Employee (except for the hiring of Specified Employees for any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries), or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder’s own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his employment with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries; provided, however, that notwithstanding the foregoing, that general advertising and participation at job fairs, recruiting workshops and similar career-related events by the Shareholder shall not be deemed to violate this Section 2 to the extent that such advertising and/or participation is not directed at the Specified Employees. For purposes of this Section 2, “Specified Employee” shall mean any Person who (i) is or was an employee (except for employees of the Kiosk business) or contractor of any of the Purchaser Parties or any of their respective Subsidiaries or other Affiliates on the effective date of this Noncompetition and Nonsolicitation Agreement or at any time during the 90-day period prior to the effective date of this Noncompetition and Nonsolicitation Agreement, or (ii) remains or becomes an employee or contractor of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries at any time during the longer of the Shareholder’s employment with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries and the Noncompetition and Nonsolicitation Period.

3. No Solicitation of Customers. The Shareholder agrees that, during the Noncompetition and Nonsolicitation Period, the Shareholder shall not, and shall not permit any of his Affiliates, directly or indirectly, personally or through others, to: (a) encourage, induce, solicit or attempt to solicit (on the Shareholder’s behalf or on behalf of any other Person) the business of any Specified Customer, provided, however, that the Shareholder may, without violating this Section 3, encourage, induce, solicit or attempt to solicit the business of any Specified Customer to the extent such encouragement, inducement or solicitation is unrelated to the business of Purchaser or any of its Affiliates, or (b) encourage, induce, solicit or attempt to solicit (on the Shareholder’s behalf of on behalf of any other Person) any Specified Customer to cease doing business with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries. For purposes of this Section 3, “Specified Customer” is any Person who (i) is or was a customer (except for customers of the Kiosk business) of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries, as of the effective date of this Noncompetition and Nonsolicitation Agreement or at any time during the 90-day period prior to the effective date of this Noncompetition and Nonsolicitation Agreement, or (ii) remains or becomes a customer of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries at any time during the longer of the Shareholder’s employment with Purchaser or the Operating Company and the Noncompetition and Nonsolicitation Period.

4. Confidentiality. The Shareholder acknowledges that regardless of the expiry or other termination of the Shareholder’s obligations under Sections 1, 2 and 3 hereof, the Shareholder remains subject to the provisions of the Confidentiality Guidelines, the MobileSoft Technology (Nanjing) Corporation, Ltd. Code of Business Conduct and Ethics, the PalmSource, Inc. Code of Business Conduct and Ethics, any Non-Disclosure Agreements, the Ownership of Intellectual Property Agreement, and any other policy or procedure of the Purchaser Parties and their respective Subsidiaries and Affiliates relating to confidentiality, competition, non-hiring or solicitation of employees and/or non-solicitation of customers. If there is a conflict between this Noncompetition and Nonsolicitation Agreement and any such agreement, policy or procedure, the more restrictive document shall control.

5. Representations and Warranties. The Shareholder represents and warrants that: (i) he has full power and capacity to execute and deliver, and to perform all of his obligations under this Noncompetition and Nonsolicitation Agreement; and (ii) neither the execution and delivery of this Noncompetition and Nonsolicitation Agreement nor the performance of this Noncompetition and Nonsolicitation Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which the Shareholder or any of his Affiliates is or may be bound.

6. Specific Performance. The Shareholder acknowledges and agrees that the restrictions contained in Sections 1, 2, 3 and 4, above, are material inducements to Purchaser’s consummation of the transactions contemplated under the Amalgamation Agreement. The Shareholder further acknowledges and agrees that the restrictions contained in Sections 1, 2, 3 and 4 are reasonable in scope and duration, shall not prevent the Shareholder from earning a livelihood during the applicable period of restriction, are necessary to protect the legitimate interests of any of the Purchaser Parties and their respective Affiliates and Subsidiaries (including but not limited to the goodwill being acquired in connection with the Amalgamation Agreement) and that any breach by the Shareholder of any provision contained in Sections 1, 2, 3 and/or 4 shall result in immediate irreparable injury to the Purchaser Parties and their respective Affiliates or Subsidiaries for which a remedy at law would be inadequate. The Shareholder agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Noncompetition and Nonsolicitation Agreement, each of the Purchaser Parties and/or their respective Affiliates and Subsidiaries shall be entitled (in addition to any other remedy that may be available to it or them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Shareholder further agrees that no

Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and the Shareholder irrevocably waives any right he may have to require any Person to obtain, furnish or post any such bond or similarly instrument. It is the intention of the parties to this Noncompetition and Nonsolicitation Agreement that the covenants and restrictions set forth in Sections 1, 2, 3 and 4 be given the broadest interpretation permitted by law.

7. Non-Exclusivity of Rights and Remedies. The rights and remedies of the Purchaser Parties under this Noncompetition and Nonsolicitation Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). No breach on the part of any of the Purchaser Parties or any other party of any covenant or obligation contained in the Amalgamation Agreement, the Employment Agreement or any other agreement shall limit or otherwise affect any right or remedy of any of the Purchaser Parties under this Noncompetition and Noncompetition Agreement.

8. Severability. If any provision of this Noncompetition and Nonsolicitation Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition and Nonsolicitation Agreement. Each provision of this Noncompetition and Nonsolicitation Agreement is separable from every other provision of this Noncompetition and Nonsolicitation Agreement, and each part of each provision of this Noncompetition and Nonsolicitation Agreement is separable from every other part of such provision.

9. Governing Law; Venue; Legal Proceedings.

(a) The substantive laws (as distinguished from the choice of law rules) of the State of California shall govern (i) the validity and interpretation of this Noncompetition and Nonsolicitation Agreement, (ii) the performance by the parties hereto of their respective duties and obligations hereunder and (iii) all other causes of action arising out of or relating in any fashion to this Noncompetition and Nonsolicitation Agreement.

(b) Any and all actions arising out of this Noncompetition and Nonsolicitation Agreement shall be brought only and heard in the state and federal courts of the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts. The parties hereby irrevocably consent to the jurisdiction and proper venue of any such courts in any such suit, action or proceeding and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The prevailing party in any such action shall be entitled to recover its attorneys’ fees and costs.

10. Notices. All notices, requests, demands or other communications in connection with this Noncompetition and Nonsolicitation Agreement shall be in writing and shall be deemed to-have been duly given if delivered in person, by telegram, by telecopier to the applicable telecopier number listed below, or by United States mail, postage prepaid, certified or registered, with return receipt requested, or otherwise actually delivered:

If to the Shareholder, to him at:

168 Middle Longpan Road, Suite 268

Jiangsu Software Park

Nanjing, Jiangsu 210002

People’s Republic of China

If to Purchaser, to it at:

1240 Crossman Avenue

Sunnyvale, CA 94089-1116

If to Company, to it at:

Reid House

31 Church Street

Hamilton HM12

Bermuda

If to the Operating Company, to it at:

168 Middle Longpan Road, Suite 268

Jiangsu Software Park

Nanjing, Jiangsu 210002

People’s Republic of China

or such other addresses as the Shareholder, Purchaser, the Company or the Operating Company shall have designated by written notice to the other party hereto. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered (or, in the case of telecopier, on the date actually sent by telecopier) or upon the expiration of three (3) days after the date mailed, as the case may be.

11. Waiver. No failure on the part of any of the Purchaser Parties to exercise any power, right, privilege or remedy under this Noncompetition and Nonsolicitation Agreement, and no delay on the part of any of the Purchaser Parties in exercising any power, right, privilege or remedy under this Noncompetition and Nonsolicitation Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Noncompetition and Nonsolicitation Agreement, or any power, right, privilege or remedy of such party under this Noncompetition and Nonsolicitation Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12. Successors and Assigns. Each of the Purchaser Parties may freely assign any or all of its rights under this Noncompetition and Nonsolicitation Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Shareholder or of any other Person. The Shareholder, on the other hand, may not assign any of his rights or obligations under this Noncompetition and Nonsolicitation Agreement to any Person not a party to this Noncompetition and Nonsolicitation Agreement. This Noncompetition and Nonsolicitation Agreement shall be binding upon the Shareholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser Parties and their respective successors and assigns.

13. Captions. The captions contained in this Noncompetition and Nonsolicitation Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition and Nonsolicitation Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition and Nonsolicitation Agreement.

14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition and Nonsolicitation Agreement. Neither the drafting history nor the negotiating history of this Noncompetition and Nonsolicitation Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition and Nonsolicitation Agreement. As used in this Noncompetition and Nonsolicitation Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Noncompetition and Nonsolicitation Agreement, all references in this Noncompetition and Nonsolicitation Agreement to “Sections” are intended to refer to Sections of this Noncompetition and Nonsolicitation Agreement.

15. Survival of Obligations. The obligations of the Shareholder under Sections 4, 9 and 15 of this Noncompetition and Nonsolicitation Agreement shall survive the expiration of the Noncompetition and Nonsolicitation Period. The expiration of the Noncompetition and Nonsolicitation Period shall not operate to relieve the Shareholder of any obligation or liability arising from any prior breach by the Shareholder of any provision of this Noncompetition and Nonsolicitation Agreement.

16. Obligations Absolute. The Shareholder’s obligations under this Noncompetition and Nonsolicitation Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of any of the Purchaser Parties or any other Person) of any provision of the Amalgamation Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of any of the Purchaser Parties or any other Person.

17. Relationship to Other Agreements. The Shareholder and Purchaser agree that nothing set forth in this Noncompetition and Nonsolicitation Agreement limits or otherwise affects the Operating Company’s rights to terminate the Shareholder’s employment with the Operating Company in accordance with the terms of the Employment Agreement.

18. Amendment. This Noncompetition and Nonsolicitation Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by and delivered on behalf of the Shareholder, Purchaser (or any successor to Purchaser) and the Company (or any successor to the Company), and the Operating Company (or any successor to the Operating Company).

[Continued on the Following Page]

IN WITNESS WHEREOF, the Shareholder has duly executed and delivered this Noncompetition and Nonsolicitation Agreement as of the date first above written.

JIPING WANG

Acknowledged:

PALMSOURCE, INC.

By:
Name:
Title:

CHINA MOBILESOFT LTD.

By:
Name:
Title:

MOBILESOFT TECHNOLOGY (NANJING) CORPORATION, LTD.

By:
Name:
Title:

S-1

EXECUTION COPY [OSTREM]

EXHIBIT C-3

FORM OF NONCOMPETITION AGREEMENT (OSTREM)

NONCOMPETITION AND NONSOLICITATION AGREEMENT

THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT is made and entered into as of this 7th day of December, 2004 by John S. Ostrem (the “Shareholder”) in favor of, and for the benefit of: PalmSource, Inc., a Delaware corporation (“Purchaser”), China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of the People’s Republic of China (the “Operating Company” and together with Purchaser and the Company, the “Purchaser Parties”) and their respective successors and assigns.

RECITALS

A. As a shareholder, as well as a contractor or employee of, the Company or the Operating Company, the Shareholder has obtained extensive and valuable knowledge and confidential information (including, without limitation, trade secrets) concerning the businesses of the Company, the Operating Company and/or their Subsidiaries and Affiliates and has been instrumental in the growth and success of these businesses.

B. Pursuant to an Agreement and Plan of Amalgamation by and among Purchaser, Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (the “Amalgamation Sub”), the Company and the Operating Company, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and Purchaser is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company, and the Company shall become a wholly-owned subsidiary of Purchaser and the shareholders of the Company shall become stockholders of Purchaser. Capitalized terms used in this Noncompetition and Nonsolicitation Agreement that are not defined herein shall have the meaning ascribed thereto in the Amalgamation Agreement.

C. As a material part of the above-described amalgamation, Purchaser is acquiring the goodwill of the Company, its Subsidiaries and Affiliates (including but not limited to the goodwill of the Operating Company).

D. In connection with the Amalgamation Agreement (and as a condition to the consummation of the transactions contemplated therein, and to enable Purchaser to secure more fully the benefits of the amalgamation), Purchaser has required that the Shareholder enter into this Noncompetition and Nonsolicitation Agreement and the Shareholder is entering into this Noncompetition and Nonsolicitation Agreement in order to induce Purchaser to consummate the amalgamation.

E. Purchaser, the Company or the Operating Company and the Shareholder are executing an employment letter or employment agreement (the “Employment Agreement”) contemporaneously with the execution and delivery of this Noncompetition and Nonsolicitation Agreement. Pursuant to the Employment Agreement, the Shareholder is becoming a key employee of Purchaser, the Company or the Operating Company and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser Parties and their respective Affiliates, Subsidiaries and related companies.

DEFINED TERMS

For purposes of this Noncompetition and Nonsolicitation Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b) “Cause” means:

(i) following delivery to the Shareholder of a written demand for performance from Purchaser (or any Subsidiary thereof that employs the Shareholder at such time) which describes the basis for the Purchaser’s (or any such Subsidiary’s) reasonable belief that the Shareholder has not substantially performed his duties, the Shareholder’s continued violations of his obligations to Purchaser (or any such Subsidiary) which are demonstrably willful and deliberate on the Shareholder’s part;

(ii) any act of dishonesty taken in connection with the Shareholder’s responsibilities as an employee that is intended to result in the Shareholder’s substantial personal enrichment;

(iii) the Shareholder’s conviction or plea of no contest to a crime that negatively reflects on the Shareholder’s fitness to perform the Shareholder’s duties or harms Purchaser’s (or any such Subsidiary’s) reputation or business;

(iv) willful misconduct by the Shareholder that is injurious to Purchasers’ (or any such Subsidiary’s) reputation or business;

(v) the Shareholder’s willful violation of a material Purchaser (or any such Subsidiary) employment policy; or

(vi) the Shareholder’s breach of a material term of any agreement between the Shareholder and Purchaser (or any such Subsidiary) entered into in connection with the transactions contemplated by the Amalgamation Agreement, including but not limited to this Noncompetition and Nonsolicitation Agreement, or otherwise required by Purchaser (or any such Subsidiary) as a condition of the Shareholder’s employment.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of Purchaser (or any Subsidiary that employs the Shareholder at such time). Anything herein to the contrary notwithstanding, the termination of Shareholder’s employment shall not be deemed to be for Cause for purposes of this Noncompetition and Nonsolicitation Agreement, unless written notice stating the basis for termination is provided to the Shareholder and the Shareholder is given fifteen (15) days after receipt of such notice to cure.

(c) “Competing Product” means any operating system software, man machine interface (MMI), mms application or browser application that is used in mobile phones.

(d) “Competing Service” means any development, engineering or outsourced services performed to deliver a Competing Product.

(e) A Person shall be deemed to be engaged in “Competition” if: (i) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (ii) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

(f) “Good Reason” means without the Shareholder’s consent:

(i) any material reduction in the Shareholder’s title, duties, authority or responsibilities;

(ii) Purchaser (or any Subsidiary thereof that employs the Shareholder at such time) reducing the Shareholder’s base salary and/or target bonus percentage other than reduction by Purchaser (or any such Subsidiary) with respect to all employees as a part of a general readjustment of their compensation levels;

(iii) Purchaser’s (or any such Subsidiary’s) failure to provide the Shareholder with benefits at least equal to those provided to other employees of Purchaser (or any such Subsidiary); or

(iv) the relocation of the Shareholder’s office more than fifty (50) miles from its then present location.

(g) “Noncompetition and Nonsolicitation Period” shall mean the period commencing on the date of the Closing of the Amalgamation Agreement and ending on the second (2nd) anniversary of that date.

(h) “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

(i) “Restricted Territory” means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California); each State, territory or possession of the United States of America; and any and all foreign jurisdictions anywhere in the world in which any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries distributes or plans to distribute any Competing Product or provides or plans to provide any Competing Service.

AGREEMENT

In order to induce Purchaser to consummate the transactions contemplated by the Amalgamation Agreement, and for other good and valuable consideration, the Shareholder agrees as follows:

1. Restriction on Competition. The Shareholder agrees that, during the Noncompetition and Nonsolicitation Period, the Shareholder shall not, and shall not permit any of his Affiliates to:

(a) engage directly or indirectly in Competition in any Restricted Territory;

or

(b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for, or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that the Shareholder may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Shareholder and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Shareholder’s Affiliates collectively represent less than three percent (3%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) neither the Shareholder nor any Affiliate of the Shareholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

2. No Hiring or Solicitation of Employees. The Shareholder agrees that, during the Noncompetition and Nonsolicitation Period, the Shareholder shall not, and shall not permit any of his Affiliates to: (a) hire any Specified Employee (except for the hiring of Specified Employees for any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries), or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder’s own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his employment with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries; provided, however, that notwithstanding the foregoing, that general advertising and participation at job fairs, recruiting workshops and similar career-related events by the Shareholder shall not be deemed to violate this Section 2 to the extent that such advertising and/or participation is not directed at the Specified Employees. For purposes of this Section 2, “Specified Employee” shall mean any Person who (i) is or was an employee or contractor of any of the Purchaser Parties or any of their respective Subsidiaries or other Affiliates on the effective date of this Noncompetition and Nonsolicitation Agreement or at any time during the 90-day period prior to the effective date of this Noncompetition and Nonsolicitation Agreement, or (ii) remains or becomes an employee or contractor of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries at any time during the longer of the Shareholder’s employment with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries and the Noncompetition and Nonsolicitation Period.

3. No Solicitation of Customers. The Shareholder agrees that, during the Noncompetition and Nonsolicitation Period, the Shareholder shall not, and shall not permit any of his Affiliates, directly or indirectly, personally or through others, to: (a) encourage, induce, solicit or attempt to solicit (on the Shareholder’s behalf or on behalf of any other Person) the business of any Specified Customer, provided, however, that the Shareholder may, without violating this Section 3, encourage, induce, solicit or attempt to solicit the business of any Specified Customer to the extent such encouragement, inducement or solicitation is unrelated to the business of Purchaser or any of its Affiliates, or (b) encourage, induce, solicit or attempt to solicit (on the Shareholder’s behalf of on behalf of any other Person) any Specified Customer to cease doing business with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries. For purposes of this Section 3, “Specified Customer” is any Person who (i) is or was a customer of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries, as of the effective date of this Noncompetition and Nonsolicitation Agreement or at any time during the 90-day period prior to the effective date of this Noncompetition and Nonsolicitation Agreement, or (ii) remains or becomes a customer of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries at any time during the longer of the Shareholder’s employment with Purchaser or the Operating Company and the Noncompetition and Nonsolicitation Period.

4. Confidentiality. The Shareholder acknowledges that regardless of the expiry or other termination of the Shareholder’s obligations under Sections 1, 2 and 3 hereof, the Shareholder remains subject to the provisions of the Confidentiality Guidelines, the PalmSource, Inc. Code of Business Conduct and Ethics, the Employee Agreement and any other policy or procedure of any of the Purchaser Parties and their respective Subsidiaries and Affiliates relating to confidentiality, competition, non-hiring or solicitation of employees and/or non-solicitation of customers. If there is a conflict between this Noncompetition and Nonsolicitation Agreement and any such agreement, policy or procedure, the more restrictive document shall control.

5. Representations and Warranties. The Shareholder represents and warrants that: (i) he has full power and capacity to execute and deliver, and to perform all of his obligations under this Noncompetition and Nonsolicitation Agreement; and (ii) neither the execution and delivery of this Noncompetition and Nonsolicitation Agreement nor the performance of this Noncompetition and Nonsolicitation Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which the Shareholder or any of his Affiliates is or may be bound.

6. Specific Performance. The Shareholder acknowledges and agrees that the restrictions contained in Sections 1, 2, 3 and 4, above, are material inducements to Purchaser’s consummation of the transactions contemplated under the Amalgamation Agreement. The Shareholder further acknowledges and agrees that the restrictions contained in Sections 1, 2, 3 and 4 are reasonable in scope and duration, shall not prevent the Shareholder from earning a livelihood during the applicable period of restriction, are necessary to protect the legitimate interests of any of the Purchaser Parties and their respective Affiliates and Subsidiaries (including but not limited to the goodwill being acquired in connection with the Amalgamation Agreement) and that any breach by the Shareholder of any provision contained in Sections 1, 2, 3 and/or 4 shall result in immediate irreparable injury to the Purchaser Parties and their respective Affiliates or Subsidiaries for which a remedy at law would be inadequate. The Shareholder agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Noncompetition and Nonsolicitation Agreement, each of the Purchaser Parties and/or their respective Affiliates and Subsidiaries shall be entitled (in addition to any other remedy that may be available to it or them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Shareholder further agrees that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and the Shareholder irrevocably waives any right he may have to require any Person to obtain, furnish or post any such bond or similarly instrument. It is the intention of the parties to this Noncompetition and Nonsolicitation Agreement that the covenants and restrictions set forth in Sections 1, 2, 3 and 4 be given the broadest interpretation permitted by law.

7. Non-Exclusivity of Rights and Remedies. The rights and remedies of the Purchaser Parties under this Noncompetition and Nonsolicitation Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). No breach on the part of any of the Purchaser Parties or any other party of any covenant or obligation contained in the Amalgamation Agreement, the Employment Agreement or any other agreement shall limit or otherwise affect any right or remedy of any of the Purchaser Parties under this Noncompetition and Noncompetition Agreement.

8. Severability. If any provision of this Noncompetition and Nonsolicitation Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition and Nonsolicitation Agreement. Each provision of this Noncompetition and Nonsolicitation Agreement is separable from every other provision of this Noncompetition and Nonsolicitation Agreement, and each part of each provision of this Noncompetition and Nonsolicitation Agreement is separable from every other part of such provision.

9. Governing Law; Venue; Legal Proceedings.

(a) The substantive laws (as distinguished from the choice of law rules) of the State of California shall govern (i) the validity and interpretation of this Noncompetition and Nonsolicitation Agreement, (ii) the performance by the parties hereto of their respective duties and obligations hereunder and (iii) all other causes of action arising out of or relating in any fashion to this Noncompetition and Nonsolicitation Agreement.

(b) Any and all actions arising out of this Noncompetition and Nonsolicitation Agreement shall be brought only and heard in the state and federal courts of the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts. The parties hereby irrevocably consent to the jurisdiction and proper venue of any such courts in any such suit, action or proceeding and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The prevailing party in any such action shall be entitled to recover its attorneys’ fees and costs.

10. Notices. All notices, requests, demands or other communications in connection with this Noncompetition and Nonsolicitation Agreement shall be in writing and shall be deemed to-have been duly given if delivered in person, by telegram, by telecopier to the applicable telecopier number listed below, or by United States mail, postage prepaid, certified or registered, with return receipt requested, or otherwise actually delivered:

If to the Shareholder, to him at:

777 San Antonio Rd, #125,

Palo Alto, CA 94303

If to Purchaser, to it at:

1240 Crossman Avenue

Sunnyvale, CA 94089-1116

If to Company, to it at:

Reid House

31 Church Street

Hamilton HM12

Bermuda

If to the Operating Company, to it at:

168 Middle Longpan Road, Suite 268

Jiangsu Software Park

Nanjing, Jiangsu 210002

People’s Republic of China

or such other addresses as the Shareholder, Purchaser, the Company or the Operating Company shall have designated by written notice to the other party hereto. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered (or, in the case of telecopier, on the date actually sent by telecopier) or upon the expiration of three (3) days after the date mailed, as the case may be.

11. Waiver. No failure on the part of any of the Purchaser Parties to exercise any power, right, privilege or remedy under this Noncompetition and Nonsolicitation Agreement, and no delay on the part of any of the Purchaser Parties in exercising any power, right, privilege or remedy under this Noncompetition and Nonsolicitation Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Noncompetition and Nonsolicitation Agreement, or any power, right, privilege or remedy of such party under this Noncompetition and Nonsolicitation Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12. Successors and Assigns. Each of the Purchaser Parties may freely assign any or all of its rights under this Noncompetition and Nonsolicitation Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Shareholder or of any other Person. The Shareholder, on the other hand, may not assign any of his rights or obligations under this Noncompetition and Nonsolicitation Agreement to any Person not a party to this Noncompetition and Nonsolicitation Agreement. This Noncompetition and Nonsolicitation Agreement shall be binding upon the Shareholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser Parties and their respective successors and assigns.

13. Captions. The captions contained in this Noncompetition and Nonsolicitation Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition and Nonsolicitation Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition and Nonsolicitation Agreement.

14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition and Nonsolicitation Agreement. Neither the drafting history nor the negotiating history of this Noncompetition and Nonsolicitation Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition and Nonsolicitation Agreement. As used in this Noncompetition and Nonsolicitation Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Noncompetition and Nonsolicitation Agreement, all references in this Noncompetition and Nonsolicitation Agreement to “Sections” are intended to refer to Sections of this Noncompetition and Nonsolicitation Agreement.

15. Survival of Obligations. The obligations of the Shareholder under Sections 4, 9 and 15 of this Noncompetition and Nonsolicitation Agreement shall survive the expiration of the Noncompetition and Nonsolicitation Period. The expiration of the Noncompetition and Nonsolicitation Period shall not operate to relieve the Shareholder of any obligation or liability arising from any prior breach by the Shareholder of any provision of this Noncompetition and Nonsolicitation Agreement.

16. Obligations Absolute. The Shareholder’s obligations under this Noncompetition and Nonsolicitation Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of any of the Purchaser Parties or any other Person) of any provision of the Amalgamation Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of any of the Purchaser Parties or any other Person.

17. Relationship to Other Agreements. The Shareholder agrees that nothing set forth in this Noncompetition and Nonsolicitation Agreement alters the at-will nature of the Shareholder’s employment with Purchaser (or any subsidiary thereof). In executing this Noncompetition and Nonsolicitation Agreement, the Shareholder reaffirms the Shareholder’s acknowledgment and agreement that the Shareholder’s employment with Purchaser (or any subsidiary thereof) is at-will and for no specific period of employment and may be terminated, by either the Shareholder or Purchaser (or any subsidiary thereof), at any time, for any reason, with or without cause (including but not limited to the Cause defined in this Noncompetition and Nonsolicitation Agreement), and with or without prior notice. The at-will nature of the Shareholder’s employment with Purchaser (or any subsidiary thereof) may not be changed in any way except in a written agreement expressly providing that it is changing the at-will nature of the Shareholder’s employment with Purchaser (or any subsidiary thereof) which is executed both by the Shareholder and an officer of Purchaser.

18. Amendment. This Noncompetition and Nonsolicitation Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by and delivered on behalf of the Shareholder, Purchaser (or any successor to Purchaser) and the Company (or any successor to the Company), and the Operating Company (or any successor to the Operating Company).

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Shareholder has duly executed and delivered this Noncompetition and Nonsolicitation Agreement as of the date first above written.

JOHN S. OSTREM

Acknowledged:

PALMSOURCE, INC.

By:
Name:
Title:

CHINA MOBILESOFT LTD.

By:
Name:
Title:

MOBILESOFT TECHNOLOGY (NANJING) CORPORATION, LTD.

By:
Name:
Title:

EXECUTION COPY [DUVA]

EXHIBIT C-4

FORM OF NONCOMPETITION AGREEMENT (DUVA)

NONCOMPETITION AND NONSOLICITATION AGREEMENT

THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT is made and entered into as of this 7th day of December, 2004 by Madeline F. Duva (the “Shareholder”) in favor of, and for the benefit of: PalmSource, Inc., a Delaware corporation (“Purchaser”), China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of the People’s Republic of China (the “Operating Company” and together with Purchaser and the Company, the “Purchaser Parties”) and their respective successors and assigns.

RECITALS

A. As a shareholder, as well as a contractor or employee of, the Company or the Operating Company, the Shareholder has obtained extensive and valuable knowledge and confidential information (including, without limitation, trade secrets) concerning the businesses of the Company, the Operating Company and/or their Subsidiaries and Affiliates and has been instrumental in the growth and success of these businesses.

B. Pursuant to an Agreement and Plan of Amalgamation by and among Purchaser, Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (the “Amalgamation Sub”), the Company and the Operating Company, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and Purchaser is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company, and the Company shall become a wholly-owned subsidiary of Purchaser and the shareholders of the Company shall become stockholders of Purchaser. Capitalized terms used in this Noncompetition and Nonsolicitation Agreement that are not defined herein shall have the meaning ascribed thereto in the Amalgamation Agreement.

C. As a material part of the above-described amalgamation, Purchaser is acquiring the goodwill of the Company, its Subsidiaries and Affiliates (including but not limited to the goodwill of the Operating Company).

D. In connection with the Amalgamation Agreement (and as a condition to the consummation of the transactions contemplated therein, and to enable Purchaser to secure more fully the benefits of the amalgamation), Purchaser has required that the Shareholder enter into this Noncompetition and Nonsolicitation Agreement and the Shareholder is entering into this Noncompetition and Nonsolicitation Agreement in order to induce Purchaser to consummate the amalgamation.

E. Purchaser, the Company or the Operating Company and the Shareholder are executing an employment letter or employment agreement (the “Employment Agreement”) contemporaneously with the execution and delivery of this Noncompetition and Nonsolicitation Agreement. Pursuant to the Employment Agreement, the Shareholder is becoming a key employee of Purchaser, the Company or the Operating Company and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser Parties and their respective Affiliates, Subsidiaries and related companies.

DEFINED TERMS

For purposes of this Noncompetition and Nonsolicitation Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b) “Cause” means:

(i) following delivery to the Shareholder of a written demand for performance from Purchaser (or any Subsidiary thereof that employs the Shareholder at such time) which describes the basis for the Purchaser’s (or any such Subsidiary’s) reasonable belief that the Shareholder has not substantially performed his/her duties, the Shareholder’s continued violations of his/her obligations to Purchaser (or any such Subsidiary) which are demonstrably willful and deliberate on the Shareholder’s part;

(ii) any act of dishonesty taken in connection with the Shareholder’s responsibilities as an employee that is intended to result in the Shareholder’s substantial personal enrichment;

(iii) the Shareholder’s conviction or plea of no contest to a crime that negatively reflects on the Shareholder’s fitness to perform the Shareholder’s duties or harms Purchaser’s (or any such Subsidiary’s) reputation or business;

(iv) willful misconduct by the Shareholder that is injurious to Purchasers’ (or any such Subsidiary’s) reputation or business;

(v) the Shareholder’s willful violation of a material Purchaser (or any such Subsidiary) employment policy; or

(vi) the Shareholder’s breach of a material term of any agreement between the Shareholder and Purchaser (or any such Subsidiary) entered into in connection with the transactions contemplated by the Amalgamation Agreement, including but not limited to this Noncompetition and Nonsolicitation Agreement, or otherwise required by Purchaser (or any such Subsidiary) as a condition of the Shareholder’s employment.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of Purchaser (or any Subsidiary that employs the Shareholder at such time). Anything herein to the contrary notwithstanding, the termination of Shareholder’s employment shall not be deemed to be for Cause for purposes of this Noncompetition and Nonsolicitation Agreement, unless written notice stating the basis for termination is provided to the Shareholder and the Shareholder is given fifteen (15) days after receipt of such notice to cure.

(c) “Competing Product” means any operating system software, man machine interface (MMI), mms application or browser application that is used in mobile phones.

(d) “Competing Service” means any development, engineering or outsourced services performed to deliver a Competing Product.

(e) A Person shall be deemed to be engaged in “Competition” if: (i) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (ii) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

(f) “Good Reason” means without the Shareholder’s consent:

(i) any material reduction in the Shareholder’s title, duties, authority or responsibilities;

(ii) Purchaser (or any Subsidiary thereof that employs the Shareholder at such time) reducing the Shareholder’s base salary and/or target bonus percentage other than reduction by Purchaser (or any such Subsidiary) with respect to all employees as a part of a general readjustment of their compensation levels;

(iii) Purchaser’s (or any such Subsidiary’s) failure to provide the Shareholder with benefits at least equal to those provided to other employees of Purchaser (or any such Subsidiary); or

(iv) the relocation of the Shareholder’s office more than fifty (50) miles from its then present location.

(g) “Noncompetition and Nonsolicitation Period” shall mean the period commencing on the date of the Closing of the Amalgamation Agreement and ending on the second (2nd) anniversary of that date.

(h) “Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

(i) “Restricted Territory” means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California); each State, territory or possession of the United States of America; and any and all foreign jurisdictions anywhere in the world in which any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries distributes or plans to distribute any Competing Product or provides or plans to provide any Competing Service.

AGREEMENT

In order to induce Purchaser to consummate the transactions contemplated by the Amalgamation Agreement, and for other good and valuable consideration, the Shareholder agrees as follows:

1. Restriction on Competition. The Shareholder agrees that, during the shorter of (i) the Noncompetition and Nonsolicitation Period and (ii) the date the Shareholder is no longer employed with Purchaser or any of its Subsidiaries as a result of the Shareholder’s employment having been terminated (x) by Purchaser or any of its Subsidiaries, as the case may be, without Cause or (y) by the Shareholder for Good Reason, the Shareholder shall not, and shall not permit any of her Affiliates to:

(a) engage directly or indirectly in Competition in any Restricted Territory; or

(b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for, or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that the Shareholder may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Shareholder and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by the Shareholder’s Affiliates collectively represent less than three percent (3%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) neither the Shareholder nor any Affiliate of the Shareholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

2. No Hiring or Solicitation of Employees. The Shareholder agrees that, during the shorter of (i) the Noncompetition and Nonsolicitation Period and (ii) the date the Shareholder is no longer employed with Purchaser or any of its Subsidiaries as a result of the Shareholder’s employment having been terminated (x) by Purchaser or any of its Subsidiaries, as the case may be, without Cause or (y) by the Shareholder for Good Reason, the Shareholder shall not, and shall not permit any of her Affiliates to: (a) hire any Specified Employee (except for the hiring of Specified Employees for any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries), or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Shareholder’s own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave her employment with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries; provided, however, that notwithstanding the foregoing, that general advertising and participation at job fairs, recruiting workshops and similar career-related events by the Shareholder shall not be deemed to violate this Section 2 to the extent that such advertising and/or participation is not directed at the Specified Employees. For purposes of this Section 2, “Specified Employee” shall mean any Person who (i) is or was an employee or contractor of any of the Purchaser Parties or any of their respective Subsidiaries or other Affiliates on the effective date of this Noncompetition and Nonsolicitation Agreement or at any time during the 90-day period prior to the effective date of this Noncompetition and Nonsolicitation Agreement, or (ii) remains or becomes an employee or contractor of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries at any time during the longer of the Shareholder’s employment with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries and the Noncompetition and Nonsolicitation Period.

3. No Solicitation of Customers. The Shareholder agrees that, during the shorter of (i) the Noncompetition and Nonsolicitation Period and (ii) the date the Shareholder is no longer employed with Purchaser or any of its Subsidiaries as a result of the Shareholder’s employment having been terminated (x) by Purchaser or any of its Subsidiaries, as the case may be, without Cause or (y) by the Shareholder for Good Reason, the Shareholder shall not, and shall not permit any of her Affiliates, directly or indirectly, personally or through others, to: (a) encourage, induce, solicit or attempt to solicit (on the Shareholder’s behalf or on behalf of any other Person) the business of any Specified Customer, provided, however, that the Shareholder may, without violating this Section 3, encourage, induce, solicit or attempt to solicit the business of any Specified Customer to the extent such encouragement, inducement or solicitation is unrelated to the business of Purchaser or any of its Affiliates, or (b) encourage, induce, solicit or attempt to solicit (on the Shareholder’s behalf of on behalf of any other Person) any Specified Customer to cease doing business with any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries. For purposes of this Section 3, “Specified Customer” is any Person who (i) is or was a customer of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries, as of the effective date of this Noncompetition and Nonsolicitation Agreement or at any time during the 90-day period prior to the effective date of this Noncompetition and Nonsolicitation Agreement, or (ii) remains or becomes a customer of any of the Purchaser Parties or any of their respective Affiliates or Subsidiaries at any time during the longer of the Shareholder’s employment with Purchaser or the Operating Company and the Noncompetition and Nonsolicitation Period.

4. Confidentiality. The Shareholder acknowledges that regardless of the expiry or other termination of the Shareholder’s obligations under Sections 1, 2 and 3 hereof, the Shareholder remains subject to the provisions of the Confidentiality Guidelines, the PalmSource, Inc. Code of Business Conduct and Ethics, the Employee Agreement and any other policy or procedure of any of the Purchaser Parties and their respective Subsidiaries and Affiliates relating to confidentiality, competition, non-hiring or solicitation of employees and/or non-solicitation of customers. If there is a conflict between this Noncompetition and Nonsolicitation Agreement and any such agreement, policy or procedure, the more restrictive document shall control.

5. Representations and Warranties. The Shareholder represents and warrants that: (i) he or she has full power and capacity to execute and deliver, and to perform all of her obligations under this Noncompetition and Nonsolicitation Agreement; and (ii) neither the execution and delivery of this Noncompetition and Nonsolicitation Agreement nor the performance of this Noncompetition and Nonsolicitation Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which the Shareholder or any of her Affiliates is or may be bound.

6. Specific Performance. The Shareholder acknowledges and agrees that the restrictions contained in Sections 1, 2, 3 and 4, above, are material inducements to Purchaser’s consummation of the transactions contemplated under the Amalgamation Agreement. The Shareholder further acknowledges and agrees that the restrictions contained in Sections 1, 2, 3 and 4 are reasonable in scope and duration, shall not prevent the Shareholder from earning a livelihood during the applicable period of restriction, are necessary to protect the legitimate interests of any of the Purchaser Parties and their respective Affiliates and Subsidiaries (including but not limited to the goodwill being acquired in connection with the Amalgamation Agreement) and that any breach by the Shareholder of any provision contained in Sections 1, 2, 3 and/or 4 shall result in immediate irreparable injury to the Purchaser Parties and their respective Affiliates or Subsidiaries for which a remedy at law would be inadequate. The Shareholder agrees that, in the event of any breach or threatened breach by the Shareholder of any covenant or obligation contained in this Noncompetition and Nonsolicitation Agreement, each of the Purchaser Parties and/or their respective Affiliates and Subsidiaries shall be entitled (in addition to any other remedy that may be available to it or them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Shareholder further agrees that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and the Shareholder irrevocably waives any right he or she may have to require any Person to obtain, furnish or post any such bond or similarly instrument. It is the intention of the parties to this Noncompetition and Nonsolicitation Agreement that the covenants and restrictions set forth in Sections 1, 2, 3 and 4 be given the broadest interpretation permitted by law.

7. Non-Exclusivity of Rights and Remedies. The rights and remedies of the Purchaser Parties under this Noncompetition and Nonsolicitation Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). No breach on the part of any of the Purchaser Parties or any other party of any covenant or obligation contained in the Amalgamation Agreement, the Employment Agreement or any other agreement shall limit or otherwise affect any right or remedy of any of the Purchaser Parties under this Noncompetition and Noncompetition Agreement.

8. Severability. If any provision of this Noncompetition and Nonsolicitation Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition and Nonsolicitation Agreement. Each provision of this Noncompetition and Nonsolicitation Agreement is separable from every other provision of this Noncompetition and Nonsolicitation Agreement, and each part of each provision of this Noncompetition and Nonsolicitation Agreement is separable from every other part of such provision.

9. Governing Law; Venue; Legal Proceedings.

(a) The substantive laws (as distinguished from the choice of law rules) of the State of California shall govern (i) the validity and interpretation of this Noncompetition and Nonsolicitation Agreement, (ii) the performance by the parties hereto of their respective duties and obligations hereunder and (iii) all other causes of action arising out of or relating in any fashion to this Noncompetition and Nonsolicitation Agreement.

(b) Any and all actions arising out of this Noncompetition and Nonsolicitation Agreement shall be brought only and heard in the state and federal courts of the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts. The parties hereby irrevocably consent to the jurisdiction and proper venue of any such courts in any such suit, action or proceeding and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The prevailing party in any such action shall be entitled to recover its attorneys’ fees and costs.

10. Notices. All notices, requests, demands or other communications in connection with this Noncompetition and Nonsolicitation Agreement shall be in writing and shall be deemed to-have been duly given if delivered in person, by telegram, by telecopier to the applicable telecopier number listed below, or by United States mail, postage prepaid, certified or registered, with return receipt requested, or otherwise actually delivered:

If to the Shareholder, to her at:

1276 Stanyan Street,

San Francisco, CA 94117

If to Purchaser, to it at:

1240 Crossman Avenue

Sunnyvale, CA 94089-1116

If to Company, to it at:

Reid House

31 Church Street

Hamilton HM12

Bermuda

If to the Operating Company, to it at:

168 Middle Longpan Road, Suite 268

Jiangsu Software Park

Nanjing, Jiangsu 210002

People’s Republic of China

or such other addresses as the Shareholder, Purchaser, the Company or the Operating Company shall have designated by written notice to the other party hereto. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered (or, in the case of telecopier, on the date actually sent by telecopier) or upon the expiration of three (3) days after the date mailed, as the case may be.

11. Waiver. No failure on the part of any of the Purchaser Parties to exercise any power, right, privilege or remedy under this Noncompetition and Nonsolicitation Agreement, and no delay on the part of any of the Purchaser Parties in exercising any power, right, privilege or remedy under this Noncompetition and Nonsolicitation Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Noncompetition and Nonsolicitation Agreement, or any power, right, privilege or remedy of such party under this Noncompetition and Nonsolicitation Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12. Successors and Assigns. Each of the Purchaser Parties may freely assign any or all of its rights under this Noncompetition and Nonsolicitation Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Shareholder or of any other Person. The Shareholder, on the other hand, may not assign any of his rights or obligations under this Noncompetition and Nonsolicitation Agreement to any Person not a party to this Noncompetition and Nonsolicitation Agreement. This Noncompetition and Nonsolicitation Agreement shall be binding upon the Shareholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser Parties and their respective successors and assigns.

13. Captions. The captions contained in this Noncompetition and Nonsolicitation Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition and Nonsolicitation Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition and Nonsolicitation Agreement.

14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition and Nonsolicitation Agreement. Neither the drafting history nor the negotiating history of this Noncompetition and Nonsolicitation Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition and Nonsolicitation Agreement. As used in this Noncompetition and Nonsolicitation Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Noncompetition and Nonsolicitation Agreement, all references in this Noncompetition and Nonsolicitation Agreement to “Sections” are intended to refer to Sections of this Noncompetition and Nonsolicitation Agreement.

15. Survival of Obligations. The obligations of the Shareholder under Sections 4, 9 and 15 of this Noncompetition and Nonsolicitation Agreement shall survive the expiration of the Noncompetition and Nonsolicitation Period. The expiration of the Noncompetition and Nonsolicitation Period shall not operate to relieve the Shareholder of any obligation or liability arising from any prior breach by the Shareholder of any provision of this Noncompetition and Nonsolicitation Agreement.

16. Obligations Absolute. The Shareholder’s obligations under this Noncompetition and Nonsolicitation Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of any of the Purchaser Parties or any other Person) of any provision of the Amalgamation Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of any of the Purchaser Parties or any other Person.

17. Relationship to Other Agreements. The Shareholder agrees that nothing set forth in this Noncompetition and Nonsolicitation Agreement alters the at-will nature of the Shareholder’s employment with Purchaser (or any subsidiary thereof). In executing this Noncompetition and Nonsolicitation Agreement, the Shareholder reaffirms the Shareholder’s acknowledgment and agreement that the Shareholder’s employment with Purchaser (or any subsidiary thereof) is at-will and for no specific period of employment and may be terminated, by either the Shareholder or Purchaser (or any subsidiary thereof), at any time, for any reason, with or without cause (including but not limited to the Cause defined in this Noncompetition and Nonsolicitation Agreement), and with or without prior notice. The at-will nature of the Shareholder’s employment with Purchaser (or any subsidiary thereof) may not be changed in any way except in a written agreement expressly providing that it is changing the at-will nature of the Shareholder’s employment with Purchaser (or any subsidiary thereof) which is executed both by the Shareholder and an officer of Purchaser.

18. Amendment. This Noncompetition and Nonsolicitation Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by and delivered on behalf of the Shareholder, Purchaser (or any successor to Purchaser) and the Company (or any successor to the Company), and the Operating Company (or any successor to the Operating Company).

[Signatures on the Following Page]

IN WITNESS WHEREOF, the Shareholder has duly executed and delivered this Noncompetition and Nonsolicitation Agreement as of the date first above written.

MADELINE F. DUVA

Acknowledged:

PALMSOURCE, INC.

By:
Name:
Title:

CHINA MOBILESOFT LTD.

By:
Name:
Title:

MOBILESOFT TECHNOLOGY (NANJING) CORPORATION, LTD.

By:
Name:
Title:

S-1

EXHIBIT C-5

FORM OF NONCOMPETITION AGREEMENT (GAO)

NONCOMPETITION AND NONSOLICITATION AGREEMENT

This Noncompetition and Nonsolicitation Agreement (“Agreement”) dated             , 2004, is made between

Mr. George Gao (“Employee”), a resident of China, residing at 6-102, 1889 Hong Qiao Road, Shanghai, China 200336

and

MobileSoft Technology (Nanjing) Corporation, Ltd. (“Employer”), a company duly registered under the laws of the People’s Republic of China, with its principal place of business at 168 Middle Longpan Road, Suite 268, Nanjing, Jiangsu 210002, China.

Whereas, pursuant to an Agreement and Plan of Amalgamation by and among PalmSource, Inc., a Delaware corporation (“PalmSource”), Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of PalmSource (the “Amalgamation Sub”), China MobileSoft, Ltd., a company organized under the laws of Bermuda (the “Company”), and Employer, among others, dated as of December 7, 2004 (the “Amalgamation Agreement”), the combination of the Company and PalmSource is being effected through a transaction in which Amalgamation Sub shall be amalgamated with the Company and the Company shall become a wholly-owned subsidiary of PalmSource;

Whereas, in connection with entering into the Amalgamation Agreement, and as a condition to the consummation of the transactions contemplated therein (and to enable PalmSource to secure more fully the benefits of the amalgamation), PalmSource has required that Employee enter into this Agreement and Employee is entering into this Agreement in order to induce PalmSource to consummate the amalgamation;

Whereas, in connection with entering into the Amalgamation Agreement, and as a condition to the consummation of the transactions contemplated therein, Employee and Employer have already negotiated and executed an Employment Contract dated December 7, 2004 between themselves, which is attached to this Agreement as an Exhibit for reference purposes only, and Employee and Employer understand that this Agreement is a separate and binding agreement from the Employment Contract.

Now therefore, Employer and Employee agree to this Agreement, in consideration for Employee’s employment and salary, according to the following terms and conditions set forth below:

Article 1: Definitions

Wherever used in this Agreement, the following terms shall have the meanings hereinafter set forth:

1.	“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

Employee’s Initials

2.	“Agreement” means this Noncompetition and Nonsolicitation Agreement.

3.	“Breach” means a material or substantial failure or omission to perform a material duty under this Agreement.

4.	“Cause” means: following delivery to Employee of a written demand for performance from the Employer (or any Affiliate thereof that employs Employee at such time) which describes the basis for the Employer’s (or any such Affiliate’s) reasonable belief that Employee has not substantially performed his duties, Employee’s continued violations of his obligations to the Employer (or any such Affiliate) which are demonstrably willful and deliberate on Employee’s part;

(i) any act of dishonesty taken in connection with Employee’s responsibilities as an employee that is intended to result in Employee’s substantial personal enrichment;

(ii) Employee’s conviction or plea of no contest to a crime that negatively reflects on Employee’s fitness to perform Employee’s duties or harms the Employer’s (or any such Affiliate’s) reputation or business;

(iii) willful misconduct by Employee that is injurious to the Employer’s (or any such Affiliate’s) reputation or business;

(iv) Employee’s willful violation of a material Employer (or any such Affiliates) employment policy; or

(v) Employee’s breach of a material term of any agreement between Employee and the Employer (or any Affiliate) entered into in connection with the transactions contemplated by the Amalgamation Agreement, including but not limited to this Agreement, or otherwise required by the Employer (or any such Affiliate), as a condition of Employee’s employment.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of the Employer (or any Affiliate that employs Employee at such time). Anything herein to the contrary notwithstanding, the termination of Employee’s employment shall not be deemed to be for Cause for purposes of this Agreement, unless written notice stating the basis for termination is provided to Employee and Employee is given fifteen (15) days after receipt of such notice to cure.

5.	“China” means the People’s Republic of China.

6.	“Competing Product” means any operating system software, man machine interface (MMI), mms application or browser application that is used in mobile phones.

7.	“Competing Service” means any development, engineering or outsourced services performed to deliver a Competing Product.

Employee’s Initials

8.	A Person shall be deemed to be engaged in “Competition” if: (i) such Person or any of such Person’s subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (ii) such Person or any of such Person’s Subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

9.	“Good Reason” means, without Employee’s consent:

i. any material reduction in Employee’s title, duties, authority or responsibilities;

ii. Employer (or any Affiliate thereof that employs Employee at such time) reducing Employee’s base salary and/or target bonus percentage other than reduction by the Employer (or any such Affiliate) with respect to all employees as a part of a general readjustment of their compensation levels;

iii. Employer’s (or any such Affiliate’s) failure to provide Employee with benefits at least equal to those provided to other employees of the Employer (or any such Affiliate); or

iv. the relocation of Employee’s office more than fifty (50) miles from its then present location.

11.	“Noncompetition and Nonsolicitation Period” means the period commencing on the date of the close of the transactions contemplated by the Amalgamation Agreement and ending on the second (2nd) anniversary thereof.

12.	“Parties” means Employee and the Employer.

13.	“Person” means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

14.	“Restricted Territory” means the People’s Republic of China.

Article 2: Covenant Not To Compete

Employee agrees that during the shorter of (i) the Noncompetition and Nonsolicitation Period and (ii) the date Employee is no longer employed with the Employer or any of its Affiliates as a result of Employee’s employment having been terminated (x) by the Employer or any of its Affiliates, as the case may be, without Cause or (y) by Employee for Good Reason, Employee shall not, and shall not permit any of his Affiliates to:

1.	engage directly or indirectly in Competition in any Restricted Territory; or

2.	directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for, or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise)

Employee’s Initials

any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory; provided, however, that Employee may, without violating this Article 2, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by Employer and the number of shares of such corporation’s capital stock that are owned beneficially (directly or indirectly) by Employee’s Affiliates collectively represent less than three percent (3%) of the total number of shares of such corporation’s capital stock outstanding, and (iii) neither Employee nor any Affiliate of Employee is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

Employee expressly agrees and acknowledges that this covenant not to compete is reasonably necessary for the protection of the interests of the Employer and is reasonable as to time and geographical area and does not place any unreasonable burden upon Employee.

Article 3: Covenant Not to Hire or Solicit Employees.

Employee agrees that during the shorter of (i) the Noncompetition and Nonsolicitation Period and (ii) the date Employee is no longer employed with the Employer or any of its Affiliates as a result of Employee’s employment having been terminated (x) by the Employer or any of its Affiliates, as the case may be, without Cause or (y) by Employee for Good Reason, Employee shall not, and shall not permit any of his Affiliates to:

1.	hire any Specified Employee (except for the hiring of Specified Employees for the Employer of any of its Affiliates), or

2.	directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee’s own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Employer of any of its Affiliates; provided, however, that notwithstanding the foregoing, that general advertising and participation at job fairs, recruiting workshops and similar career-related events by Employee shall not be deemed to violate this Article 3 to the extent that such advertising and/or participation is not directed at the Specified Employees. For purposes of this Article 3, “Specified Employee” shall mean any Person who (i) is or was an employee or contractor of Employer or any of its Affiliates on the effective date of this or at any time during the 90-day period prior to the effective date of this Agreement, or (ii) remains or becomes an employee or contractor of Employer or any of its Affiliates at any time during the longer of Employee’s employment with the Employer or any of its Affiliates and the Noncompetition and Nonsolicitation Period.

Article 4: Covenant Not to Solicit Customers.

Employee agrees that during the shorter of (i) the Noncompetition and Nonsolicitation Period and (ii) the date Employee is no longer employed with the Employer or any of its Affiliates as a result of Employee’s employment having been terminated (x) by the Employer or any of its Affiliates, as the case may be, without Cause or (y) by Employee for Good Reason, Employee shall not, and shall not permit any of his Affiliates, directly or indirectly,

Employee’s Initials

personally or through others, to: (a) encourage, induce, solicit or attempt to solicit (on Employee’s behalf or on behalf of any other Person) the business of any Specified Customer; provided, however, that Employee may, without violating this Article 4, encourage, induce, solicit or attempt to solicit the business or any Specified Customer to the extent such encouragement, inducement or solicitation is unrelated to the business of the Employer or any of its Affiliates; or (b) encourage, induce, solicit or attempt to solicit (on Employee’s behalf of on behalf of any other Person) any Specified Customer to cease doing business with the Employer or any of its Affiliates. For purposes of this Article 4, “Specified Customer” is any Person who (i) is or was a customer of the Employer or any of its Affiliates, as of the effective date of this Agreement or at any time during the 90-day period prior to the effective date of this Agreement, or (ii) remains or becomes a customer of the Employer or any of its Affiliates at any time during the longer of the Shareholder’s employment with the Employer or any of its Affiliates and the Noncompetition and Nonsolicitation Period.

Article 5: Confidentiality.

Employee acknowledges that regardless of the expiry or other termination of Employee’s obligations under Articles 2, 3 and/or 4 hereof, Employee remains subject to the provisions of the Employer’s Confidentiality Guidelines, the Code of Business Conduct and Ethics, the PalmSource, Inc. Code of Business Conduct and Ethics, any and all Non-Disclosure Agreements, the Ownership of Intellectual Property Agreement, and any other policy or procedure of the Employer and its Affiliates relating to confidentiality, competition, non-hiring or nonsolicitation of employees and/or non-solicitation of customers. If there is a conflict between this Agreement and any such agreement, policy or procedure, the more restrictive document shall control.

Article 6: Consideration

The Employee acknowledges that his employment with Employer and the salary he will receive is sufficient consideration for his compliance with his obligations under this Agreement during his employment with Employer. The Employee further acknowledges and agrees that Employer will pay Employee 31,120 RMB (which is an amount equal to 1/3 of the Employee’s monthly salary including the allowances) (hereinafter referred to as the “Consideration Sum”) for each one-month period (or fraction thereof) during which this Agreement is in effect following the termination of his employment with Employer as compensation for the covenant not to compete as set forth above. The Employee acknowledges that the said sum is sufficient compensation for the Employee for purposes of his covenants herein.

Article 7: Termination

Employer may terminate this Agreement at any time with immediate effect and Employee will not be compensated, other than for the period of time during which this Agreement is in effect after Employee’s term of employment with Employer as provided in Article 5, above. Employer has the sole right and discretion to terminate this Agreement. Such termination of this Agreement by Employer shall not constitute a Breach of this Agreement and Employee shall have no recourse whatsoever against Employer in such event.

Employee’s Initials

Article 8: Binding Agreement

The terms, conditions, and covenants of this Agreement shall be binding upon and inure to the benefit of Employee and Employer, as well as Employer’s successors and assigns.

Article 9: License

Nothing in this Agreement shall be construed to constitute the grant of a license to the Employee under any patents, Confidential Information, any other proprietary rights including but not limited to Patents, Trademarks and Copyrights, or any other right of Employer.

Article 10: Governing Law

This Agreement shall be governed and interpreted under the laws, rules, and regulations of China.

Article 11: Dispute Resolution

In the event of any dispute arising under this Agreement, the Parties shall litigate the matter in court with competent jurisdiction for resolution. The Parties agree that if the Employee should breach any covenant or agreement set out in this Agreement, and more particularly in Article 2, 3 and/or 4 hereof, the Employer would have no adequate remedy at law and the Employer would suffer substantial and irreparable injury and damage. The parties accordingly agree that it is reasonably necessary to protect and preserve the interests of the Employer and that in addition to any other remedies provided by law, the Employer will be entitled to seek a preliminary injunction from the court (if such relief is permitted by the court under the laws of China) to prevent a breach of any such covenant or agreement, pending the litigation proceeding and final decision of the court.

Article 12: Attorney Fees

In the event of any Breach of this Agreement by either party, the breaching party agrees to reimburse the non-breaching party for all reasonable attorney fees and costs associated with any legal or administrative action initiated by the non-breaching party to enforce this Agreement.

Article 13: Severability

If any provision of this Agreement or appendices shall be determined invalid, illegal, or unenforceable under law, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Article 14: Headings

The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provision of this Agreement.

Employee’s Initials

Article 15: Entire Agreement

1.	This Agreement, any appendices and the agreements to which Employee is a party and which are referenced in Article 5, above, constitute the entire agreement between the parties related to this subject matter, and cancels and supercedes all prior or contemporaneous agreements, whether written or oral, express or implied, relating to the subject matter of this Agreement.

2.	No amendments or additional articles to this Agreement shall be valid unless made in writing and ratified by both parties.

Article 16: Prohibition of Transfer

This Agreement is non-transferable by Employee. Subject to compliance with applicable laws and regulations of China, Employer may transfer or assign this Agreement without the prior consent of the Employee to its parent, subsidiary or affiliated entities, or to any successor in interest.

Article 17: Lien

Employee has no lien against Employer’s assets.

Article 18: Miscellaneous

1.	This Agreement is executed in English and Chinese. Subject to the employment laws and regulations of China, the English version shall prevail in the event of a dispute relating to the interpretation of a translated provision of such Agreement.

2.	The failure of any party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such party’s right to enforce any provision of this Agreement.

3.	All notices given by any party to the other shall be in writing in English and Chinese and sent by courier service delivered letter, or by facsimile (copies of which are to be subsequently forwarded as confirmation by registered mail), to the other party’s address and/or fax number as identified below their respective signatures on this Agreement. All notices are effective upon receipt.

4.	Employee is responsible for all costs he incurs unless expressly provided for in this Agreement.

Employee’s Initials

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Employee:	Employer:

Name:	Name:

Title:	Title:

Signature:	Signature:

Address:	Address:

Facsimile:	Facsimile:

Employee’s Initials

Employee’s Initials

EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

(DESIGNATED SHAREHOLDERS OTHER THAN FOUNDERS AND DESIGNATED EMPLOYEES)

December , 2004

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Ladies and Gentlemen:

             (the “Holder”) understands that Padres, Inc. (the “Purchaser”) proposes to enter into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with, Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Amalgamation Sub”), China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), MobileSoft Technology (Nanjing) Corporation Ltd., a company organized under the laws of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada (the “Shareholder Representative”), solely for purposes of being the Shareholder Representative, Jiping Wang, an individual, and Dr. John Ostrem, an individual (together with Jiping Wang, the “Founders”), pursuant to which the outstanding Company Common Shares converted, at a certain specified exchange ratio, into, among other things, shares of Purchaser Common Stock issued at the Effective Time (the “Closing Amalgamation Shares”). Except as otherwise provided herein, all capitalized terms used in this letter agreement shall have the meanings ascribed to such terms in the Amalgamation Agreement.

1. Lock Up Agreement.

a. In order to induce the Purchaser to enter into the Amalgamation Agreement, for a period of 270 days following the Closing Date, the Holder will not, without the prior written consent of Purchaser, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, or otherwise transfer, dispose of, loan, pledge or grant any rights (collectively, a “Disposition”) with respect to any of the Closing Amalgamation Shares (other than the Escrow Shares) received by the Holder in connection with the Amalgamation (the “Amalgamation Shares”), except in accordance with the following schedule (“Permitted Dispositions”):

(i) during the period commencing on the Effective Date and ending 90 days following the Closing Date, the Holder shall have the right to engage in a Disposition of up to 20% of the Amalgamation Shares;

PalmSource, Inc.

December     , 2004

(ii) during the period commencing on the 91st day following the Closing Date and ending 180 days following the Closing Date, the Holder shall have the right to engage in a Disposition of up to 46.67% of the Amalgamation Shares;

(iii) during the period commencing on the 181st day following the Closing Date and ending 270 days following the Closing Date, the Holder shall have the right to engage in a Disposition of up to 73.34% of the Amalgamation Shares; and

(iv) 271 days following the Closing Date, the Holder shall have the right to engage in a Disposition of all of the Amalgamation Shares, and all Amalgamation Shares then held by the Holder shall be free and clear from any and all restrictions on Dispositions pursuant to this letter agreement.

b. It is agreed that the foregoing restrictions also preclude the Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Amalgamation Shares, even if such Amalgamation Shares would be disposed of by someone other than the Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Amalgamation Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Amalgamation Shares. The restriction described in this paragraph shall not apply to: (i) any Disposition of Amalgamation Shares that constitute a Permitted Disposition or made with the prior written consent of the Purchaser, (ii) bona fide gifts, provided the donee or donees thereof agree to be bound by this letter agreement, (iii) transfers of shares of Purchaser Common Stock to partners or affiliates of the Holder, provided that the transferees thereof agree in writing to be bound by the terms of this letter agreement, or (iv) transfers to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that such trust agrees in writing to be bound by the terms of this letter agreement.

c. Without limiting the restrictions herein, any Disposition by the Holder shall remain at all times subject to applicable securities laws.

d. The Holder agrees and consents to having the Amalgamation Shares bear a legend noting that such shares are subject to the non-sale provisions of this letter agreement. The Holder further agrees and consents to the entry of stop transfer instructions with the transfer agent for the Purchaser’s capital stock against any transfer of shares of capital stock of Purchaser in contravention of the restrictions set forth above. The Holder confirms that it understands that Purchaser will rely upon the representations set forth in this letter in proceeding with the Amalgamation Agreement.

e. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this letter agreement, and that, upon request, the Holder will execute any additional documents necessary or desirable in connection with the enforcement hereof.

PalmSource, Inc.

December     , 2004

2. Shareholder Representative. By executing this letter agreement, the Holder (a) hereby confirms the appointment pursuant to Section 2.9 of the Amalgamation Agreement of One Degree Capital Corp., a company organized under the laws of British Columbia, Canada, as the Shareholder Representative to act as the agent of the Holders, including the Holder, for all matters set forth in Section 2.9 of the Amalgamation Agreement and (b) hereby ratifies the provisions of such Section 2.9.

3. Termination. If for any reason the Amalgamation Agreement is terminated prior to the Closing Date (as defined in the Amalgamation Agreement) pursuant to its terms, this letter agreement shall likewise be terminated without further action on the part of any party.

4. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of Delaware, without regard to its conflicts of law principles.

Very truly yours,

HOLDER

Accepted as of this          day of             , 2004:

PURCHASER, INC.,

a Delaware corporation

By:
Name:
Its:

EXHIBIT D-2(A)

FORM OF LOCK-UP AND RETENTION AGREEMENT

(WANG)

December     , 2004

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Ladies and Gentlemen:

Jiping Wang (the “Holder”) understands that PalmSource, Inc. (the “Purchaser”) proposes to enter into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Purchaser Sub (“Amalgamation Sub”), China MobileSoft Ltd. (the “Company”), MobileSoft Technology (Nanjing) Corporation Ltd., a company organized under the laws of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada (the “Shareholder Representative”), the Holder and Dr. John Ostrem, an individual, pursuant to which the outstanding Company Common Shares will be converted, at a certain specified exchange ratio, into shares of Purchaser Common Stock issued at the Effective Time (the “Closing Amalgamation Shares”). Except as otherwise provided herein, all capitalized terms used in this letter agreement shall have the meanings ascribed to such terms in the Amalgamation Agreement.

In consideration of the mutual promises set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Holder and Purchaser hereby agree as follows:

1. Vesting Schedule.

a. As a material inducement to cause Purchaser to enter into the Amalgamation Agreement, in consideration of Purchaser or one of its Affiliates or Subsidiaries agreeing to employ the Holder and in consideration of the other matters discussed herein, the Holder agrees that the Closing Amalgamation Shares (other than the Escrow Shares) received by the Holder in connection with the Amalgamation (the “Amalgamation Shares”) shall be subject to vesting as set forth below. In addition, the Holder agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, or otherwise transfer, dispose of, loan, pledge or grant any rights (collectively, a “Disposition”) with respect to any of the Amalgamation Shares, except in accordance with the schedule set forth below or as set forth in Annex A attached hereto (“Permitted Dispositions”).

PalmSource, Inc.

December     , 2004

(i) Upon the Holder’s receipt of the Amalgamation Shares from Purchaser on the Effective Date, a portion of the Amalgamation Shares will initially be deemed “Initial Unvested Shares” and the remainder of the Amalgamation Shares will be deemed “Initial Vested Shares.” The “Initial Unvested Shares” shall equal 80% of the Amalgamation Shares received by the Holder in exchange for the 3,037,500 Company Common Shares acquired by the Holder on July 19, 2001 (the “Founder Shares”). The “Initial Vested Shares” shall equal the sum of (a) 20% of the Amalgamation Shares received by the Holder in exchange for the Founder Shares and (b) 100% of the Amalgamation Shares received by the Holder in exchange for the 278,750 Company Common Shares acquired by the Holder during the calendar year 2003 and 2004 (the “Investment Shares”).

(ii) On the Effective Date, the Holder shall be fully vested in the Initial Vested Shares and the Holder shall have the right to engage in a Disposition of such Initial Vested Shares pursuant to the provisions set forth in Annex A hereto.

(iii) The Holder shall vest in the Initial Unvested Shares in a series of four successive six-month installment periods upon the Holder’s completion of Service (as defined below) over the 24-month period measured from the Effective Date (i.e., the Holder shall vest in an additional 25% of the Initial Unvested Shares upon the Holder’s completion of each six-month period of Service over such 24-month period). As the Holder vests in the Initial Unvested Shares, the Initial Unvested Shares shall become the “Additional Vested Shares” and the remaining portion of the Initial Unvested Shares shall be referred to as the “Remaining Unvested Shares.” Any such Additional Vested Shares shall no longer be subject to return to Purchaser (as set forth below) and the Holder shall have the right to engage in a Disposition of such Additional Vested Shares. Except as otherwise provided for herein (including, without limitation as set forth in Section 1.e., if the Holder fails to meet the requirements for completing Service as of the end of any six-month period, the Holder shall cease to have any rights in 25% of the Initial Unvested Shares and such shares shall be returned to Purchaser as set forth in Section 1.f. below.

(iv) For purposes of the foregoing vesting schedule, the Holder shall be deemed to have completed his “Service” at the end of each applicable six-month installment period (as described in clause (iii) above), so long as the conditions set forth on Schedule A are met.

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PalmSource, Inc.

December     , 2004

b. In connection with the Holder completing Service requirements, Purchaser and the Holder agree as follows:

(i) if the employment of any Key Employee shall have been terminated pursuant to the mutual agreement of the Chief Executive Officer of Purchaser and the Holder by the Operating Company, Purchaser or any other Subsidiary of Purchaser, the number of Key Employees required to be employed pursuant to Section (c) of Schedule A shall be reduced by the number of Key Employees so terminated by the Operating Company, Purchaser, or any Subsidiary of Purchaser; for the avoidance of doubt and by way of example only, if the Operating Company, Purchaser or any Subsidiary of Purchaser terminates, pursuant to the mutual agreement of the Chief Executive Officer of Purchaser and the Holder, five (5) Key Employees, then Section (c) of Schedule A shall be deemed satisfied as of a particular date so long as ten (10) of the Key Employees shall be employed by the Operating Company, Purchaser or any other Subsidiary of Purchaser on such date;

(ii) Purchaser shall provide the funding necessary to meet the standard overhead expenses (including payroll and benefits) to support 120 employees of the Operating Company; provided, that if the Purchaser fails to meet the requirements of this Section 1.b.(ii), for each day during the thirty (30) days immediately preceding the completion of each six-month period of Service, then, immediately after such failure to comply, the requirements of Sections (b) and (c) of Schedule A above shall no longer be applicable to the definition of “Service” for such six-month period;

(iii) for so long as the Holder remains an employee of Purchaser or any of its Subsidiaries, the Holder shall serve as the Chief Executive Officer of the Operating Company, or any successor thereto that is Purchaser’s subsidiary in Greater China; provided that nothing in this subsection (iii) or elsewhere in this Agreement limits or otherwise affects the Operating Company’s rights to terminate the Holder’s employment with the Operating Company in accordance with the terms of the Holder’s Employment Agreement with the Operating Company of even date herewith;

(iv) the Holder shall have the authority to hire and terminate employees, subject to compliance with Purchaser’s policies and procedures, and subject to compliance with the operating plans for the Operating Company adopted by Purchaser taking into account the recommendations of the Holder; provided, that, if at any time during each six-month period of Service the Holder does not have such authority, then, immediately thereafter, the requirements of Sections (b) and (c) of Schedule A above shall no longer be applicable to the definition of “Service” for such six-month period;

(v) if the number of employees and Key Employees meet the requirements set forth in Sections (b) and (c) of Schedule A for the thirty (30) days immediately preceding the completion of each six-month period of Service, the conditions set forth in Sections (b) and (c) of Schedule A shall be deemed to have been met for such six-month period;

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PalmSource, Inc.

December     , 2004

(vi) to the extent the Operating Company’s Mobile Application Platform division is sold or otherwise divested, the condition set forth in Section (b) of Schedule A to have 120 employees shall be reduced by the number of employees employed by such division as of the date of such sale or divestiture and terminated or otherwise transferred as a result of such sale or other distribution; and

(vii) if a current employee of the Operating Company who has been employed for over one (1) year is promoted to a Key Employee’s position following the termination or resignation of a Key Employee who is not otherwise covered by the provision set forth in Section 1.b.(i) above, on the mutual agreement of the Chief Executive Officer of Purchaser and the Holder, such promoted employee shall be deemed to replace the departed Key Employee for purposes of the condition set forth in Section (c) of Schedule A.

Any disputes as to the parties’ interpretation or compliance with the provisions of this Section 1.b. shall be resolved as set forth in Section 6 of this letter agreement.

c. Accelerated Vesting of Remaining Unvested Shares. At any time prior to the second anniversary of the Effective Date, and notwithstanding anything to the contrary contained herein, all Remaining Unvested Shares shall immediately be deemed Additional Vested Shares and shall no longer be subject to return to Purchaser (as set forth below), upon the termination of the Holder’s employment with Purchaser or any of its Subsidiaries (i) by Purchaser or its Subsidiaries (as applicable) without Cause, (ii) by the Holder for Good Reason, or (iii) as a result of the Holder’s death or Disability. The Holder shall have the right to engage in a Disposition of such Additional Vested Shares. Notwithstanding the foregoing, if the Holder continues to provide services to Purchaser or any of its Subsidiaries as a consultant or contractor following such termination of employment, there shall be no accelerated vesting of the Remaining Unvested Shares.

d. For purposes of the foregoing, the following definitions shall apply:

(i) “Cause” shall mean:

(a) any act of dishonesty taken in connection with the Holder’s responsibilities as an employee of Purchaser (or any Subsidiary thereof that employs the Holder at such time) that is intended to result in the Holder’s substantial personal enrichment at the direct material expense and material detriment of the Purchaser (or any such Subsidiary);

(b) the Holder’s conviction or plea of no contest to a felony that is directly related to or arises out of the Holder’s service to Purchaser (or any such Subsidiary) or the Holders conviction or plea of no contest to a felony involving fraud, embezzlement or theft;

(c) willful misconduct by the Holder that is injurious to Purchaser’s (or any such Subsidiary’s) business that is directly related to or arising in connection with the Holder’s service to Purchaser (or any such Subsidiary);

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PalmSource, Inc.

December     , 2004

(d) the Holder’s willful violation of a material Purchaser (or any such Subsidiary) employment policy that is injurious to Purchaser’s (or any such Subsidiary’s) business; or

(e) the Holder’s willful and material breach of a material term of this letter agreement.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of Purchaser (or any Subsidiary that employs the Holder at such time). Anything herein to the contrary notwithstanding, the termination of Holder’s employment shall not be deemed to be for Cause for purposes of this letter agreement, unless written notice stating the basis for termination is provided to the Holder and the Holder is given thirty (30) days after receipt of such notice to cure or to otherwise dispute such termination for Cause. Any disputes as to whether “Cause” exists shall be resolved as set forth in Section 6 of this letter agreement, provided, further that if Holder disputes such basis for termination for Cause by Purchaser, no action shall be taken by Purchaser with respect to any of the Remaining Unvested Shares until a final resolution of such dispute is reached in accordance with Section 6 of this letter agreement.

(ii) “Disability” shall mean Holder’s being unable to perform the principal functions of his duties, with or without reasonable accommodation, due to a physical or mental impairment; provided that Purchaser (or any subsidiary thereof that employs Holder at such time) will determine whether a Disability exists based on evidence provided by one or more physicians approved by Purchaser (or any such Subsidiary). Any disputes as to whether a “Disability” exists shall be resolved as set forth in Section 6 of this letter agreement.

(iii) “Good Reason” shall mean without the Holder’s consent:

(a) any material reduction in the Holder’s title, duties, authority or responsibilities;

(b) Purchaser (or any Subsidiary thereof that employs the Holder at such time) reducing the Holder’s base salary and/or target bonus opportunity other than reduction by Purchaser (or any such Subsidiary) with respect to all employees as a part of a general readjustment of their compensation levels;

(c) Purchaser’s (or any such Subsidiary’s) failure to provide the Holder with benefits at least equal to those provided to other employees of Purchaser (or any such Subsidiary);

(d) the relocation of the Holder’s office more than fifty (50) miles from its then present location; or

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PalmSource, Inc.

December     , 2004

(e) failure of Purchaser (or any such Subsidiary) to obtain assumption of this letter agreement by any successor in interest to all or substantially all of the assets or business of Purchaser (or any such Subsidiary) upon merger, consolidation, sale or similar transaction.

Any disputes as to whether “Good Reason” exists shall be resolved as set forth in Section 6 of this letter agreement.

Purchaser represents that the foregoing definitions are no less favorable to the Holder than the same definitions in employment related agreements in existence as of the date hereof between Purchaser or any Subsidiary thereof and employees thereof who are similarly situated to the Holder. To the extent this representation is untrue, Purchaser agrees to amend the foregoing provisions to be no less favorable. The Holder and Purchaser agree that nothing set forth in this Section 1(d) or elsewhere in this Agreement limits or otherwise affects the Operating Company’s rights to terminate the Holder’s employment with the Operating Company in accordance with the terms of the Holder’s Employment Agreement with the Operating Company of even date herewith.

e. Termination of Employment for Cause.

(i) Notwithstanding anything to contrary contained herein, to the extent the Holder’s employment is properly terminated for Cause, then the maximum number of shares of Purchase Common Stock that shall be subject to forfeiture provisions of this letter agreement shall not be equal to the Initial Unvested Shares, but in lieu thereof, shall be equal to the number of the Amalgamation Shares received by the Holder in exchange for 900,000 of the Founders Shares (the “Cause-Related Shares”).

(ii) Solely for purposes of determining pursuant to this Section 1.e. the applicable number of Cause-Related Shares subject to forfeiture if the Holder’s employment is properly terminated for Cause, the Holder shall separately vest in the Cause-Related Shares in a series of four successive six-month installment periods upon the Holder’s completion of Service over the 24-month period measured from the Effective Date (i.e., the Holder shall vest in 25% of the Cause-Related Shares upon the Holder’s completion of each six-month period of Service over such 24-month period), such that any vested Cause-Related Shares shall no longer be subject to return to Purchaser following a termination of Holder’s employment for Cause. For the avoidance of doubt, (A) if the Holder’s employment is terminated for Cause prior to the completion of the first six-month installment period of Service, then all of the Cause-Related Shares issued in exchange for 900,000 of the Founders Shares would be subject to forfeiture but the Remaining Unvested Shares (other than the Cause-Related Shares issued in exchange for 900,000 of the Founders Shares) would be deemed Additional Vested Shares; (B) if the Holder’s employment is Terminated for Cause prior to the completion of the second six-month installment period of Service, then the Cause-Related Shares issued in exchange for 675,000 of the Founders Shares would be subject to forfeiture but the Remaining Unvested Shares (other than the Cause-Related Shares issued in exchange for 675,000 of the Founders Shares) would be deemed

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PalmSource, Inc.

December     , 2004

Additional Vested Shares; (C) if the Holder’s employment is Terminated for Cause prior to the completion of the third six-month installment period of Service, than the Cause-Related Shares issued in exchange for 450,000 of the Founders Shares would be subject to forfeiture but the Remaining Unvested Shares (other than the Cause-Related Shares issued in exchange for 450,000 of the Founders Shares) would be deemed Additional Vested Shares; and (D) if the Holder’s employment is Terminated for Cause prior to the completion of the final six-month installment period of Service, then the than the Cause-Related Shares issued in exchange for 225,000 of the Founders Shares would be subject to forfeiture but the Remaining Unvested Shares (other than the Cause-Related Shares issued in exchange for 225,000 of the Founders Shares) would be deemed Additional Vested Shares.

f. The Holder hereby agrees and directs that Purchaser shall cause the transfer agent for shares of Purchaser Common Stock to create a restricted book entry account with the transfer agent with respect to the Initial Unvested Shares. As the Initial Unvested Shares become Additional Vested Shares, Purchaser shall promptly (and in any event, no later than five (5) business days following the applicable vesting date(s), as set forth above) direct the transfer agent to transfer such shares from the restricted book entry account to an individual account on behalf of the Holder in direct registration. If the Initial Unvested Shares shall not become Additional Vested Shares, the Holder hereby irrevocably authorizes and directs Purchaser to cause the transfer agent to transfer such shares from the restricted book entry account to the account of Purchaser; provided, however, that notwithstanding the foregoing, Purchaser shall not take any action to cause the transfer of such shares until any dispute has been resolved by the parties in accordance with Section 6 of this letter agreement.

g. It is agreed the restrictions on Dispositions also preclude the Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Amalgamation Shares, even if such Amalgamation Shares would be disposed of by someone other than the Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Amalgamation Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Amalgamation Shares. The restriction described in this paragraph shall not apply to: (i) any Disposition of Amalgamation Shares that constitute a Permitted Disposition or made with the prior written consent of Purchaser, (ii) bona fide gifts, provided the donee or donees thereof agree in writing to be bound by this letter agreement, (iii) transfers of shares of Purchaser Common Stock to partners or affiliates of the Holder, provided that the transferees thereof agree in writing to be bound by the terms of this letter agreement, or (iv) transfers to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that such trust agrees in writing to be bound by the terms of this letter agreement.

h. Without limiting the restrictions herein, any Disposition by the Holder shall remain at all times subject to applicable securities laws.

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PalmSource, Inc.

December     , 2004

i. The Holder agrees and consents, to the extent the Initial Unvested Shares or Initial Vested Shares are or become certificated securities, to having the Initial Unvested Shares bear a legend noting that such shares are subject to the vesting and non-sale provisions of this letter agreement (and in the case of the Initial Vested Shares, a legend noting that such shares are subject to certain non-sale provisions); provided, however, that Purchaser agrees to take all necessary steps to remove the legends on such Initial Unvested Shares to the extent such Initial Unvested Shares are deemed Additional Vested Shares no longer subject to the vesting restrictions and limitations on Dispositions of this letter agreement; provided further that Purchaser agrees to take all necessary steps to remove the legends on such Initial Vested Shares to the extent they are no longer subject to the limitations on Dispositions (as set forth in Annex A hereto). The Holder further agrees and consents to the entry of stop transfer instructions with the transfer agent for Purchaser’s capital stock against any transfer of Initial Unvested Shares or Initial Vested Shares in contravention of the vesting restrictions and limitations on Dispositions set forth herein. The Holder confirms that it understands that Purchaser will rely upon the representations set forth in this letter in proceeding with the Amalgamation Agreement.

j. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this letter agreement, and that, upon request, the Holder will execute any additional documents necessary or desirable in connection with the enforcement hereof.

2. Inducement Grant. The Holder will be offered an option to purchase 30,000 shares of Purchaser Common Stock (the “Inducement Grant”). The option will vest over four years from the Effective Date, with 25% vesting on the first anniversary of the Effective Date and monthly vesting thereafter. The options per share exercise price will equal the fair market value per share of Purchaser Common Stock on the Effective Date, as determined by the board of directors of Purchaser. The option will be subject to the other terms and conditions set forth in an option grant and the Inducement Plan pursuant to which such option will be granted.

3. Mutual Release and Covenant Not to Sue.

a. Each of the Holder (on behalf of himself, his heirs, executors, representatives, successors and assigns) and the Purchaser (on behalf of itself and the Company, the Operating Company and all of its or their respective affiliates, related companies, Subsidiaries, divisions, parent corporations, successors, predecessors, assigns, and its or their members, managers, shareholders, officers, directors, investors, agents, employees, and representatives, past, present, and future, and fiduciaries of any employee benefit plan maintained by any of the foregoing, and all persons acting under, by, and through, or in concert with any of them, and each of them (referred collectively as the “Purchaser Releasees”)), hereby fully waives, releases, and forever discharges the other party and, in the case of the Holder, the other Purchaser Releasees, from any and all claims, actions, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, and demands of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, which the Holder has or hereafter may have against the other party or the Purchaser Releasees, and each of them, up to and including the date hereof (referred to collectively as the “Released Claims”); provided, however, notwithstanding the foregoing,

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PalmSource, Inc.

December     , 2004

Purchaser (on behalf of itself and the Purchaser Releasees) expressly does not release and discharge, and expressly retains, any claims it now has or hereafter can, shall or may have against the Holder, for or by reason of or arising out of or in any way related to (i) a material breach of any obligations arising from any intellectual property matters set forth in the Holder’s Nondisclosure Agreement, (ii) misappropriation of Company’s or Operating Company’s intellectual property rights (iii) Holder’s tax liability; (iv) fraud; (v) embezzlement; (vi) third party claims for which Holder is not otherwise entitled to indemnification by Operating Company; and (vii) actions knowingly outside of the scope of Holder’s authority as an employee or director of Company or Operating Company. Holder acknowledges and agrees that nothing herein shall limit Purchaser’s rights under the Amalgamation Agreement, including without limitation, Purchaser’s ability to make a claim under the Escrow.

b. This general release includes, but is not limited to, claims for attorneys’ fees and costs, causes of action with respect to, or arising out of or relating to, the Holder’s employment with the Company or the Operating Company, and claims arising under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), such as: claims for any implied or express contract or covenant (including but not limited to the Employment Agreement between the Operating Company and the Holder dated September 1, 2004; any and all agreements between Employee and the Company whereby Employee was issued equity in the Company; the Debt Settlement Agreement between Employee and the Company dated March 31, 2004; the Amended Debt Settlement Agreement and Loan Agreement between Employee and the Company dated June 30, 2004; the Debt Settlement and Loan Agreement between Employee and the Company dated December 31, 2003; the Debt Settlement Agreement between Employee and the Company dated December 31, 2003; the Debt Transfer Agreement between Employee and the Company dated December 31, 2003; provided that any outstanding debt amounts owed to Holder that are to be repaid as set forth in the Sections 6.16 and 7.16 of the Amalgamation Agreement shall have been repaid in full at or immediately prior to the Effective Time); claims for wrongful denial of insurance and employee benefits; claims for wrongful termination, public policy violations, defamation, invasion of privacy, fraud, misrepresentation, emotional distress or other common law or tort claims; claims for harassment, retaliation, or discrimination based on sexual orientation, age, race, color, religion, sex, national origin, ancestry, physical or mental disability, medical condition, marital status, union activity or veteran status; claims under California or any other state or federal labor and government codes; claims based upon any state or federal constitution; claims based on legal restrictions on the Company’s right to change an employee’s compensation; claims based on any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 and 1983 of the Civil Rights Act of 1866; Executive Order 11,246; the California Fair Employment and Housing Act; the Equal Pay Act, 29 U.S.C. sec. 206(d)(1); the Fair Labor Standards Act of 1938; the Age Discrimination in Employment Act; the Americans With Disabilities Act and sections 503 and 504 of the Rehabilitation Act of 1973; the Labor Management Relations Act; the Worker Adjustment & Retraining Notification (“WARN”) Act; the Family Medical Leave Act; the California Family Rights Act; and the Employee Retirement Income Security Act of 1974. Each of the Holder and

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Purchaser further agrees to reaffirm his/its release of the Released Claims as of the date of the Closing of the transactions contemplated by the Amalgamation Agreement as provided below.

c. It is possible that other injuries or damages not now known to the Holder or Purchaser will develop or be discovered after the date of this letter agreement, and the general release set forth in this Section 3 is expressly intended to cover and include all such injuries or damages, including all rights of action therefor which arise out of or relate to, directly or indirectly, the claims released by this Section 3. Subject to the exceptions to Purchaser’s release set forth in Section 3.a., each of the Holder and Purchaser hereby expressly, knowingly, and voluntarily waives the provisions of Section 1542 of the California Civil Code and any similar provision of any other state or federal law now in effect or in effect in the future. Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

d. The Holder agrees that he will not sue or initiate against the Purchaser Releasees, or any of them, any action or proceeding, or participate in same, individually or as a member of a class, under any contract (express or implied), law, or regulation, federal, state, or local, pertaining in any manner whatsoever to the Released Claims. Purchaser agrees that it will not sue or initiate against the Holder any action or proceeding, or participate in same, individually or as a member of a class, under any contract (express or implied), law, or regulation, federal, state, or local, pertaining in any manner whatsoever to the Released Claims. Each party specifically warrants and represents that such party has no pending complaint or charge against the other party, the Purchaser Releasees, or any of them, in any state or federal court or any local, state or federal agency based on the Holder’s employment with the Company or the Operating Company, or based on any other events occurring prior to the date hereof. In the event any local, state or federal agency independently pursues an investigation or claim relating to the Holder’s employment with the Company or the Operating Company, the Holder acknowledges and agrees that he will be due no compensation or payment of any kind in connection with such investigation or claim.

4. Shareholder Representative. By executing this letter agreement, the Holder (a) hereby confirms the appointment pursuant to Section 2.9 of the Amalgamation Agreement of One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada, as the Shareholder Representative to act as the agent of the Holders, including the Holder, for all matters set forth in Section 2.9 of the Amalgamation Agreement and (b) hereby ratifies the provisions of such Section 2.9.

5. Termination. If for any reason the Amalgamation Agreement is terminated prior to the Closing Date pursuant to its terms, this letter agreement shall likewise be terminated without further action on the part of any party.

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December     , 2004

6. Arbitration. The Holder and Purchaser agree that any disputes arising pursuant to this letter agreement will be resolved pursuant to the arbitration provisions set forth in Section 11.9 of the Amalgamation Agreement. In the event any dispute arises hereunder, the arbitrator shall have the authority to award the costs and attorney’s fees to the prevailing party.

7. Rights as a Shareholder. Subject to the provisions and limitations hereof, the Holder may, during the term of this letter agreement, exercise all rights and privileges of a shareholder of Purchaser with respect to the Amalgamation Shares.

8. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of Delaware, without regard to its conflicts of law principles.

9. Additional Actions. The Holder and Purchaser will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this letter agreement.

10. Amendments. No amendments to this letter agreement shall be valid unless made in writing and ratified by both parties.

[signature page attached]

11

Please indicate your agreement to the foregoing by countersigning this letter agreement below.

Very truly yours,

HOLDER

JIPING WANG, an individual

Accepted as of this          day of             , 2004:

PURCHASER

PADRES, INC.,

a Delaware corporation

By:
Name:
Its:

The Holder hereby reaffirms his acknowledgement of and agreement to the terms of this letter agreement as set forth above, including but not limited to the general release of claims set forth in Section 3, as of the date of the Closing of the transactions contemplated by the Amalgamation Agreement.

HOLDER

JIPING WANG, an individual

S-1

EXHIBIT D-2(B)

FORM OF LOCK-UP AND RETENTION AGREEMENT

(OSTREM)

December     , 2004

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Ladies and Gentlemen:

Dr. John Ostrem (the “Holder”) understands that PalmSource, Inc. (the “Purchaser”) proposes to enter into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Purchaser Sub (“Amalgamation Sub”), China MobileSoft Ltd. (the “Company”), MobileSoft Technology (Nanjing) Corporation Ltd., a company organized under the laws of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada (the “Shareholder Representative”), the Holder and Dr. John Ostrem, an individual, pursuant to which the outstanding Company Common Shares will be converted, at a certain specified exchange ratio, into shares of Purchaser Common Stock issued at the Effective Time (the “Closing Amalgamation Shares”). Except as otherwise provided herein, all capitalized terms used in this letter agreement shall have the meanings ascribed to such terms in the Amalgamation Agreement.

In consideration of the mutual promises set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Holder and Purchaser hereby agree as follows:

1. Vesting Schedule.

a. As a material inducement to cause Purchaser to enter into the Amalgamation Agreement, in consideration of Purchaser or one of its Affiliates or Subsidiaries agreeing to employ the Holder and in consideration of the other matters discussed herein, the Holder agrees that the Closing Amalgamation Shares (other than the Escrow Shares) received by the Holder in connection with the Amalgamation (the “Amalgamation Shares”) shall be subject to vesting as set forth below. In addition, the Holder agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, or otherwise transfer, dispose of, loan, pledge or grant any rights (collectively, a “Disposition”) with respect to any of the Amalgamation Shares, except in accordance with the schedule set forth below or as set forth in Annex A attached hereto (“Permitted Dispositions”).

PalmSource, Inc.

December     , 2004

(i) Upon the Holder’s receipt of the Amalgamation Shares from Purchaser on the Effective Date, a portion of the Amalgamation Shares will initially be deemed “Unvested Shares” and the remainder of the Amalgamation Shares will be deemed “Initial Vested Shares.” The “Unvested Shares” shall equal 80% of the Amalgamation Shares received by the Holder in exchange for the 2,037,500 Company Common Shares acquired by the Holder on July 19, 2001 (the “Founder Shares”). The “Initial Vested Shares” shall equal the sum of (a) 20% of the Amalgamation Shares received by the Holder in exchange for the Founder Shares and (b) 100% of the Amalgamation Shares received by the Holder in exchange for the 875,000 Company Common Shares acquired by the Holder during the calendar year 2004 (the “Investment Shares”). For avoidance of doubt, the Founder Shares described above are exclusive of the 1,000,000 Company Common Shares acquired by the Holder on July 19, 2001, that are to be sold by Holder to certain other parties pursuant to Secondary Options (the “Secondary Options Shares”) and Purchaser acknowledges and agrees that the Secondary Options Shares (and any shares of Purchaser Common Stock issuable upon conversion of the Secondary Option Shares in connection with the Amalgamation) are not subject to the terms and conditions of this letter agreement.

(ii) On the Effective Date, the Holder shall be fully vested in the Initial Vested Shares and the Holder shall have the right to engage in a Disposition of such Initial Vested Shares pursuant to the provisions set forth in Annex A hereto.

(iii) The Holder shall vest in the Unvested Shares in a series of four successive six-month installment periods upon the Holder’s continuation of Service (as defined below) over the 24-month period measured from the Effective Date (i.e., the Holder shall vest in an additional 25% of the Unvested Shares upon the Holder’s continuation of each six-month period of Service over such 24-month period). As the Holder shall vest in the Unvested Shares, the Unvested Shares shall become the “Additional Vested Shares.” Any such Additional Vested Shares shall no longer be subject to return to Purchaser (as set forth below) and the Holder shall have the right to engage in a Disposition of such Additional Vested Shares. If the Holder fails to meet the requirements for completing Service as of the end of any six-month period, the Holder shall cease to have any rights in any remaining Unvested Shares and such shares shall be returned to Purchaser as set forth in Section 1.d. below.

(iv) For purposes of the foregoing vesting schedule, the Holder shall be deemed to continue in “Service” for so long as the Holder continues in common-law employee status with Purchaser or any Subsidiary of Purchaser or otherwise continues to provide service to Purchaser as an employee, consultant or contractor.

b. Accelerated Vesting of Unvested Shares. At any time prior to the second anniversary of the Effective Date, and notwithstanding anything to the contrary contained herein, all Unvested Shares shall immediately be deemed Additional Vested Shares and shall no longer be subject to return to Purchaser (as set forth below), upon the termination of the Holder’s employment with Purchaser or any of its Subsidiaries (i) by Purchaser or its Subsidiaries (as applicable) without Cause, (ii) by the Holder for Good Reason, or (iii) as a result of the Holder’s

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PalmSource, Inc.

December     , 2004

death or Disability. The Holder shall have the right to engage in a Disposition of such Additional Vested Shares. Notwithstanding the foregoing, if the Holder continues to provide services to Purchaser or any of its Subsidiaries as a consultant or contractor following such termination of employment, there shall be no accelerated vesting of the Unvested Shares.

c. For purposes of the foregoing, the following definitions shall apply:

(i) “Cause” shall mean:

(a) following delivery to the Holder of a written demand for performance from Purchaser (or any Subsidiary thereof that employs the Holder at such time) which describes the basis for Purchaser’s (or any Subsidiary’s) reasonable belief that the Holder has not substantially performed his duties, the Holder’s continued violations of his obligations to Purchaser (or any such Subsidiary) which are demonstrably willful and deliberate on the Holder’s part;

(b) any act of dishonesty taken in connection with the Holder’s responsibilities as an employee that is intended to result in the Holder’s substantial personal enrichment;

(c) the Holder’s conviction or plea of no contest to a crime that negatively reflects on the Holder’s fitness to perform the Holder’s duties or harms Purchaser’s (or any such Subsidiary’s) reputation or business;

(d) willful misconduct by the Holder that is injurious to Purchaser’s (or any such Subsidiary’s) reputation or business;

(e) the Holder’s willful violation of a material Purchaser (or any such Subsidiary) employment policy; or

(f) the Holder’s breach of a material term of any agreement between the Holder and Purchaser (or any such Subsidiary) entered into in connection with the transactions contemplated by the Amalgamation Agreement, including but not limited to this letter agreement, or otherwise required by Purchaser (or any such Subsidiary) as a condition of the Holder’s employment.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of Purchaser (or any Subsidiary that employs the Holder at such time). Anything herein to the contrary notwithstanding, the termination of Holder’s employment shall not be deemed to be for Cause for purposes of this letter agreement, unless written notice stating the basis for termination is provided to the Holder and the Holder is given fifteen (15) days after receipt of such notice to cure. Any disputes as to whether “Cause” exists shall be resolved as set forth in Section 6 of this letter agreement.

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(ii) “Disability” shall mean Holder’s being unable to perform the principal functions of his duties, with or without reasonable accommodation, due to a physical or mental impairment; provided that Purchaser (or any subsidiary thereof that employs Holder at such time) will determine whether a Disability exists based on evidence provided by one or more physicians approved by Purchaser (or any such Subsidiary). Any disputes as to whether a “Disability” exists shall be resolved as set forth in Section 6 of this letter agreement.

(iii) “Good Reason” shall mean without Holder’s consent:

(a) any material reduction in the Holder’s title, duties, authority or responsibilities;

(b) Purchaser (or any Subsidiary thereof that employs the Holder at such time) reducing the Holder’s base salary and/or target bonus opportunity other than reduction by Purchaser (or any such Subsidiary) with respect to all employees as a part of a general readjustment of their compensation levels;

(c) Purchaser’s (or any such Subsidiary’s) failure to provide the Holder with benefits at least equal to those provided to other employees of Purchaser (or any such Subsidiary);

(d) the relocation of the Holder’s office more than fifty (50) miles from its then present location; or

(e) failure of Purchaser (or any such Subsidiary) to obtain assumption of this letter agreement by any successor in interest to all or substantially all of the assets or business of Purchaser (or any such Subsidiary) upon merger, consolidation, sale or similar transaction.

Any disputes as to whether “Good Reason” exists shall be resolved as set forth in Section 6 of this letter agreement.

Purchaser represents that the foregoing definitions are no less favorable to the Holder than the same definitions in employment related agreements in existence as of the date hereof between Purchaser or any Subsidiary thereof and employees thereof who are similarly situated to the Holder. To the extent this representation is untrue, Purchaser agrees to amend the foregoing provisions to be no less favorable. The Holder and Purchaser agree that nothing set forth in this Section 1(c) or elsewhere in this Agreement alters the at-will nature of the Holder’s employment with Purchaser (or any subsidiary thereof). In executing this Agreement, the Holder reaffirms the Holder’s acknowledgment and agreement that the Holder’s employment with Purchaser (or any subsidiary thereof) is at-will and for no specific period of employment and may be terminated, by either the Holder or Purchaser (or any subsidiary thereof), at any time, for any reason, with or without cause (including but not limited to the Cause defined in this Agreement), and with or without prior notice. The at-will nature of the Holder’s employment with Purchaser (or any

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subsidiary thereof) may not be changed in any way except in a written agreement expressly providing that it is changing the at-will nature of the Holder’s employment with Purchaser (or any subsidiary thereof) which is executed both by the Holder and an officer of Purchaser.

d. The Holder hereby agrees and directs that Purchaser shall cause the transfer agent for shares of Purchaser Common Stock to create a restricted book entry account with the transfer agent with respect to the Unvested Shares. As the Unvested Shares become Additional Vested Shares, Purchaser shall promptly (and in any event, no later than five (5) business days following the applicable vesting date(s), as set forth above) direct the transfer agent to transfer such shares from the restricted book entry account to an individual account on behalf of the Holder in direct registration. If the Unvested Shares shall not become Additional Vested Shares, the Holder hereby irrevocably authorizes and directs Purchaser to cause the transfer agent to transfer such shares from the restricted book entry account to the account of Purchaser.

e. It is agreed the restrictions on Dispositions also preclude the Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Amalgamation Shares, even if such Amalgamation Shares would be disposed of by someone other than the Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Amalgamation Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Amalgamation Shares. The restriction described in this paragraph shall not apply to: (i) any Disposition of Amalgamation Shares that constitute a Permitted Disposition or made with the prior written consent of Purchaser, (ii) bona fide gifts, provided the donee or donees thereof agree in writing to be bound by this letter agreement, (iii) transfers of shares of Purchaser Common Stock to partners or affiliates of the Holder, provided that the transferees thereof agree in writing to be bound by the terms of this letter agreement, or (iv) transfers to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that such trust agrees in writing to be bound by the terms of this letter agreement.

f. Without limiting the restrictions herein, any Disposition by the Holder shall remain at all times subject to applicable securities laws.

g. The Holder agrees and consents, to the extent the Unvested Shares or Initial Vested Shares are or become certificated securities, to having the Unvested Shares bear a legend noting that such shares are subject to the vesting and non-sale provisions of this letter agreement (and in the case of the Initial Vested Shares, a legend noting that such shares are subject to certain non-sale provisions); provided, however, that Purchaser agrees to take all necessary steps to remove the legends on such Unvested Shares to the extent such Unvested Shares are deemed Additional Vested Shares no longer subject to the vesting restrictions and limitations on Dispositions of this letter agreement; provided further that Purchaser agrees to take all necessary steps to remove the legends on such Initial Vested Shares to the extent they are no longer subject to the limitations on Dispositions (as set forth in Annex A hereto). The Holder further agrees

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and consents to the entry of stop transfer instructions with the transfer agent for Purchaser’s capital stock against any transfer of Unvested Shares or Initial Vested Shares in contravention of the vesting restrictions and limitations on Dispositions set forth herein. The Holder confirms that it understands that Purchaser will rely upon the representations set forth in this letter in proceeding with the Amalgamation Agreement.

h. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this letter agreement, and that, upon request, the Holder will execute any additional documents necessary or desirable in connection with the enforcement hereof.

2. Inducement Grant. The Holder will be offered an option to purchase 15,000 shares of Purchaser Common Stock (the “Inducement Grant”). The option will vest over four years from the Effective Date, with 25% vesting on the first anniversary of the Effective Date and monthly vesting thereafter. The options per share exercise price will equal the fair market value per share of Purchaser Common Stock on the Effective Date, as determined by the board of directors of Purchaser. The option will be subject to the other terms and conditions set forth in an option grant and the Inducement Plan pursuant to which such option will be granted.

3. General Release and Covenant Not to Sue.

a. The Holder on behalf of himself, his heirs, executors, representatives, successors and assigns, hereby fully waives, releases, and forever discharges Purchaser, the Company, the Operating Company and all of its or their respective affiliates, related companies, subsidiaries, divisions, parent corporations, successors, predecessors, assigns, and its or their members, managers, shareholders, officers, directors, investors, agents, employees, and representatives, past, present, and future, and fiduciaries of any employee benefit plan maintained by any of the foregoing, and all persons acting under, by, and through, or in concert with any of them, and each of them (referred to collectively as “Releasees”) from any and all claims, actions, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, and demands of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, which the Holder has or hereafter may have against the Releasees, and each of them, up to and including the date hereof (referred to collectively as the “Released Claims”). This general release includes, but is not limited to, claims for attorneys’ fees and costs, causes of action with respect to, or arising out of or relating to, the Holder’s employment with the Company or the Operating Company, and claims arising under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), such as: claims for any implied or express contract or covenant (including but not limited to the Consulting Agreement dated October 1, 2003 between the Holder and the Company; and any and all agreements between Employee and the Company whereby Employee was issued equity in the Company); claims for promissory estoppel; claims for entitlement to any pay, equity or benefits (other than the equity and benefits promised in this Agreement); claims for wrongful denial of insurance and employee benefits; claims for wrongful termination, public policy violations, defamation, invasion of privacy, fraud, misrepresentation, emotional distress or other common law or tort claims; claims for harassment, retaliation, or discrimination based on sexual orientation, age, race, color, religion, sex, national

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origin, ancestry, physical or mental disability, medical condition, marital status, union activity or veteran status; claims under California or any other state or federal labor and government codes; claims based upon any state or federal constitution; claims based on legal restrictions on the Company’s right to change an employee’s compensation; claims based on any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 and 1983 of the Civil Rights Act of 1866; Executive Order 11,246; the California Fair Employment and Housing Act; the Equal Pay Act, 29 U.S.C. sec. 206(d)(1); the Fair Labor Standards Act of 1938; the Age Discrimination in Employment Act; the Americans With Disabilities Act and sections 503 and 504 of the Rehabilitation Act of 1973; the Labor Management Relations Act; the Worker Adjustment & Retraining Notification (“WARN”) Act; the Family Medical Leave Act; the California Family Rights Act; and the Employee Retirement Income Security Act of 1974. The Holder further agrees to reaffirm his release of the Released Claims as of the date of the close of the transactions contemplated by the Amalgamation Agreement as provided below.

b. It is possible that other injuries or damages not now known to the Holder will develop or be discovered after the date of this letter agreement, and the general release set forth in this Section 3 is expressly intended to cover and include all such injuries or damages, including all rights of action therefor which arise out of or relate to, directly or indirectly, the claims released by this Section 3. The Holder hereby expressly, knowingly, and voluntarily waives the provisions of Section 1542 of the California Civil Code and any similar provision of any other state or federal law now in effect or in effect in the future. Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

c. The Holder agrees that he will not sue or initiate against the Releasees, or any of them, any action or proceeding, or participate in same, individually or as a member of a class, under any contract (express or implied), law, or regulation, federal, state, or local, pertaining in any manner whatsoever to the Released Claims. The Holder specifically warrants and represents that he has no pending complaint or charge against the Releasees, or any of them, in any state or federal court or any local, state or federal agency based on the Holder’s employment with the Company or the Operating Company, or based on any other events occurring prior to the date hereof. In the event any local, state or federal agency independently pursues an investigation or claim relating to the Holder’s employment with the Company or the Operating Company, the Holder acknowledges and agrees that he will be due no compensation or payment of any kind in connection with such investigation or claim.

4. Shareholder Representative. By executing this letter agreement, the Holder (a) hereby confirms the appointment pursuant to Section 2.9 of the Amalgamation Agreement of One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada, as

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the Shareholder Representative to act as the agent of the Holders, including the Holder, for all matters set forth in Section 2.9 of the Amalgamation Agreement and (b) hereby ratifies the provisions of such Section 2.9.

5. Termination. If for any reason the Amalgamation Agreement is terminated prior to the Closing Date pursuant to its terms, this letter agreement shall likewise be terminated without further action on the part of any party.

6. Arbitration. The Holder and Purchaser agree that any disputes arising pursuant to this letter agreement will be resolved pursuant to the arbitration provisions set forth in Section 11.9 of the Amalgamation Agreement. In the event any dispute arises hereunder, the arbitrator shall have the authority to award the costs and attorney’s fees to the prevailing party.

7. Rights as a Shareholder. Subject to the provisions and limitations hereof, the Holder may, during the term of this letter agreement, exercise all rights and privileges of a shareholder of Purchaser with respect to the Amalgamation Shares.

8. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of Delaware, without regard to its conflicts of law principles.

9. Additional Actions. The Holder and Purchaser will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this letter agreement.

10. Amendments. No amendments to this letter agreement shall be valid unless made in writing and ratified by both parties.

[signature page attached]

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December     , 2004

Please indicate your agreement to the foregoing by countersigning this letter agreement below.

Very truly yours,

HOLDER

DR. JOHN OSTREM, an individual

Accepted as of this              day of                     , 2004:

PURCHASER

PALMSOURCE, INC.,

a Delaware corporation

By:
Name:
Its:

The Holder hereby reaffirms his acknowledgement of and agreement to the terms of this letter agreement as set forth above, including but not limited to the general release of claims set forth in Section 3, as of the date of the Closing of the transactions contemplated by the Amalgamation Agreement.

HOLDER

DR. JOHN OSTREM, an individual

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EXHIBIT D-2(C)

FORM OF LOCK-UP AND RETENTION AGREEMENT

(DUVA)

December     , 2004

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Ladies and Gentlemen:

Madeline Duva (the “Holder”) understands that PalmSource, Inc. (the “Purchaser”) proposes to enter into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Purchaser Sub (“Amalgamation Sub”), China MobileSoft Ltd. (the “Company”), MobileSoft Technology (Nanjing) Corporation Ltd., a company organized under the laws of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada (the “Shareholder Representative”), the Holder and Dr. John Ostrem, an individual, pursuant to which the outstanding Company Common Shares will be converted, at a certain specified exchange ratio, into shares of Purchaser Common Stock issued at the Effective Time (the “Closing Amalgamation Shares”). Except as otherwise provided herein, all capitalized terms used in this letter agreement shall have the meanings ascribed to such terms in the Amalgamation Agreement.

In consideration of the mutual promises set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Holder and Purchaser hereby agree as follows:

1. Vesting Schedule.

a. As a material inducement to cause Purchaser to enter into the Amalgamation Agreement, in consideration of Purchaser or one of its Affiliates or Subsidiaries agreeing to employ the Holder and in consideration of the other matters discussed herein, the Holder agrees that the Closing Amalgamation Shares (other than the Escrow Shares) received by the Holder in connection with the Amalgamation (the “Amalgamation Shares”) shall be subject to vesting as set forth below. In addition, the Holder agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, or otherwise transfer, dispose of, loan, pledge or grant any rights (collectively, a “Disposition”) with respect to any of the Amalgamation Shares, except in accordance with the schedule set forth below or as set forth in Annex A attached hereto (“Permitted Dispositions”).

EXHIBIT D-3

TERMS FOR THE INDUCEMENT AGREEMENTS

Terms of the Inducement Agreements shall be:

•	Each Operating Company employee holding a Company Option who enters into such Inducement Agreement shall agree that such Company Option shall terminate as of the Effective Time and each other Operating Company employee who enters into such Inducement Agreement shall enter into the agreement in lieu of any promise of equity in the Company or the Operating Company;

•	The employees shall be eligible to participate in the following incentive programs:

•	A restricted stock award program pursuant to which an aggregate of 50,000 shares of Purchaser Common Stock shall be set aside for all of the employees of the Company and the Operating Company;

•	An equity incentive inducement program pursuant to which the employees shall receive an inducement grant in the form of stock options, to be granted based upon the fair market value of Purchaser Common Stock at the Effective Time; and

•	A cash bonus program pursuant to which each employee would receive a cash bonus equivalent to one month’s base salary if the employee is employed by Purchaser on the six (6) month anniversary of the Effective Time and to an additional one month’s base salary if the employee is employed by Purchaser on the twelve (12) month anniversary of the Effective Time;

•	The allocation of the restricted stock awards among the employees shall be as set forth on Schedule E-3 attached hereto, with the allocation having been determined based on each employee’s position, tenure and seniority;

•	The restricted stock award program shall include the following terms

•	The employees shall vest in their restricted shares over 2 years, with 20% vested as of the Effective Time and the remaining amount vesting in a series of four successive six month installments based on the employee’s continued service with the Company or the Operating Company; and

•	The Purchaser shall provide a mechanism to allow the employees to promptly sell the restricted shares in the open market at any time (and from time to time) following vesting thereof, subject to compliance with applicable securities laws;

•	To the extent permissible under applicable laws of the People’s Republic of China, each Operating Company employee who enters into such Inducement Agreement shall provide a release of claims against the Operating Company.

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(i) Upon the Holder’s receipt of the Amalgamation Shares from Purchaser on the Effective Date, a portion of the Amalgamation Shares will initially be deemed “Unvested Shares” and the remainder of the Amalgamation Shares will be deemed “Initial Vested Shares.” The “Unvested Shares” shall equal 80% of the Amalgamation Shares received by the Holder in exchange for the 500,000 Company Common Shares to be acquired by the Holder from Dr. John Ostrem pursuant to the Secondary Option (the “Secondary Option Shares”). The “Initial Vested Shares” shall equal the sum of (a) 20% of the Amalgamation Shares received by the Holder in exchange for the Secondary Option Shares and (b) 100% of the Amalgamation Shares received by the Holder in exchange for the 108,500 Company Common Shares currently owned by the Holder and 100% of such number of shares of Purchaser Common Stock that shall be issued to her at the Effective Time on termination of her existing Company Common Options pursuant to her irrevocable agreement, dated as of the date hereof (the “Investment Shares”).

(ii) On the Effective Date, the Holder shall be fully vested in the Initial Vested Shares and the Holder shall have the right to engage in a Disposition of such Initial Vested Shares pursuant to the provisions set forth in Annex A hereto.

(iii) The Holder shall vest in the Unvested Shares in a series of four successive six-month installment periods upon the Holder’s continuation of Service (as defined below) over the 24-month period measured from the Effective Date (i.e., the Holder shall vest in an additional 25% of the Unvested Shares upon the Holder’s continuation of each six-month period of Service over such 24-month period). As the Holder shall vest in the Unvested Shares, the Unvested Shares shall become the “Additional Vested Shares.” Any such Additional Vested Shares shall no longer be subject to return to Purchaser (as set forth below) and the Holder shall have the right to engage in a Disposition of such Additional Vested Shares. If the Holder fails to meet the requirements for completing Service as of the end of any six-month period, the Holder shall cease to have any rights in any remaining Unvested Shares and such shares shall be returned to Purchaser as set forth in Section 1.d. below.

(iv) For purposes of the foregoing vesting schedule, the Holder shall be deemed to continue in “Service” for so long as the Holder continues in common-law employee status with Purchaser or any Subsidiary of Purchaser or otherwise continues to provide service to Purchaser as an employee, consultant or contractor.

b. Accelerated Vesting of Unvested Shares. At any time prior to the second anniversary of the Effective Date, and notwithstanding anything to the contrary contained herein, all Unvested Shares shall immediately be deemed Additional Vested Shares and shall no longer be subject to return to Purchaser (as set forth below), upon the termination of the Holder’s employment with Purchaser or any of its Subsidiaries (i) by Purchaser or its Subsidiaries (as applicable) without Cause, (ii) by the Holder for Good Reason, or (iii) as a result of the Holder’s death or Disability. The Holder shall have the right to engage in a Disposition of such Additional Vested Shares. Notwithstanding the foregoing, if the Holder continues to provide services to Purchaser or any of its Subsidiaries as a consultant or contractor following such termination of employment, there shall be no accelerated vesting of the Unvested Shares.

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c. For purposes of the foregoing, the following definitions shall apply:

(i) “Cause” shall mean:

(a) following delivery to the Holder of a written demand for performance from Purchaser (or any Subsidiary thereof that employs the Holder at such time) which describes the basis for Purchaser’s (or any Subsidiary’s) reasonable belief that the Holder has not substantially performed her duties, the Holder’s continued violations of her obligations to Purchaser (or any such Subsidiary) which are demonstrably willful and deliberate on the Holder’s part;

(b) any act of dishonesty taken in connection with the Holder’s responsibilities as an employee that is intended to result in the Holder’s substantial personal enrichment;

(c) the Holder’s conviction or plea of no contest to a crime that negatively reflects on the Holder’s fitness to perform the Holder’s duties or harms Purchaser’s (or any such Subsidiary’s) reputation or business;

(d) willful misconduct by the Holder that is injurious to Purchaser’s (or any such Subsidiary’s) reputation or business;

(e) the Holder’s willful violation of a material Purchaser (or any such Subsidiary) employment policy; or

(f) the Holder’s breach of a material term of any agreement between the Holder and Purchaser (or any such Subsidiary) entered into in connection with the transactions contemplated by the Amalgamation Agreement, including but not limited to this letter agreement, or otherwise required by Purchaser (or any such Subsidiary) as a condition of the Holder’s employment.

For purposes of determining whether “Cause” exists, an act or failure to act will be deemed “willful” only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interest of Purchaser (or any Subsidiary that employs the Holder at such time). Anything herein to the contrary notwithstanding, the termination of Holder’s employment shall not be deemed to be for Cause for purposes of this letter agreement, unless written notice stating the basis for termination is provided to the Holder and the Holder is given fifteen (15) days after receipt of such notice to cure. Any disputes as to whether “Cause” exists shall be resolved as set forth in Section 6 of this letter agreement.

(ii) “Disability” shall mean Holder’s being unable to perform the principal functions of her duties, with or without reasonable accommodation, due to a physical or mental impairment; provided that Purchaser (or any subsidiary thereof that employs Holder at such time) will determine whether a Disability exists based on evidence provided by one or more physicians approved by Purchaser (or any such Subsidiary). Any disputes as to whether a “Disability” exists shall be resolved as set forth in Section 6 of this letter agreement.

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(iii) “Good Reason” shall mean without Holder’s consent:

(a) any material reduction in the Holder’s title, duties, authority or responsibilities;

(b) Purchaser (or any Subsidiary thereof that employs the Holder at such time) reducing the Holder’s base salary and/or target bonus opportunity other than reduction by Purchaser (or any such Subsidiary) with respect to all employees as a part of a general readjustment of their compensation levels;

(c) Purchaser’s (or any such Subsidiary’s) failure to provide the Holder with benefits at least equal to those provided to other employees of Purchaser (or any such Subsidiary);

(d) the relocation of the Holder’s office more than fifty (50) miles from its then present location; or

(e) failure of Purchaser (or any such Subsidiary) to obtain assumption of this letter agreement by any successor in interest to all or substantially all of the assets or business of Purchaser (or any such Subsidiary) upon merger, consolidation, sale or similar transaction.

Any disputes as to whether “Good Reason” exists shall be resolved as set forth in Section 6 of this letter agreement.

Purchaser represents that the foregoing definitions are no less favorable to the Holder than the same definitions in employment related agreements in existence as of the date hereof between Purchaser or any Subsidiary thereof and employees thereof who are similarly situated to the Holder. To the extent this representation is untrue, Purchaser agrees to amend the foregoing provisions to be no less favorable. The Holder and Purchaser agree that nothing set forth in this Section 1(c) or elsewhere in this Agreement alters the at-will nature of the Holder’s employment with Purchaser (or any subsidiary thereof). In executing this Agreement, the Holder reaffirms the Holder’s acknowledgment and agreement that the Holder’s employment with Purchaser (or any subsidiary thereof) is at-will and for no specific period of employment and may be terminated, by either the Holder or Purchaser (or any subsidiary thereof), at any time, for any reason, with or without cause (including but not limited to the Cause defined in this Agreement), and with or without prior notice. The at-will nature of the Holder’s employment with Purchaser (or any subsidiary thereof) may not be changed in any way except in a written agreement expressly providing that it is changing the at-will nature of the Holder’s employment with Purchaser (or any subsidiary thereof) which is executed both by the Holder and an officer of Purchaser.

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December     , 2004

d. The Holder hereby agrees and directs that Purchaser shall cause the transfer agent for shares of Purchaser Common Stock to create a restricted book entry account with the transfer agent with respect to the Unvested Shares. As the Unvested Shares become Additional Vested Shares, Purchaser shall promptly (and in any event, no later than five (5) business days following the applicable vesting date(s), as set forth above) direct the transfer agent to transfer such shares from the restricted book entry account to an individual account on behalf of the Holder in direct registration. If the Unvested Shares shall not become Additional Vested Shares, the Holder hereby irrevocably authorizes and directs Purchaser to cause the transfer agent to transfer such shares from the restricted book entry account to the account of Purchaser.

e. It is agreed the restrictions on Dispositions also preclude the Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Amalgamation Shares, even if such Amalgamation Shares would be disposed of by someone other than the Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Amalgamation Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Amalgamation Shares. The restriction described in this paragraph shall not apply to: (i) any Disposition of Amalgamation Shares that constitute a Permitted Disposition or made with the prior written consent of Purchaser, (ii) bona fide gifts, provided the donee or donees thereof agree in writing to be bound by this letter agreement, (iii) transfers of shares of Purchaser Common Stock to partners or affiliates of the Holder, provided that the transferees thereof agree in writing to be bound by the terms of this letter agreement, or (iv) transfers to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that such trust agrees in writing to be bound by the terms of this letter agreement.

f. Without limiting the restrictions herein, any Disposition by the Holder shall remain at all times subject to applicable securities laws.

g. The Holder agrees and consents, to the extent the Unvested Shares or Initial Vested Shares are or become certificated securities, to having the Unvested Shares bear a legend noting that such shares are subject to the vesting and non-sale provisions of this letter agreement (and in the case of the Initial Vested Shares, a legend noting that such shares are subject to certain non-sale provisions); provided, however, that Purchaser agrees to take all necessary steps to remove the legends on such Unvested Shares to the extent such Unvested Shares are deemed Additional Vested Shares no longer subject to the vesting restrictions and limitations on Dispositions of this letter agreement; provided further that Purchaser agrees to take all necessary steps to remove the legends on such Initial Vested Shares to the extent they are no longer subject to the limitations on Dispositions (as set forth in Annex A hereto). The Holder further agrees and consents to the entry of stop transfer instructions with the transfer agent for Purchaser’s capital stock against any transfer of Unvested Shares or Initial Vested Shares in contravention of the vesting restrictions and limitations on Dispositions set forth herein. The Holder confirms that it understands that Purchaser will rely upon the representations set forth in this letter in proceeding with the Amalgamation Agreement.

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December     , 2004

h. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this letter agreement, and that, upon request, the Holder will execute any additional documents necessary or desirable in connection with the enforcement hereof.

2. Inducement Grant. The Holder will be offered an option to purchase 15,000 shares of Purchaser Common Stock (the “Inducement Grant”). The option will vest over four years from the Effective Date, with 25% vesting on the first anniversary of the Effective Date and monthly vesting thereafter. The options per share exercise price will equal the fair market value per share of Purchaser Common Stock on the Effective Date, as determined by the board of directors of Purchaser. The option will be subject to the other terms and conditions set forth in an option grant and the Inducement Plan pursuant to which such option will be granted.

3. General Release and Covenant Not to Sue.

a. The Holder on behalf of herself, her heirs, executors, representatives, successors and assigns, hereby fully waives, releases, and forever discharges Purchaser, the Company, the Operating Company and all of its or their respective affiliates, related companies, subsidiaries, divisions, parent corporations, successors, predecessors, assigns, and its or their members, managers, shareholders, officers, directors, investors, agents, employees, and representatives, past, present, and future, and fiduciaries of any employee benefit plan maintained by any of the foregoing, and all persons acting under, by, and through, or in concert with any of them, and each of them (referred to collectively as “Releasees”) from any and all claims, actions, causes of action, suits, debts, accounts, controversies, agreements, promises, damages, and demands of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, which the Holder has or hereafter may have against the Releasees, and each of them, up to and including the date hereof (referred to collectively as the “Released Claims”). This general release includes, but is not limited to, claims for attorneys’ fees and costs, causes of action with respect to, or arising out of or relating to, the Holder’s employment with the Company or the Operating Company, and claims arising under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), such as: claims for any implied or express contract or covenant (including but not limited to the Consulting Agreement dated October 1, 2003 between the Holder and the Company; and any and all agreements between Employee and the Company whereby Employee was issued equity in the Company); claims for promissory estoppel; claims for entitlement to any pay, equity or benefits (other than the equity and benefits promised in this Agreement); claims for wrongful denial of insurance and employee benefits; claims for wrongful termination, public policy violations, defamation, invasion of privacy, fraud, misrepresentation, emotional distress or other common law or tort claims; claims for harassment, retaliation, or discrimination based on sexual orientation, age, race, color, religion, sex, national origin, ancestry, physical or mental disability, medical condition, marital status, union activity or veteran status; claims under California or any other state or federal labor and government codes; claims based upon any state or federal constitution; claims based on legal restrictions on the

6

PalmSource, Inc.

December     , 2004

Company’s right to change an employee’s compensation; claims based on any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 and 1983 of the Civil Rights Act of 1866; Executive Order 11,246; the California Fair Employment and Housing Act; the Equal Pay Act, 29 U.S.C. sec. 206(d)(1); the Fair Labor Standards Act of 1938; the Age Discrimination in Employment Act; the Americans With Disabilities Act and sections 503 and 504 of the Rehabilitation Act of 1973; the Labor Management Relations Act; the Worker Adjustment & Retraining Notification (“WARN”) Act; the Family Medical Leave Act; the California Family Rights Act; and the Employee Retirement Income Security Act of 1974. The Holder further agrees to reaffirm her release of the Released Claims as of the date of the close of the transactions contemplated by the Amalgamation Agreement as provided below.

b. It is possible that other injuries or damages not now known to the Holder will develop or be discovered after the date of this letter agreement, and the general release set forth in this Section 3 is expressly intended to cover and include all such injuries or damages, including all rights of action therefor which arise out of or relate to, directly or indirectly, the claims released by this Section 3. The Holder hereby expressly, knowingly, and voluntarily waives the provisions of Section 1542 of the California Civil Code and any similar provision of any other state or federal law now in effect or in effect in the future. Section 1542 provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

c. The Holder agrees that she will not sue or initiate against the Releasees, or any of them, any action or proceeding, or participate in same, individually or as a member of a class, under any contract (express or implied), law, or regulation, federal, state, or local, pertaining in any manner whatsoever to the released claims. The Holder specifically warrants and represents that she has no pending complaint or charge against the Releasees, or any of them, in any state or federal court or any local, state or federal agency based on the Holder’s employment with the Company or the Operating Company, or based on any other events occurring prior to the date hereof. In the event any local, state or federal agency independently pursues an investigation or claim relating to the Holder’s employment with the Company or the Operating Company, the Holder acknowledges and agrees that she will be due no compensation or payment of any kind in connection with such investigation or claim.

4. Shareholder Representative. By executing this letter agreement, the Holder (a) hereby confirms the appointment pursuant to Section 2.9 of the Amalgamation Agreement of One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada, as the Shareholder Representative to act as the agent of the Holders, including the Holder, for all matters set forth in Section 2.9 of the Amalgamation Agreement and (b) hereby ratifies the provisions of such Section 2.9.

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PalmSource, Inc.

December     , 2004

5. Termination. If for any reason the Amalgamation Agreement is terminated prior to the Closing Date pursuant to its terms, this letter agreement shall likewise be terminated without further action on the part of any party.

6. Arbitration. The Holder and Purchaser agree that any disputes arising pursuant to this letter agreement will be resolved pursuant to the arbitration provisions set forth in Section 11.9 of the Amalgamation Agreement. In the event any dispute arises hereunder, the arbitrator shall have the authority to award the costs and attorney’s fees to the prevailing party.

7. Rights as a Shareholder. Subject to the provisions and limitations hereof, the Holder may, during the term of this letter agreement, exercise all rights and privileges of a shareholder of Purchaser with respect to the Amalgamation Shares.

8. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of Delaware, without regard to its conflicts of law principles.

9. Additional Actions. The Holder and Purchaser will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this letter agreement.

10. Amendments. No amendments to this letter agreement shall be valid unless made in writing and ratified by both parties.

[signature page attached]

8

PalmSource, Inc.

December     , 2004

Please indicate your agreement to the foregoing by countersigning this letter agreement below.

Very truly yours,

HOLDER

MADELINE DUVA, an individual

Accepted as of this              day of                     , 2004:

PURCHASER

PALMSOURCE, INC.,

a Delaware corporation

By:
Name:
Its:

The Holder hereby reaffirms her acknowledgement of and agreement to the terms of this letter agreement as set forth above, including but not limited to the general release of claims set forth in Section 3, as of the date of the Closing of the transactions contemplated by the Amalgamation Agreement.

HOLDER

MADELINE DUVA, an individual

9

EXHIBIT E

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December     , 2004 by and between PalmSource, Inc., a Delaware corporation (“Purchaser”), and the undersigned shareholder (“Shareholder”) of China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”). Terms not otherwise defined herein shall have the meaning set forth in the Amalgamation Agreement (as defined herein).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Purchaser, Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Amalgamation Sub”), Company, MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a company organized under the laws of British Columbia, Canada (the “Shareholder Representative”), solely for purposes of being and in its capacity as the Shareholder Representative, Jiping Wang, an individual, and Dr. John Ostrem, an individual (together with Jiping Wang, the “Founders”), have entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), whereby Amalgamation Sub shall be amalgamated with the Company and the Company shall become a wholly owned subsidiary of Purchaser, the shareholders of the Company shall become stockholders of Purchaser and the outstanding rights to acquire equity of the Company shall become rights to acquire Purchaser Common Stock;

WHEREAS, Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of that number of Company Common Shares as is indicated on the final page of this Agreement (the “Shares”); and

WHEREAS, the agreements of the Shareholder contained herein are in consideration of the execution of the Amalgamation Agreement by Purchaser and Purchaser would not have executed the Amalgamation Agreement but for Shareholder’s execution of this Agreement and the commitment of the Shareholder to perform the obligations of the Shareholder hereunder and thereunder.

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions of the Amalgamation Agreement, the parties hereto hereby agree as follows:

1. Transfer and Encumbrance. Shareholder agrees not to transfer, sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose or encumber the Shares or any New Shares (as defined herein) prior to the Expiration Date (as defined herein)) or otherwise dispose of or encumber the Shares or any New Shares (as defined herein) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, except that nothing herein,

1

subject to applicable securities laws, shall prevent a transfer or sale of the Shares or any New Shares to another party if such party agrees in writing to be bound by all of the terms of this Voting Agreement. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Effective Time or (ii) the termination of the Amalgamation Agreement in accordance with its terms.

2. New Shares. Shareholder agrees that any Company Common Shares that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership or otherwise is granted a voting proxy with respect thereto, after the date of this Agreement and prior to the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

3. Agreement to Vote Shares. Unless the Amalgamation Agreement is terminated pursuant to the provisions of Article X thereof, at every meeting of the shareholders of the Company called with respect to the Amalgamation Agreement and the Amalgamation and held prior to the Effective Time, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to the same, Shareholder shall vote the Shares and any New Shares in favor of approval and adoption of the Amalgamation Agreement, approval of the Amalgamation and any matters that could reasonably be expected to facilitate the Amalgamation.

4. Irrevocable Proxy.

4.1 Solely for the purpose of facilitating the enforcement of Shareholder’s obligations under Section 3 of this Agreement, Shareholder hereby irrevocably grants to, and appoints, David Nagel and Dory Yochum, and any other individual who shall hereafter be designated by Purchaser, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all of the Shares or any New Shares of such Shareholder, or grant a consent or approval in respect of such Shares or any New Shares, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of approval and adoption of the Amalgamation Agreement, approval of the Amalgamation and any matters that could reasonably be expected to facilitate the Amalgamation.

4.2 Shareholder represents that none of the proxies (if any) heretofore given in respect of any of the Shares or any New Shares are irrevocable. Shareholder agrees that, on the execution of this Agreement by the Shareholder, any and all prior proxies given by Shareholder are hereby revoked and Shareholder agrees not to grant subsequent proxies with regard to the subject matter contemplated by Section 3, or create any voting trusts, with respect to such subject matter until after the Expiration Date.

4.3 The proxy granted in this Section 4 is irrevocable until such time as this Agreement terminates in accordance with its terms. Shareholder hereby further agrees that the proxy granted in this Section 4 is granted in connection with the execution of the Amalgamation Agreement, is given to secure the performance of the duties of Shareholder under this Agreement, and therefore is coupled with an interest.

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5. Waiver of Appraisal Rights. Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Amalgamation or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock owned by Shareholder.

6. Representations and Warranties of Shareholder. Shareholder represents and warrants that:

6.1 Shareholder is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances.

6.2 Shareholder holds the options and other rights (the “Other Rights”) to acquire shares of Company Common Stock set forth under the heading “Options and Other Rights” on the signature page hereof, which at the date of this Agreement and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances, except as otherwise set forth on the signature page. Shareholder did not acquire the Shares in contemplation of the Amalgamation. No other person or entity not a signatory to this Agreement has a beneficial interest in or right to acquire such Shares of Company Common Stock (except, with respect to Shareholders which are partnerships, partners of such Shareholders or except as otherwise set forth on the signature page). Shareholder’s principal residence or place of business is set forth on the signature page hereto.

6.3 Shareholder does not beneficially own any Company Common Shares or any option or other right to acquire (by purchase, conversion or otherwise) any Company Common Shares other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law) and the Other Rights or except as otherwise set forth on the signature page.

6.4 Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

6.5 The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not: (i) conflict with or violate any law, rule regulation, order, decree or judgment applicable to Shareholder or by which Shareholder or any of the properties of Shareholder is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Shares or New Shares pursuant to any contract to which Shareholder is a party or by which Shareholder or any of the affiliates or properties of Shareholder is or may be bound or affected. The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent or approval of any Person.

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7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

8. Miscellaneous.

8.1 Further Assurances. From time to time and without additional consideration, Shareholder shall (at Purchaser’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Purchaser’s sole expense) take such further actions, as Purchaser may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

8.2 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Shareholder in this Agreement shall survive until the Expiration Date.

8.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.4 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

8.5 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

8.6 Specific Performance; Injunctive Relief. The parties acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity.

8.7 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery, by overnight courier service or by facsimile to the persons identified below or three days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

If to Purchaser:

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Attention: Dave Limp

Facsimile: (408) 716-2480

4

with a copy to:

PalmSource, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089

Attention: Legal Department

Facsimile: (408) 716-2480

and a copy to:

Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation

Three Embarcadero Center, Seventh Floor

San Francisco, California 94111

Attention: Deborah A. Marshall

Facsimile: (415) 217-5910

If to Shareholder:

To the address for notice set forth below the Shareholder’s signature on the signature page hereof.

Such addresses may be changed from time to time by means of a notice given in the manner provided in this section.

8.8 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of Bermuda, without regard to its conflicts of law principles.

8.9 Venue. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the City and County of San Francisco, California. Shareholder:

8.9.1 expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the City and County of San Francisco, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

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8.9.2 agrees that service of any process, summons, notice or document by U.S. mail addressed to the Shareholder at the address identified in Section 8.8 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

8.9.3 agrees that each state and federal court located in the City and County of San Francisco, California, shall be deemed to be a convenient forum; and

8.9.4 agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of San Francisco, California, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.9 shall be deemed to limit or otherwise affect the right of Purchaser to commence any legal proceeding or otherwise proceed against Shareholder in any other forum or jurisdiction.

8.10 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provisions of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.11 Entire Agreement. This Agreement and the Amalgamation Agreement (and the other agreements contemplated thereby) contain the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

8.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

8.13 Waiver. No failure on the part of Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Purchaser shall not be deemed to have waived any claim available to Purchaser arising out of this Agreement, or any power, right, privilege or remedy of Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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8.14 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

[signature page attached]

7

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PURCHASER:	PALMSOURCE, INC.,
a Delaware corporation

By:
Name:
Its:

SHAREHOLDER:	,

a

By:
Name:
Its:

Shareholder’s Address for Notice:

Facsimile:

Shares of Company Common Stock of which Shareholder is the record owner or over which Shareholder has voting control:

shares of Company Common Stock

Options and Other Rights:

shares of Company Common Stock

Describe exceptions (if any) to the Representations and Warranties set forth in Section 6:

S-1

EXHIBIT F-1

SHAREHOLDERS LETTERS (U.S. HOLDERS)

PADRES, INC.

In connection with the potential acquisition by Padres, Inc. (“Padres”) of Cubs Ltd. (the “Amalgamation”) pursuant to an Agreement and Plan of Amalgamation among Padres, Inc., Cubs Acquisition Sub LLC, Cubs Ltd., Cubs (Nanjing) Ltd., One Degree Capital Corp., Jiping Wang and Dr. John Ostrem (the “Amalgamation Agreement”), Padres is required to determine whether you meet the investor suitability standards imposed by Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Amalgamation Agreement, Padres plans to offer common stock, par value $0.001 per share (the “Common Stock”), in reliance on an exemption from the registration requirements of the Securities Act and exemptions from applicable state securities laws. Upon the consummation of the Amalgamation, Padres intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of the Common Stock issued in connection with the Amalgamation.

The undersigned understands that the information provided in the attached Declaration will be relied upon by Padres in its offering of Common Stock pursuant to the aforesaid exemptions. In addition, the undersigned understands that the information provided in the attached Questionnaire will be relied upon by Padres and used in connection with the preparation of the Shelf Registration Statement. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Amalgamation Agreement.

Please complete and return this Declaration and Questionnaire on or before December 15, 2004 to:

Audrey Fernandez-Elliott

Howard Rice Nemerovski Canaday Falk & Rabkin,

A Professional Corporation

Three Embarcadero Center, 7th Floor

San Francisco, California 94111

Tel: (415) 434-1600

Fax: (415) 217-5910

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to the Declaration or Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

DECLARATION

Accredited Investor

The undersigned hereby represents and warrants that he, she or it is an “Accredited Investor” within the meaning of Regulation D of the Securities Act based upon the fact that he, she or it satisfies at least one of the following requirements (check all that apply):

______	(1) he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

______	(2) he or she is a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000;

______	(3) it is a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of the Securities Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

______	(4) it is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

______	(5) it is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

______	(6) it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; or

______	(7) it is an entity in which all of the equity owners are Accredited Investors under any of paragraphs (1) through (6) above.

DECLARATION-1

Sophisticated Investor

(Complete only if you are unable to answer

affirmatively that you are an Accredited Investor above)

The undersigned hereby represents and warrants that he, she or it is a sophisticated investor as defined under applicable law based upon the fact that the undersigned satisfies one of the following requirements (check only one):

______	(1) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the securities of Padres, and therefore will not require a Purchaser Representative as defined in Rule 501(h) of the Securities Act (a “Purchaser Representative”).

OR

______	(2) The undersigned has relied upon the advice of , as his, her or its Purchaser Representative. Such Purchaser Representative has furnished a complete Purchaser Representative Questionnaire (in the form attached hereto as Exhibit A) to the undersigned as to its or his relationship, if any, with Padres. The above-named Purchaser Representative and the undersigned together have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the securities of Padres.

“Purchaser Representative” means any person who satisfies all of the following conditions:

(1)	Is not an affiliate, director, officer or other employee of the issuer or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer, except where the purchaser is:

(i)	a relative of the Purchaser Representative by blood, marriage or adoption and not more remote than a first cousin;

(ii)	a trust or estate in which the Purchaser Representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)(1)(iii) of section 501 of the Securities Act, collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which the Purchaser Representative serves as trustee, executor, or in any similar capacity; or

(iii)	a corporation or other organization of which the Purchaser Representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)(1)(ii) of section 501 of the Securities Act collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors’ qualifying shares) or equity interests;

(2)	Has such knowledge and experience in financial and business matters that he is capable of evaluating, alone, or together with other purchaser representatives of the purchaser, or together with the purchaser, the merits and risks of the prospective investment;

(3)	Is acknowledged by the purchaser in writing, during the course of the transaction, to be his Purchaser Representative in connection with evaluating the merits and risks of the prospective investment; and

(4)	Discloses to the purchaser in writing a reasonable time prior to the sale of securities to that purchaser any material relationship between himself or his affiliates and the issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.

DECLARATION-2

Certification

The undersigned represents that:

(a) the undersigned has received and carefully reviewed the information furnished relating to Padres and any other materials relating thereto that the undersigned has requested;

(b) the undersigned has had an opportunity to ask questions of and receive answers from the authorized representatives of Padres, and to review any relevant documents and records concerning the business of Padres and the terms and conditions of this investment, and that any such questions have been answered to the undersigned’s full satisfaction;

(c) no person or entity, other than Padres or its authorized representatives, has offered the securities to the undersigned;

(d) the Common Stock will be acquired for the undersigned’s own account for investment and not with a view toward subdivision, resale or redistribution thereof in a manner prohibited under the Securities Act, and the undersigned does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the undersigned to sell such securities; and

(e) the undersigned has no contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer, or pledge to any person any part or all of the securities which the undersigned is acquiring, or any interest therein, and have no present plans to enter into the same.

The undersigned understands that the information provided in this Declaration will be relied upon by Padres in determining whether the offering of Common Stock in connection with the Amalgamation is exempt from the registration requirements of the Securities Act and from applicable state securities laws.

By signing below, the undersigned represents that the information provided herein is accurate and complete.

The undersigned agrees to promptly notify Padres of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof.

IN WITNESS WHEREOF the undersigned by authority duly given, has caused this Declaration to be executed and delivered either in person or by its duly authorized agent.

Name:
(Please Print)
Signature:
Name:
Title:
Citizenship:

Social Security Number or Tax Payer ID No.:	_________

Date:

DECLARATION-3

EXHIBIT A

PURCHASER REPRESENTATIVE QUESTIONNAIRE

(To be completed only if Investor is not an “accredited investor” or a sophisticated Investor and such Investor is relying on a Purchaser Representative.)

This questionnaire should be completed by each person acting as a Purchaser Representative in connection with the offering of common stock, par value $0.001 per share (“Common Stock”), of Padres, Inc. (“Padres”) pursuant to an Agreement and Plan of Amalgamation among Padres, Inc., Cubs Acquisition Sub LLC, Cubs Ltd., Cubs (Nanjing) Ltd., One Degree Capital Corp., Jiping Wang and Dr. John Ostrem (the “Amalgamation Agreement”). The Purchaser Representative should complete the questionnaire concerning his/her/its background and qualifications fully, attaching additional sheets if necessary.

1.	Name of Purchaser Representative: ____________________________________________________________________________

Business Address:__________________________________________________________________________________________

________________________________________________________________________________________________________

2.	Present occupation or position of Purchaser Representative, indicating period of such practice or employment and field or professional specialization, if any:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

3.	List any business or professional education of Purchaser Representative, including dates and degrees received, if any:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

4.	Have you had prior experience in advising purchasers with respect to investments of this type?

☐ Yes
☐ No

5.	Describe generally any business, financial or investment experience that would help you to evaluate the merits and risks of this investment:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

6.	Do you or any of your affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) have any material relationship with Padres or any of its affiliates, or has such material relationship existed at any time during the previous two years, or is any such material relationship mutually understood to be contemplated?

☐ Yes
☐ No

(a) If you checked “yes,” please describe each such relationship below or on a separate sheet of paper:

(b) If a material relationship is disclosed in subparagraph (a) above, indicate the amount of compensation received or to be received as a result of such relationship:

7.	In advising the purchasers in connection with the purchasers’ prospective investment in Padres, will you be relying in part on any purchaser’s expertise in certain areas?

☐ Yes
☐ No

If “Yes”, state which areas and upon which purchaser(s) you will be relying upon:

8.	In advising the purchasers in connection with the purchasers’ prospective investment in Padres, will you be relying in part on the expertise of an additional purchaser representative or representatives?

☐ Yes
☐ No

If “Yes”, give the name and address of such additional representative or representative, and their area of expertise:

9.	Please confirm the correctness of the following representation.

☐ Yes
☐ No

I understand that Padres will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to Padres as follows:

(i)	I am acting as Purchaser Representative for the non-accredited purchasers in connection with such purchasers’ prospective investment in Padres;

(ii)	The answers to the above questions are complete and correct and may be relied upon by Padres in determining whether the offering with respect to which I have executed this questionnaire is exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D or otherwise, and applicable state securities laws;

PURCHASER REPRESENTATIVE QUESTIONNAIRE-2

(iii)	I will notify Padres immediately of any material change in any statement made herein occurring prior to the closing of any purchase by any purchaser of an interest in the proposed investment;

(iv)	I am not an affiliate (as defined in Rule 405), director, officer, partner or other employee of Padres, or a beneficial owner of 10 percent or more of any class of the equity securities of Padres or any of its subsidiaries;

(v)	I have disclosed to the purchasers in writing prior to the purchasers’ acknowledgment of me as their Purchaser Representative in their Purchaser Questionnaire, any material relationship with Padres or its affiliates disclosed in answer to question 6 above;

(vi)	I personally (or, if I have checked “Yes” in question 7 or 8 above, as applicable, together with the purchasers or the additional purchaser representative or representatives indicated above) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchaser’s prospective investment in Padres ; and

(vii)	I have carefully read and understand the Amalgamation Agreement and exhibits thereto, have received information with respect to all matters I consider material to the decision whether or not to purchase the securities of Padres being offered, have had the opportunity to ask questions and receive answers from Padres on any matter material to the investment decision and have evaluated the risks of the proposed investment.

IN WITNESS WHEREOF, the undersigned Purchaser Representative has executed this Purchaser Representative Questionnaire this          day of                     ,                 .

PURCHASER REPRESENTATIVE

Name:
(Please Print)
Signature:
Name:
Title:

PURCHASER REPRESENTATIVE QUESTIONNAIRE-3

QUESTIONNAIRE

1.	Your Identity and Background as the Beneficial Holder of Common Stock

(a) Your full legal name: _________________________________________________________________________________

(b) Your address, telephone number, facsimile number and email address:

Address: ____________________________________________________________________________________

___________________________________________________________________________________________

Telephone No.: _______________________________________________________________________________

Fax No.: ____________________________________________________________________________________

Email Address: _______________________________________________________________________________

Contact Person: ______________________________________________________________________________

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes
☐ No

(d) If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes
☐ No

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e) If your response to Item 1(d) above is yes, describe the nature of the relationship between you and each broker-dealer affiliate.

__________________________________________________________________________________________________

__________________________________________________________________________________________________

__________________________________________________________________________________________________

(f)     Full legal name of person through which you hold the Common Stock only if different than as set forth in Item 1(a) above (i.e. name of your broker or the DTC participant, if applicable, through which your shares of Common Stock are held):

Name of broker: _____________________________________________________________________________________

DTC No.: _________________________________________________________________________________________

Contact Person: __________________________________________________________________________________________

Telephone No.: ____________________________________________________________________________________

2.	Your Relationship with Padres

(a)    Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Padres (or its predecessors or affiliates) within the past three years?

☐ Yes
☐ No

(b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Padres

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

3.	Your interest in the Common Stock

(a) To the extent known, state the total number of Common Shares of Cubs Ltd. you currently own.

________________________________________________________________________________________________

(b) Do you beneficially own any securities of Padres other than the securities you will receive upon the completition of the Amalgamation?

☐ Yes
☐ No

(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount or number of shares of such other securities of Padres beneficially owned by you:

Type: ____________________________________________________________________________________________

Aggregate Amount/Number of Shares: ____________________________________________________________________

CUSIP No(s).: ______________________________________________________________________________________

(d)    At the time of your receipt of the Common Stock upon the completion of the Amalgamation, will you have any agreements or understandings, directly or indirectly, with any person to distribute the Common Stock?

☐ Yes
☐ No

(e) If your response to Item 3(d) above is yes, please describe such agreements or understandings:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

QUESTIONNAIRE-2

4.	Beneficial Ownership

(a) Is the beneficial holder of the Common Stock an SEC-reporting company?

☐ Yes
☐ No

(b) If your answer to Item 4(a) above is no, name the individual or individuals who exercise voting or investment control over the Common Stock:

_______________________________________________________________________________________________

5.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Common Stock listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all). Such Common Stock may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Common Stock is sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Common Stock or otherwise, the undersigned may, in compliance with the Securities Act, enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock in the course of hedging positions they assume. The undersigned may also sell Common Stock short and deliver Common Stock to close out short positions, or loan or pledge Common Stock to broker-dealers that in turn may sell such securities.

State any exceptions here:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Common Stock without the prior agreement of Padres.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, beneficial owners of Common Stock are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

The undersigned acknowledges its obligation to comply with the provisions of the Securities Exchange Act of 1934 and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Common Stock pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Upon any sale of Common Stock pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Transfer Agent (with a copy to Padres) the Notice of

QUESTIONNAIRE-3

Transfer (completed and signed) in the form attached to this Questionnaire as Exhibit A and hereby undertakes to do so.

In the event that the undersigned transfers all or any portion of the Padres Common Stock to be received in the Amalgamation after the date on which the information in this Questionnaire is provided to Padres, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

The undersigned agrees to promptly notify Padres of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof.

The undersigned understands that the information in this Questionnaire will be relied upon by Padres in connection with the preparation or amendment of the Shelf Registration Statement or related prospectus.

By signing below, the undersigned represents that the information provided herein is accurate and complete.

Once this Questionnaire is executed by the undersigned beneficial holder and received by Padres, the terms of this Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Padres and the undersigned beneficial holder. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

IN WITNESS WHEREOF the undersigned by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Name of Beneficial Holder:___________________
(Please Print)

Signature:
Name:
Title:
Date:

QUESTIONNAIRE-4

EXHIBIT A

FORM OF NOTICE OF TRANSFER

PURSUANT TO REGISTRATION STATEMENT

EquiServe Trust Company, N.A.

66 Brooks Drive

Braintree, Massachusetts 02184

with a copy to:

Padres, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089-1116

Attention: General Counsel

Re:	Padres, Inc. (the “Company”)

Common Stock, par value $0.001 per share (the “Common Stock”)

Ladies and Gentlemen:

Please be advised that                      has transferred                      shares of the Company’s Common Stock pursuant to the Registration Statement on Form S-3 (File No. 333-            ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of Common Stock is named as a selling securityholder in the Prospectus dated                                  , 20             or in amendments or supplements thereto, and that the number of Common Stock transferred are [a portion of] the Common Stock listed in such Prospectus as amended or supplemented opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

NOTICE OF TRANSFER -1

EXHIBIT F-2

SHAREHOLDERS LETTERS (NON-U.S. HOLDERS)

PADRES, INC.

In connection with the potential acquisition by Padres, Inc. (“Padres”) of Cubs Ltd. (the “Amalgamation”) pursuant to an Agreement and Plan of Amalgamation among Padres, Inc., Cubs Acquisition Sub LLC, Cubs Ltd., Cubs (Nanjing) Ltd., One Degree Capital Corp., Jiping Wang and Dr. John Ostrem (the “Amalgamation Agreement”), Padres is required to determine whether you meet the investor suitability standards imposed by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Amalgamation Agreement, Padres plans to offer common stock, par value $0.001 per share (the “Common Stock”), in reliance on an exemption from the registration requirements of the Securities Act and exemptions from applicable state securities laws. Upon the consummation of the Amalgamation, Padres intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of the Common Stock issued in connection with the Amalgamation.

The undersigned understands that the information provided in the attached Declaration will be relied upon by Padres in its offering of Common Stock pursuant to the aforesaid exemptions. In addition, the undersigned understands that the information provided in the attached Questionnaire will be relied upon by Padres and used in connection with the preparation of the Shelf Registration Statement. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Amalgamation Agreement.

Please complete and return this Declaration and Questionnaire on or before December 15, 2004 to:

Audrey Fernandez-Elliott

Howard Rice Nemerovski Canaday Falk & Rabkin,

A Professional Corporation

Three Embarcadero Center, 7th Floor

San Francisco, California 94111

Tel: (415) 434-1600

Fax: (415) 217-5910

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to the Declaration or Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

DECLARATION

Non-U.S. Person

The undersigned hereby represents and warrants that:

(a) at the time of the offer and sale of Padres Common Stock to the undersigned, the undersigned was outside the United States; and

(b) the undersigned is not a “U.S. Person” within the meaning of Regulation S of the Securities Act and is not acquiring the Common Stock for the account or benefit of any “U.S. Person;”

“U.S. Person” means

(i)	any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust of which any trustee is a U.S. person;

(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	any partnership or corporation if:

(A)	organized or incorporated under the laws of any foreign jurisdiction; and

(B)	formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Section 501(a) of the Securities Act) who are not natural persons, estates or trusts.

The undersigned agrees to resell the Common Stock only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

The undersigned agrees not to engage in hedging transactions with regard to the Common Stock unless it is in compliance with the Securities Act.

DECLARATION-1

Certification

The undersigned represents that:

(a) the undersigned has received and carefully reviewed the information furnished relating to Padres and any other materials relating thereto that the undersigned has requested;

(b) the undersigned has had an opportunity to ask questions of and receive answers from the authorized representatives of Padres, and to review any relevant documents and records concerning the business of Padres and the terms and conditions of this investment, and that any such questions have been answered to the undersigned’s full satisfaction;

(c) no person or entity, other than Padres or its authorized representatives, has offered the securities to the undersigned;

(d) the Common Stock will be acquired for the undersigned’s own account for investment and not with a view toward subdivision, resale or redistribution thereof in a manner prohibited under the Securities Act, and the undersigned does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the undersigned to sell such securities; and

(e) the undersigned has no contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer, or pledge to any person any part or all of the securities which the undersigned is acquiring, or any interest therein, and have no present plans to enter into the same.

The undersigned understands that the information provided in this Declaration will be relied upon by Padres in determining whether the offering of Common Stock in connection with the Amalgamation is exempt from the registration requirements of the Securities Act and from applicable state securities laws.

By signing below, the undersigned represents that the information provided herein is accurate and complete.

The undersigned agrees to promptly notify Padres of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof.

IN WITNESS WHEREOF the undersigned by authority duly given, has caused this Declaration to be executed and delivered either in person or by its duly authorized agent.

Name:__________________________________________
(Please Print)

Signature: _____________________________________

Name: ________________________________________

Title: _________________________________________

Citizenship: ____________________________________

Social Security Number or Tax Payer ID No.: ____________

Date: _________________________________________

DECLARATION-2

QUESTIONNAIRE

1.	Your Identity and Background as the Beneficial Holder of Common Stock

(a)	Your full legal name:

(b)	Your address, telephone number, facsimile number and email address:

Address:

___________________________________________________________________________________________________

Telephone No.:

Fax No.:

Email Address:

Contact Person:

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes
☐ No

(d)	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes
☐ No

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e)	If your response to Item 1(d) above is yes, describe the nature of the relationship between you and each broker-dealer affiliate.

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

(f)	Full legal name of person through which you hold the Common Stock only if different than as set forth in Item 1(a) above (i.e. name of your broker or the DTC participant, if applicable, through which your shares of Common Stock are held):

Name of broker:

DTC No.:

Contact Person:

Telephone No.:

2.	Your Relationship with Padres

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Padres (or its predecessors or affiliates) within the past three years?

☐ Yes
☐ No

(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Padres

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

3.	Your interest in the Common Stock

(a)	To the extent known, state the total number of Common Shares of Cubs Ltd. you currently own.

___________________________________________________________________________________________________

(b)	Do you beneficially own any securities of Padres other than the securities you will receive upon the completion of the Amalgamation?

☐ Yes
☐ No

(c)	If your answer to Item 3(b) above is yes, state the type, the aggregate amount or number of shares of such other securities of Padres beneficially owned by you:

Type: ______________________________________________________________________________________________

Aggregate Amount/Number of Shares: _____________________________________________________________________

CUSIP No(s).: ________________________________________________________________________________________

(d)	At the time of your receipt of the Common Stock upon the completion of the Amalgamation, will you have any agreements or understandings, directly or indirectly, with any person to distribute the Common Stock?

☐ Yes
☐ No

(e)	If your response to Item 3(d) above is yes, please describe such agreements or understandings:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

4.	Beneficial Ownership

QUESTIONNAIRE-2

(a)	Is the beneficial holder of the Common Stock an SEC-reporting company?

☐ Yes
☐ No

(b)	If your answer to Item 4(a) above is no, name the individual or individuals who exercise voting or investment control over the Common Stock:

________________________________________________________________________________________________________

5.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Common Stock listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all). Such Common Stock may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Common Stock is sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Common Stock or otherwise, the undersigned may, in compliance with the Securities Act, enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock in the course of hedging positions they assume. The undersigned may also sell Common Stock short and deliver Common Stock to close out short positions, or loan or pledge Common Stock to broker-dealers that in turn may sell such securities.

State any exceptions here:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Common Stock without the prior agreement of Padres.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, beneficial owners of Common Stock are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

The undersigned acknowledges its obligation to comply with the provisions of the Securities Exchange Act of 1934 and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Common Stock pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Upon any sale of Common Stock pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Transfer Agent (with a copy to Padres) the Notice of Transfer (completed and signed) in the form attached to this Questionnaire as Exhibit A and hereby undertakes to do so.

QUESTIONNAIRE-3

In the event that the undersigned transfers all or any portion of the Padres Common Stock to be received in the Amalgamation after the date on which the information in this Questionnaire is provided to Padres, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations hereunder.

The undersigned agrees to promptly notify Padres of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof.

The undersigned understands that the information in this Questionnaire will be relied upon by Padres in connection with the preparation or amendment of the Shelf Registration Statement or related prospectus.

By signing below, the undersigned represents that the information provided herein is accurate and complete.

Once this Questionnaire is executed by the undersigned beneficial holder and received by Padres, the terms of this Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Padres and the undersigned beneficial holder. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

IN WITNESS WHEREOF the undersigned by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Name of Beneficial Holder: _________________________________
(Please Print)
Signature: ______________________________________________
Name: _________________________________________________
Title: __________________________________________________
Date: __________________________________________________

QUESTIONNAIRE-4

EXHIBIT A

FORM OF NOTICE OF TRANSFER

PURSUANT TO REGISTRATION STATEMENT

EquiServe Trust Company, N.A.

66 Brooks Drive

Braintree, Massachusetts 02184

with a copy to:

Padres, Inc.

1240 Crossman Avenue

Sunnyvale, California 94089-1116

Attention: General Counsel

Re:	Padres, Inc. (the “Company”)

Common Stock, par value $0.001 per share (the “Common Stock”)

Ladies and Gentlemen:

Please be advised that                      has transferred                      shares of the Company’s Common Stock pursuant to the Registration Statement on Form S-3 (File No. 333-            ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of Common Stock is named as a selling securityholder in the Prospectus dated                          , 20     or in amendments or supplements thereto, and that the number of Common Stock transferred are [a portion of] the Common Stock listed in such Prospectus as amended or supplemented opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

NOTICE OF TRANSFER-1

EXHIBIT G

FORM OF FIRPTA NOTIFICATION STATEMENT

STATEMENT OF NON-U.S. REAL PROPERTY HOLDING CORPORATION

STATUS PURSUANT TO TREASURY REGULATION

SECTIONS 1.1445-2(c)(3) ANC 1.897-2(h)

Pursuant to an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), dated as of December     , 2004 by and among PalmSource, Inc., a Delaware corporation (“Purchaser”), Cubs Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Amalgamation Sub”), China MobileSoft Ltd., a company organized under the laws of Bermuda (the “Company”), MobileSoft Technology (Nanjing) Corporation, Ltd., a company organized under the laws of the People’s Republic of China and wholly owned subsidiary of the Company (the “Operating Company”), One Degree Capital Corp., a corporation organized under the laws of British Columbia, Canada (the “Shareholder Representative”), solely for purposes of being and in its capacity as the Shareholder Representative, Jiping Wang, an individual, and Dr. John Ostrem, an individual (together with Jiping Wang, the “Founders”), Amalgamation Sub shall be amalgamated with the Company (the “Amalgamation”), the Company shall become a wholly owned subsidiary of Purchaser, the shareholders of the Company shall become stockholders of Purchaser and the outstanding rights to acquire equity of the Company shall become rights to acquire shares of common stock of Purchaser.

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. Real Property Interest (as that term is defined in Section 897(c)(1)(A)(ii) of the Code) must withhold tax if the transferor is a foreign person. In order to confirm that Purchaser, as transferee, is not required to withhold tax under Section 1445 from amounts paid to any shareholder upon the Merger, the undersigned, in her capacity as Chief Executive Officer of the Company, hereby certifies as follows:

1. The stock of the Company does not constitute a U.S. Real Property Interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code;

2. The determination in Paragraph 1 above is based on a determination by the Company that the Company is not and has not been a U.S. Real Property Holding Corporation as that term is defined in Section 897(c)(2) of the Code during the five-year period preceding the date of this Statement and Certification:

3. The Company’s U.S. employer identification number is                     ;

4. The Company’s office address is                     ; and

1

The information provided in this Statement and Certification is made in accordance with the requirements of Treasury Regulations 1.1445-2(c)(3) and 1.897-2(h).

Under penalties of perjury I declare that I have examined this Statement and Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

DATED: JANUARY , 2005	CHINA MOBILESOFT LTD., a company organized under the laws of Bermuda

By:
Name:
Its:

2